The information in this prospectus supplement is not complete and may be changed. A registration statement relating to these securities has been declared effective by the Securities and Exchange Commission. We are not using this prospectus supplement to offer to sell these securities or to solicit offers to buy these securities in any place where the offer or sale is not permitted.

Filed Pursuant to Rule 424(b)(3)
Registration No. 333-175508
Registration No. 333-175508-01

Subject to completion, dated February 14, 2013

Preliminary prospectus supplement

To prospectus dated July 12, 2011

American Axle & Manufacturing, Inc.

$400,000,000

    % Senior Notes due 2021

Guaranteed by American Axle & Manufacturing Holdings, Inc. and certain of our subsidiaries

Interest on the notes will be payable semiannually on                     and                     of each year, beginning                     , 2013. The notes will mature on                     , 2021.

American Axle & Manufacturing, Inc. (“AAM Inc.”) may redeem some or all of the notes at any time prior to                     , 2016 at a price equal to 100% of the principal amount of the notes plus accrued and unpaid interest plus a “make-whole” premium. Thereafter, we may redeem the notes, in whole or in part, at the redemption prices set forth in this prospectus supplement under “Description of the Notes.” We may on one or more occasions prior to                     , 2016, redeem up to 35% of the original principal amount of the notes with the net cash proceeds of one or more equity offerings at a price of     % of the principal amount thereof. If we experience specified kinds of changes in control we must offer to purchase the notes, as described herein under “Description of the Notes—Change of control.”

The notes will be AAM Inc.’s senior unsecured obligations and will rank equally with all of AAM Inc.’s other existing and future senior unsecured indebtedness. AAM Inc.’s obligations under the notes will be guaranteed on a senior unsecured basis, jointly and severally, by American Axle & Manufacturing Holdings, Inc. (“Holdings”), AAM Inc.’s parent corporation, and certain of AAM Inc.’s current and future subsidiaries (the “Subsidiary Guarantors,” and, together with Holdings, the “Guarantors”). The notes will be effectively junior to AAM Inc.’s existing and future secured indebtedness and structurally subordinated to the liabilities of AAM Inc.’s non-guarantor subsidiaries.

Investing in the notes involves risks. See “Risk Factors” beginning on page S-14.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of the notes or determined that this prospectus supplement or the accompanying prospectus is accurate or complete. Any representation to the contrary is a criminal offense.

	Per note		Total
Public offering price(1)		%	$
Underwriting discounts & commissions		%	$
Proceeds, before expenses, to us(1)		%	$
(1)	Plus accrued interest from , 2013 if settlement occurs after that date.

We expect that delivery of the notes will be made to investors in book-entry form through The Depository Trust Company on or about                     , 2013.

Joint book-running managers

BofA Merrill Lynch	J.P. Morgan	Barclays	Citigroup	RBC Capital Markets

Senior co-managers

KeyBanc Capital Markets	US Bancorp

Co-managers

HSBC	Huntington Investment Company

The date of this prospectus supplement is                     , 2013.

In making your investment decision, you should rely only on the information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus. We and the underwriters have not authorized anyone to provide you with any other information. If you receive any other information, you should not rely on it.

We and the underwriters are offering to sell the notes only in places where offers and sales are permitted.

You should not assume that the information contained or incorporated by reference in this prospectus supplement or the accompanying prospectus is accurate as of any date other than the date on the front cover of this prospectus supplement.

Prospectus Supplement

S-i

In this prospectus supplement, except as otherwise indicated or the context otherwise requires, “the company,” “we,” “us” and “our” refer to collectively (i) American Axle & Manufacturing, Inc., or AAM Inc., the issuer, a Delaware corporation, and its direct and indirect subsidiaries, including the Subsidiary Guarantors, and (ii) American Axle & Manufacturing Holdings, Inc., or Holdings, a Delaware corporation and the direct parent corporation of the issuer. Holdings has no material operations or assets other than its ownership of 100% of the issued and outstanding common stock of AAM Inc., the issuer of the notes. The “underwriters” refers to the firms listed in the section entitled “Underwriting” herein.

About This Prospectus Supplement

This prospectus supplement and the accompanying prospectus are part of a registration statement that we filed with the Securities and Exchange Commission, or SEC, utilizing a “shelf” registration process. In this prospectus supplement, we provide you with specific information about the notes that we are selling in this offering and about the offering itself. Both this prospectus supplement and the accompanying prospectus include or incorporate by reference important information about us, the notes and other information you should know before investing in the notes. This prospectus supplement also adds, updates and changes information contained in or incorporated by reference into the accompanying prospectus. To the extent that any statement that we make in this prospectus supplement is inconsistent with the statements made in the accompanying prospectus, the statements made in the accompanying prospectus are deemed modified or superseded by the statements made in this prospectus supplement. You should read both this prospectus supplement and the accompanying prospectus as well as additional information described under “Where You Can Find More Information” in the prospectus before investing in the notes.

S-ii

Forward-Looking Statements

In this prospectus supplement and the accompanying prospectus, including the documents incorporated by reference herein, we make statements concerning our expectations beliefs, plans, objectives goals, strategies and future events or performance. Such statements are “forward-looking” statements within the meaning of the Private Securities Litigation Reform Act of 1995 and relate to trends and events that may affect our future financial position and operating results. The terms “will,” “may,” “could,” “would,” “plan,” “believe,” “expect,” “anticipate,” “intend,” “project” and similar words or expressions, as well as statements in future tense, are intended to identify forward-looking statements.

Forward-looking statements should not be read as a guarantee of future performance or results, and will not necessarily be accurate indications of the times at, or by, which such performance or results will be achieved. Forward-looking statements are based on information available at the time those statements are made and/or management’s good faith belief as of that time with respect to future events and are subject to risks and may differ materially from those expressed in or suggested by the forward-looking statements. Important factors that could cause such differences include, but are not limited to:

•	global economic conditions, including the impact of the debt crisis in the Euro-zone;

•	reduced purchases of our products by General Motors Company (“GM”), Chrysler Group LLC (“Chrysler”) or other customers;

•	reduced demand for our customers’ products (particularly light trucks and sport utility vehicles (“SUVs”) produced by GM and Chrysler);

•	our ability or our customers’ and suppliers’ ability to successfully launch new product programs on a timely basis;

•	our ability to realize the expected revenues from our new and incremental business backlog;

•	our ability to respond to changes in technology, increased competition or pricing pressures;

•	supply shortages or price increases in raw materials, utilities or other operating supplies for us or our customers as a result of natural disasters or otherwise;

•	liabilities arising from warranty claims, product recall or field actions, product liability and legal proceedings to which we are or may become a party;

•	our ability to achieve the level of cost reductions required to sustain global cost competitiveness;

•	our ability to attract new customers and programs for new products;

•	price volatility in, or reduced availability of, fuel;

•	our ability to develop and produce new products that reflect market demand;

•	lower-than-anticipated market acceptance of new or existing products;

•	our ability to maintain satisfactory labor relations and avoid work stoppages;

•	our suppliers’, our customers’ and their suppliers’ ability to maintain satisfactory labor relations and avoid work stoppages;

S-iii

•

risks inherent in our international operations (including adverse changes in political stability, taxes and other law changes, potential disruptions of production and supply, and currency rate fluctuations);

•	availability of financing for working capital, capital expenditures, research & development (“R&D”) or other general corporate purposes, including our ability to comply with financial covenants;

•	our customers’ and suppliers’ availability of financing for working capital, capital expenditures, R&D or other general corporate purposes;

•	adverse changes in laws, government regulations or market conditions affecting our products or our customers’ products (such as the Corporate Average Fuel Economy (“CAFE”) regulations);

•	changes in liabilities arising from pension and other postretirement benefit obligations;

•	our ability to attract and retain key associates;

•	risks of noncompliance with environmental laws and regulations or risks of environmental issues that could result in unforeseen costs at our facilities;

•	our ability or our customers’ and suppliers’ ability to comply with the Dodd-Frank Act and other regulatory requirements and the potential costs of such compliance;

•	our ability to consummate and integrate acquisitions and joint ventures; and

•	other unanticipated events and conditions that may hinder our ability to compete.

It is not possible to foresee or identify all such factors and we make no commitment to update any forward-looking statement or to disclose any facts, events or circumstances after the date hereof that may affect the accuracy of any forward-looking statement.

S-iv

Summary

The following summary is qualified in its entirety by, and should be read in conjunction with, the more detailed information and financial statements (including the notes thereto) appearing elsewhere or incorporated by reference in this prospectus supplement and the accompanying prospectus. Because this is a summary it may not contain all the information that may be important to you. You should read the entire prospectus supplement and the accompanying prospectus, as well as the information incorporated by reference, before making an investment decision. Some of the statements in this “Summary” are forward-looking statements. Please see “Forward-Looking Statements” for more information regarding these statements.

Our business

We are a Tier I supplier to the automotive industry. We manufacture, engineer, design and validate driveline and drivetrain systems and related components and chassis modules for light trucks, SUVs, passenger cars, crossover vehicles and commercial vehicles. Driveline and drivetrain systems include components that transfer power from the transmission and deliver it to the drive wheels. Our driveline, drivetrain and related products include axles, chassis modules, driveshafts, power transfer units, transfer cases, chassis and steering components, driveheads, transmission parts and metal-formed products. In addition to locations in the United States (“U.S.”) (Michigan, Ohio, Indiana and Pennsylvania), we also have offices or facilities in Brazil, China, Germany, India, Japan, Luxembourg, Mexico, Poland, Scotland, South Korea, Sweden and Thailand.

We are the principal supplier of driveline components to GM for its rear-wheel drive (“RWD”) light trucks and SUVs manufactured in North America, supplying substantially all of GM’s rear axle and four-wheel drive and all-wheel drive axle requirements for these vehicle platforms. Sales to GM were approximately 73% of our total net sales in 2012 and 2011, and approximately 75% of our net sales in 2010.

We are the sole-source supplier to GM for certain axles and other driveline products for the life of each GM vehicle program covered by a Lifetime Program Contract (“LPC”). Substantially all of our sales to GM are made pursuant to the LPCs. The LPCs have terms equal to the lives of the relevant vehicle programs or their respective derivatives, which typically run 5 to 7 years, and require us to remain competitive with respect to technology, design and quality.

We are also the principal supplier of driveline system products for Chrysler’s heavy-duty Ram full-size pickup trucks and its derivatives. Sales to Chrysler were approximately 10% of our total net sales in 2012, 8% in 2011 and 9% in 2010. In addition to GM and Chrysler, we supply driveline systems and other related components to Volkswagen AG (“Volkswagen”), Mack Trucks Inc. (“Mack Truck”), PACCAR Inc., Harley-Davidson Inc., Tata Motors, Nissan Motor Co., Ltd. (“Nissan”), Ford Motor Company (“Ford”), Deere & Company, Scania AB, Audi AG (“Audi”) and other original equipment manufacturers (“OEMs”) and Tier I supplier companies such as Jatco Ltd. and Hino Motors Ltd. Our net sales to customers other than GM increased to $792.6 million in 2012 as compared to $710.0 million in 2011 and $563.0 million in 2010.

We estimate our principal served market to be approximately $33 billion, based on information available at the end of 2012. Our principal served market is the global driveline market, which consists of driveline, drivetrain and related components and chassis modules for light trucks, SUVs, passenger cars, crossover vehicles and commercial vehicles.

Business strategy

We are focused on profitable net sales growth and strengthening our balance sheet by capitalizing on our competitive strengths and continuing to diversify our customer, product, and geographic sales mix while providing exceptional value to our customers. Over the past several years, we have taken necessary restructuring actions that allowed us to make significant, permanent structural cost reductions which have enabled us to be market cost competitive on a global basis. We expect to benefit from these actions in the future as global economic conditions and the strength of the automotive industry continue to improve.

We have aligned our business strategy to build value for our key stakeholders. This strategy emphasizes a commitment to deliver industry leading quality, technology leadership and operational excellence. By focusing on this commitment, AAM can achieve our key critical business objectives of product and customer diversification, globalization and solid financial performance. This strategy includes the following actions:

Maintain our high quality standards which are the foundation of our product durability and reliability.

•	AAM has an outstanding daily track record for delivering quality products, having averaged less than 10 discrepant parts per million (“PPM”) since 2003, as measured by our largest customer.

•

Our quality performance has resulted in improved warranty performance for our customers. As a result, customer incidents per thousand vehicles have improved an average of 15% annually since 2006, as measured by our largest customer.

Achieve technology leadership by delivering innovative driveline products which improve the diversification of our product portfolio while increasing our total global served market.

•

AAM’s significant investment in research and development has resulted in the development of advanced technology products designed to assist our customers in meeting the market demands for higher fuel-efficiency; lower emissions; more sophisticated electronic controls; improved safety, ride and handling performance; and enhanced reliability and durability for light trucks, SUVs, passenger cars, crossover vehicles and commercial vehicles.

•

AAM won an industry-first order for our EcoTrac™ disconnecting AWD technology. AAM’s EcoTrac™ AWD system is a fuel-efficient and environmentally friendly driveline system that further enhances AAM’s technology leadership position by providing OEMs the option of an all-wheel-drive system that disconnects when not needed to improve fuel efficiency and reduce CO2 emissions compared to conventional AWD systems. AAM’s EcoTrac™ AWD system will be featured on a major passenger car and crossover vehicle program beginning in 2013.

•

In the first quarter of 2012, we paid $4.0 million to acquire the remaining shares of e-AAM Driveline Systems AB (“e-AAM”). e-AAM, previously a joint venture between AAM and Saab Automobile AB (“Saab”), was created to design and commercialize electric and hybrid driveline systems designed to improve fuel efficiency, reduce CO2 emissions and provide AWD capability. AAM now has 100% ownership of e-AAM, and will continue engineering, developing and commercializing electric and hybrid driveline systems for passenger cars and crossover vehicles.

•

AAM has established a high efficiency product portfolio that is designed to improve axle efficiency and fuel economy through innovative product design technologies. Our line-up of high efficiency axles for rear-wheel drive and AWD vehicles are now featured on GM’s all-new Cadillac ATS, which was named the 2013 North American Car of the Year.

Sustain our operational excellence and focus on cost management to deliver exceptional value to our customers.

•

Our focus on cost management has led to sustainable structural reductions in AAM’s fixed cost structure. We continue to focus on cost management through the implementation of the AAM Manufacturing System to improve quality, eliminate waste, reduce lead time and total costs globally.

•

We successfully extended our stand alone United Automobile, Aerospace and Agricultural Implement Workers of America (“UAW”) agreement that covers hourly associates at our Three Rivers Manufacturing Facility to ensure market competitiveness at AAM’s largest U.S. facility into 2017. We have also negotiated collective bargaining agreements that cover our hourly associates at our Colfor Manufacturing Inc. and MSP Industries Corporation subsidiaries into 2014 and 2017, respectively.

•

With the closure of our Detroit Manufacturing Complex (“DMC”) and Cheektowaga Manufacturing Facility (“CKMF”) in 2012, we have achieved market cost competitive labor structures at each of our global locations.

Diversify our business through the growth of new and existing customer relationships and expansion of our product portfolio.

•

In addition to maintaining and building upon our long standing relationships with GM and Chrysler, we have focused on generating profitable growth with new and existing global OEM customers, as well as commercial vehicle, off-road and emerging market OEMs. As a result, new business launches in 2012 included business with Volkswagen, Audi, Nissan, Ford, Mercedes-Benz, Daimler Truck, Tata Motors, Jaguar Land Rover, The Volvo Group and Mahindra Navistar. New and expanded business launches in 2013 through 2015 include business with Chrysler-Fiat, Daimler Truck, Ford, Honda, Jaguar Land Rover, Nissan, Tata Motors, The Volvo Group, Mercedes-Benz and others.

•

We have accelerated the development and launch of products for passenger cars and crossover vehicles and the global light truck and commercial vehicle markets. We have approximately $1.25 billion of new and incremental business backlog launching from 2013 to 2015, of which approximately 65% relates to AWD and RWD applications for passenger cars, crossover vehicles and driveline applications for the commercial vehicle market.

•

Approximately 50% of our new and incremental business backlog launching from 2013 to 2015 is for customers other than GM. In addition, we are quoting on approximately $500 million in new business opportunities to continue the diversification and expansion of our customer base, product portfolio and global footprint. Over 95% of these opportunities are for customers other than GM.

Achieve globalization by increasing our presence in growth markets to support our customers’ global platforms.

•

Over the past few years, we have significantly increased our installed capacity in cost competitive global growth markets to support current programs and future opportunities. Specific actions included expanding facilities in Brazil, Mexico and Poland and constructing new facilities in India, Mexico and Thailand.

•	In 2011, we also expanded our existing joint venture with Hefei Automobile Axle Co., Ltd. (“HAAC”), a subsidiary of the JAC Group (Anhui Jianghuai Automotive Group Co., Ltd.) to include

100% of HAAC’s light commercial axle business. By adding the light and medium duty commercial axle business, this expanded joint venture will supply front and rear beam axles to several leading Chinese light truck manufacturers, including JAC and BAIC Foton, making AAM the second largest axle supplier in China’s light commercial truck segment.

•

Approximately 40% of our $1.25 billion of new and incremental business backlog launching from 2013 to 2015 is for end use markets outside the U.S. and approximately 65% has been sourced to our manufacturing facilities outside the U.S.

Achieve solid financial performance to build value for our key stakeholders.

•

Over the past three years, AAM’s compound annual growth rate (“CAGR”) for sales has exceeded the growth rate of the industry. AAM’s new and incremental business backlog will continue to drive our sales growth to exceed a targeted 10% CAGR through 2015. This is approximately double the rate of growth expected for the industry, which is expected to grow by 4%-5% based on current industry estimates.

•

We have established a cost competitive, operationally flexible global manufacturing, engineering and sourcing footprint by re-aligning our global installed capacity to increase our presence in global growth markets, support global product development initiatives and establish regional cost competitiveness. This includes having manufacturing facilities in Brazil, China, India, Mexico, Poland, Scotland, Thailand and the U.S.

Competition and strengths

We compete with a variety of independent suppliers and distributors, as well as with the in-house operations of certain OEMs. Our principal competitors include Dana Holding Corporation, GKN plc, Magna International Inc., ZF Friedrichshafen AG, Linamar Corporation, Meritor Inc. and the in-house operations of various global OEMs. The sector is also attracting new competitors from Asia, some of whom are entering both of our product lines through the acquisition of OEM non-core operations.

With a focus on engineering and manufacturing, we support our business strategy and differentiate ourselves through outstanding long-term daily track records on quality, reliability, delivery and launch performance. We reduced our discrepant PPM performance, as measured by our largest customer, from 13,441 PPM in 1994 to an average of less than 10 PPM for the last 10 years.

We have converted our former fixed legacy labor cost structure to a highly flexible, competitive and variable cost structure.

We continuously evaluate the need to rationalize excess capacity through consolidation, divestiture, idling or closing facilities to maximize productivity and capacity utilization and further minimize operating and overhead costs. This is evidenced by the following actions:

•

In the first quarter of 2012, we closed DMC and CKMF upon the expiration of our collective bargaining agreement for these locations with the International UAW. The programs previously sourced to these locations were moved to our market cost competitive North American facilities. DMC’s business was resourced to Three Rivers Manufacturing Facility, our largest U.S. manufacturing facility, and CKMF’s business was resourced to the facilities in Indiana, Ohio and Mexico.

•	In 2011, we closed our Spurrier Manufacturing Facility in England. In 2010, we idled and subsequently closed our Salem Manufacturing Facility (part of our Colfor Manufacturing operations) and consolidated its operations within our two remaining facilities in Ohio. We also idled and consolidated certain administrative and engineering facilities in Michigan.

All of our global facilities utilize the AAM Manufacturing System, a business philosophy focused on lean manufacturing designed to facilitate cost reductions, improve quality, reduce inventory and improve our operating flexibility. This philosophy is demonstrated through the following:

•

Ability to drive home the benefits of market cost competitiveness and productivity initiatives—Our Three Rivers Manufacturing Facility was named one of the 10 best plants in North America by IndustryWeek Magazine, which recognizes North American manufacturing facilities that foster productive and competitive work environments and optimize customer satisfaction. The AAM Manufacturing System and associate involvement were noted as key enablers for the plant to be awarded new business.

•

Recognition for demonstrating outstanding achievements in manufacturing processes, quality enhancements, productivity improvement and customer satisfaction—Our Guanajuato Manufacturing Complex is a “Shingo Prize” award recipient for Manufacturing Excellence, which focuses on lean manufacturing techniques and promotes world-class business performance through continuous improvements in core manufacturing and business processes.

Industry trends

There are a number of significant trends affecting the highly competitive automotive industry. As general economic and industry specific conditions continue to stabilize and improve, the global automotive industry continues to experience intense competition, volatile fuel, steel, metallic and other commodity prices and significant pricing pressures. At the same time, the industry is focused on investing in future products that will incorporate the latest technology, meet changing customer demands and comply with more stringent government regulations.

In 2012, the U.S. Seasonally Adjusted Annual Rate of sales (“SAAR”) increased to 14.4 million units from 12.7 million in 2011. While the increase in production levels represents a significant year-over-year improvement, these production levels remain depressed in comparison to the 16.1 million U.S. SAAR experienced in 2007. Factors such as the depressed U.S. housing market and continued high unemployment rates may still hinder a full recovery of the domestic automotive industry over the next few years. Additionally, continued turmoil in the European credit markets and the debt crisis in the Euro-zone pose potential constraints to market stability and global growth in the automotive industry. However, as a result of the significant restructuring actions that were implemented over the previous years, and the increasing age of vehicles currently on the road, we expect that the U.S. domestic OEMs and their suppliers will continue to capitalize on these increased volumes and provide improved financial performance as the industry recovers.

Global automotive production

The trend toward the globalization of automotive production continues to intensify in regions such as Asia (particularly China, India, South Korea and Thailand), Eastern Europe and South America. Automotive production in these regions is expected to continue to grow while production in the traditional automotive production centers such as North America, Western Europe and Japan are continuing to improve from recent declines. We have significantly increased our global installed capacity to support current programs and future opportunities while reducing our installed capacity in the U.S. We have expanded our facilities in Brazil, Mexico and Poland, constructed new facilities in India, Mexico and Thailand and increased our investment in our China joint venture. We also have offices in Brazil, China, Germany, India, South Korea and Sweden to support these developing markets. We expect our business activity in these markets to increase significantly over the next several years. Approximately 40% of our new and incremental business backlog is for end use markets outside the U.S. and approximately 65% has been sourced to our manufacturing facilities outside the U.S.

Steel and other metallic commodities

Worldwide commodity market conditions have resulted in volatile steel and other metallic material prices. As general economic conditions have improved and production levels increased in 2012, demand for these commodities has grown and prices have risen. We have taken actions to mitigate the impact of this trend through commercial agreements with our customers, strategic sourcing arrangements with suppliers and technology advancements that result in using less metallic content or less expensive metallic content in the manufacturing of our products. The majority of our sales contracts with our largest customers provide price adjustment provisions for metal market price fluctuations. We do not have metal market price provisions with all of our customers for all of the parts that we sell. We also have agreed to share in the risk of metal market price fluctuations in certain customer contracts. As a result, we may experience higher net costs for raw materials. These cost increases would come in the form of metal market adjustments and base price increases. We currently have contracts with our steel suppliers that ensure continuity of supply to our principal operating facilities in North America. We also have validation and testing capabilities that enable us to strategically qualify steel sources on a global basis.

Price pressure

Year-over-year price reductions are a common competitive practice in the automotive industry. As OEMs continue to demand cost cutting initiatives, we anticipate increased pressure to reduce the cost of our own operations. The majority of our products are sold under long-term contracts with prices scheduled at the time the contracts are established. Many of our contracts require us to reduce our prices in subsequent years and most of our contracts allow us to adjust prices for engineering changes. We do not believe that the price reductions we have committed to our customers will have a material adverse impact on our future operating results because we intend to lessen the impact of such price reductions through continued cost reductions, efficiency improvements or other productivity initiatives.

Increase in demand for alternative energy sources and electronic integration

With a shift towards aggressive, environmentally focused legislation in the U.S., we have observed an increased demand for technologies designed to help reduce emissions, increase fuel economy and minimize the environmental impact of vehicles. In August 2012, the Obama Administration announced the new CAFE standard for cars and light-duty trucks, raising the standard to the equivalent of 54.5 miles per gallon, by 2025. As a result, OEMs and suppliers are competing intensely to develop and market new and alternative technologies, such as electric vehicles, hybrid vehicles, fuel cells, diesel engines and efficiency improvements of driveline systems to improve fuel economy and emissions.

The electronic content of vehicles continues to expand, largely driven by consumer demand for greater vehicle performance, functionality, and affordable convenience options. This demand is a result of increased communication abilities in vehicles as well as increasingly stringent regulatory standards for energy efficiency, emissions reduction and increased safety. As these electronics continue to become more reliable and affordable, we expect this trend to continue. The increased use of electronics provides greater flexibility in vehicles and enables the OEMs to better control vehicle stability, fuel efficiency, and safety while improving the overall driving experience. Suppliers with enhanced capability in electronic integration have greater sourcing opportunities with OEMs and may be able to obtain more favorable pricing for these products.

We are responding to the continuing change in vehicle mix in the North American market as well as expected increases in CAFE regulations, with ongoing R&D efforts that focus on fuel economy, emission reduction and environmental improvements. These efforts position us to compete as this product mix shift continues and have led to new business awards for products that support AWD and RWD passenger cars and crossover vehicles. We are continuing to invest in the development of advanced products focused on fuel economy, mass reductions, vehicle safety and performance leveraging electronics and technology. We have increased our focus on alternative energy and electronics by investing in product development that is consistent with the continued shift in market demand. Approximately 60% of AAM’s new and incremental business backlog launching from 2013 to 2015, which is an estimated $1.25 billion, relates to AAM’s newest AWD systems for passenger cars and crossover vehicles. In 2010, we entered into a joint venture with Saab in which the new company, e-AAM (now our wholly-owned subsidiary), was created to engineer and develop electric and hybrid driveline systems to be commercialized for passenger cars and crossover vehicles. These systems are designed to improve fuel efficiency by up to 30%, reduce CO2 emissions and provide AWD capability with the additional benefit of improved vehicle stability when compared to traditional mechanical AWD systems. We have also developed and commercialized a disconnecting AWD system, which strengthens AAM’s position as a leader in global driveline systems technology. AAM’s EcoTrac™ disconnecting AWD system is an industry-first technology that seamlessly engages AWD functionality while improving fuel efficiency and reducing CO2 emissions. The system will be featured on a passenger car and crossover vehicle platform launching in 2013.

AAM also develops and manufactures high-efficiency axle systems which improve axle efficiency and fuel economy by using proprietary technologies to optimize product design and lubrication efficiency, while also significantly reducing friction. In 2012, AAM launched a high efficiency axle on the Cadillac ATS compact luxury sport sedan. Through the development of our EcoTrac™ disconnecting AWD system, our high efficiency axles and our e-AAM subsidiary, we have significantly advanced our efforts to improve fuel efficiency and ride and handling performance while reducing emissions.

Concurrent tender offer for 7.875% Notes

Concurrently with this offering, we are conducting a tender offer to purchase any and all of our outstanding 7.875% Senior Notes due 2017 (the “7.875% Notes”). $300.0 million aggregate principal amount of our 7.875% Notes are outstanding. The tender offer is conditioned upon the completion of this offering, as well as other conditions. We currently intend to, at our sole discretion, redeem any 7.875% Notes that are not tendered in the tender offer in accordance with the terms of the indenture governing the 7.875% Notes.

This prospectus supplement is not an offer to purchase or a solicitation of an offer to sell the 7.875% Notes. The tender offer for the 7.875% Notes is being made only by and pursuant to the terms of the Offer to Purchase, dated February 14, 2013, and related Letter of Transmittal, as each may be amended or supplemented from time to time.

Assuming the purchase of 100% of our outstanding 7.875% Notes pursuant to the concurrent tender offer described above, we expect to incur approximately $11.3 million of debt refinancing and redemption costs in the first quarter of 2013.

Our executive offices are located at One Dauch Drive, Detroit, Michigan 48211-1198, and our telephone number is (313) 758-2000.

The Offering

The following is a brief summary of the terms of this offering of the notes and the guarantees. For a more complete description, see “Description of the Notes” in this prospectus supplement and the accompanying prospectus.

Issuer	American Axle & Manufacturing, Inc.

Notes Offered	$400 million aggregate principal amount of % senior notes due , 2021.

Maturity	The notes will mature on , 2021 unless redeemed earlier by us as described in “Description of the Notes—Optional redemption.”

Interest Payment Dates	and of each year, beginning on , 2013. Interest will accrue from , 2013.

Guarantees	The notes will be unconditionally guaranteed on a senior unsecured basis, jointly and severally, by Holdings, each of our subsidiaries that is, on the date the notes are issued, a guarantor of our obligations under the 6.625% senior unsecured notes due October 15, 2022 (the “6.625% Notes”) (as described under “Description of Certain Other Indebtedness”), and certain of our future subsidiaries. See “Description of the Notes—Guarantees” and “Description of the Notes—Material covenants—Future subsidiary guarantors.”

At the time the notes are assigned an investment grade rating by Standard & Poor’s Ratings Group, Inc. (“Standard & Poor’s”) and Moody’s Investors Services, Inc. (“Moody’s Investors Services”) and no default or event of default has occurred or is continuing, we may elect to suspend the subsidiary guarantees. If either rating on the notes should subsequently decline to below investment grade, the subsidiary guarantees will be reinstated.

Ranking	The notes will be our senior unsecured obligations and, as guaranteed, will rank equally in right of payment to the senior unsecured indebtedness of AAM Inc. and the Guarantors (as defined herein), effectively junior to all of the secured indebtedness (including obligations with respect to the Amended and Restated Credit Agreement dated as of January 9, 2004, as amended and restated on August 31, 2012, among Holdings, AAM, the lenders party thereto and JPMorgan Chase Bank, N.A., as administrative agent (the “Revolving Credit Agreement”) and our 9.25% senior secured notes due 2017 (the “9.25% Notes”)) of AAM Inc., Holdings and the Subsidiary Guarantors (as defined herein), to the extent of the assets securing that indebtedness, and effectively junior to all indebtedness and other liabilities of our non-guarantor subsidiaries. See “Description of the Notes—Ranking.”

As of December 31, 2012, after giving effect to the offering of the notes and the application of proceeds therefrom, including the assumed purchase of 100% of the outstanding 7.875% Notes in the concurrent tender offer, there would have been outstanding:

•

$1,487.5 million of senior indebtedness of the Issuer, of which $337.5 million is secured, exclusive of unused commitments of $414.6 million under the revolving bank financing commitments under the Revolving Credit Agreement (the “Revolving Credit Facility”);

•	$5.6 million of senior indebtedness of the Guarantors, all of which is secured; and

•	$61.0 million of total indebtedness of the non-guarantor Subsidiaries (as defined herein) of the Issuer. See “Use of proceeds.”

Optional Redemption	Prior to , 2016, we will have the option to redeem some or all of the notes for cash at a redemption price equal to 100% of their principal amount plus an applicable make-whole premium (as described in this prospectus supplement under “Description of the Notes—Optional redemption”) plus accrued and unpaid interest to the redemption date. Beginning on , 2016, we may redeem some or all of the notes at the redemption prices set forth in this prospectus supplement under “Description of the Notes—Optional redemption” plus accrued and unpaid interest to the redemption date.

In addition, on any one or more occasions prior to , 2016, we may redeem up to 35% of the original principal amount of the notes with the net cash proceeds of one or more equity offerings at a redemption price of % of the principal amount thereof plus accrued and unpaid interest to the redemption date.

Change of Control	Upon the occurrence of a change of control, you will have the right, as holders of the notes, to require us to repurchase some or all of your notes equal to 101% of their principal amount, plus accrued and unpaid interest to the repurchase date. See “Description of the Notes—Change of control” in this prospectus supplement.

Covenants	The terms of the notes contain covenants for your benefit. These covenants restrict Holdings’ and our ability, with certain exceptions, to:
•	engage in consolidations and mergers or sell or transfer assets;
•	incur debt secured by certain liens; and
•	engage in certain sale and leaseback transactions.

See “Description of the Notes—Material covenants” in this prospectus supplement and the accompanying prospectus.

Use of Proceeds	We intend to use the net proceeds from the offering to fund the purchase of 100% of our 7.875% Notes in the tender offer, including the payment of accrued interest, and for general corporate purposes, including the repayment of outstanding indebtedness. See “Use of Proceeds.”

Form and Denomination	The notes will be issued in minimum denominations of $1,000 and any integral multiples thereof.

Settlement Date	, 2013 (T + ).

Risk Factors	See “Risk Factors” and other information included or incorporated by reference in this prospectus supplement and the accompanying prospectus for a discussion of certain factors you should carefully consider before deciding to invest in the notes.

Summary Consolidated Financial Data

The summary consolidated financial data for Holdings for each of the years ended December 31, 2010, 2011 and 2012 have been derived from our audited consolidated financial statements included in our Form 10-K for the year ended December 31, 2012, which is incorporated by reference herein. This financial data should be read in conjunction with the consolidated financial statements and related notes incorporated by reference in this prospectus supplement and the accompanying prospectus. See “Where You Can Find More Information” in the accompanying prospectus.

	Twelve Months Ended December 31,
(in millions, except per share data)	2010	2011		2012
Statement of income data:
Net sales	$2,283.0	$2,585.0		$2,930.9
Gross profit	401.7	455.1		399.7
Operating income	204.1	223.4		156.4
Net interest expense	(85.2)	(82.7)		(101.0)
Income before income taxes	118.8	138.1		31.5
Net income	114.5	137.1	(a)(b)	366.7	(a)(b)(c)
Net income attributable to AAM	115.4	142.8	(a)(b)	367.7	(a)(b)(c)
Diluted earnings per share	$1.55	$1.89		$4.87
Diluted shares outstanding	74.5	75.4		75.4
Balance sheet data:
Cash and cash equivalents	$244.6	$169.2		$62.4
GM postretirement cost sharing asset	244.4	260.2		259.7
Net property, plant & equipment	936.3	971.2		1,009.7
Total assets	2,114.7	2,328.7		2,866.0
Postretirement benefits and other long-term liabilities	881.1	896.1		840.2
Total long-term debt	1010.0	1,180.2		1,454.1
Total AAM stockholders’ deficit	(479.5)	(425.5)		(120.8)
Other data:
Cash provided by (used in) operating activities	$240.3	$(56.3)		$(175.5)
Cash used in investing activities	(107.0)	(184.1)		(185.4)
Cash provided by (used in) financing activities	(66.4)	167.2		253.5
Capital expenditures	108.3	163.1		207.6

Earnings before interest expense, income taxes and depreciation and amortization (“EBITDA”):	Twelve Months Ended December 31,
	2010	2011		2012
Net income attributable to AAM	$115.4	$142.8	(a)(b)	$367.7	(a)(b)(c)
Interest expense	89.0	83.9		101.6
Income tax expense (benefit)	4.3	1.0		(335.2)
Depreciation and amortization	131.6	139.4		152.2

EBITDA(d)	$340.3	$367.1		$286.3

(a)	Includes net special charges, curtailment gains, asset impairments and asset redeployment and other restructuring costs associated with plant closures of $40.6 million in 2012 (including $28.7 million of expense related to contractual termination benefits provided to certain eligible UAW associates as a result of the DMC and CKMF plant closures); asset impairments, other non-recurring costs and tax refunds of $16.6 million in 2011 (including $0.5 million related to the non-controlling interest portion of a $1.6 million asset impairment recorded by e-AAM).

(b)	Includes charges of $19.8 million in 2012 and $3.1 million in 2011 related to debt refinancing and redemption costs.

(c)	Includes the impact of the reversal of our valuation allowance on U.S. federal deferred tax assets of $337.5 million in the fourth quarter of 2012.

(d)	The above table reconciles our net income (loss) attributable to AAM to EBITDA for each period presented. EBITDA is a non-GAAP financial measure. The reconciliations are intended to facilitate analysis of our business and our operating performance. We use EBITDA to evaluate our operating performance and liquidity and they are among the primary measures used by management for planning and forecasting of future periods. We believe the presentation of these matters is relevant and useful for investors because it allows investors to view results in a manner similar to the method used by management and makes it easier to compare our results with other companies that have different financing and capital structures. This information is not and should not be viewed as a substitute for financial measures determined under GAAP. Other companies may calculate EBITDA financial measures differently.

Risk Factors

You should carefully consider the specific risk factors set forth below as well as the other information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus before deciding to invest in the notes. See Item 1A “Risk Factors” in our Annual Report on Form 10-K for the fiscal year ended December 31, 2012. Some factors in this section are “forward-looking statements.” For a discussion of those statements and of other factors for investors to consider, see “Forward-Looking Statements.”

Risks relating to this offering

The notes do not restrict our ability to incur additional debt, including debt of our subsidiaries, or prohibit us from taking other action that could negatively impact holders of the notes and the notes will be structurally subordinated to the debt and other liabilities of subsidiaries that do not guarantee the notes.

We are not restricted under the terms of the indenture or the notes from incurring additional indebtedness, including indebtedness of our subsidiaries.

Not all of our subsidiaries will guarantee the notes. In the event of a bankruptcy, liquidation or reorganization of any of our non-guarantor subsidiaries, including any of our foreign subsidiaries, holders of their indebtedness and their trade creditors will generally be entitled to payment of their claims from the assets of those entities before any assets are made available for distribution to us. As a result, the notes will effectively be subordinated to the prior payment of all of the liabilities of our non-guarantor subsidiaries.

As of December 31, 2012, the non-guarantor subsidiaries of AAM Inc. had total assets of $1,374.6 million and total liabilities (net of intercompany receivables) of $753.2 million (including indebtedness of $61.0 million). For the year ended December 31, 2012, the non-guarantor subsidiaries of AAM Inc. had net sales of $2,036.9 million and generated net income attributable to AAM Inc. of $24.3 million. See note 15 to Holdings’ consolidated financial statements as of and for the year ended December 31, 2012, as included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2012.

The terms of the indenture limit our ability to secure additional debt without also securing the notes and to enter into sale and leaseback transactions. However, these limitations are subject to numerous exceptions. See “—The notes are unsecured and effectively subordinated to our existing and future secured indebtedness” and “Description of the Notes—Material covenants” in the prospectus supplement and the accompanying prospectus. In addition, the notes do not require us to achieve or maintain any minimum financial results relating to our financial position or results of operations. Our ability to recapitalize, incur additional debt, secure existing or future debt or take a number of other actions that are not limited by the terms of the indenture and the notes could have the effect of diminishing our ability to make payments on the notes when due.

The notes are unsecured and effectively subordinated to our existing and future secured indebtedness.

Our obligations under the notes will not be secured by any of our assets, while our obligations under the Revolving Credit Facility and the 9.25% Notes are secured on a first priority basis by all or substantially all of the assets of Holdings, AAM Inc. and each Subsidiary Guarantor, including a pledge of all capital stock of AAM Inc. and the Subsidiary Guarantors and a portion of the capital stock of the first tier foreign subsidiaries of Holdings, AAM Inc. and the Subsidiary Guarantors.

Therefore, the lenders under the Revolving Credit Facility and the holders of the 9.25% Notes and holders of any other secured debt that we or our subsidiaries may incur in the future, will have claims with respect to these assets that have priority over the claims of the holders of the notes.

In the event that we are declared bankrupt, become insolvent or are liquidated or reorganized, holders of secured obligations will be entitled to be paid to the extent of the assets securing such debt. Thereafter, holders of the notes will participate ratably with all holders of our other senior unsecured indebtedness, based upon the respective amounts owed to each holder or creditor, in our remaining assets. In any of the foregoing events, we cannot assure you that there will be sufficient assets to pay amounts due on the notes. As a result, holders of the notes may receive less, ratably, than holders of our secured indebtedness.

As of December 31, 2012, after giving effect to the offering of the notes and the application of proceeds therefrom, including the assumed purchase of 100% of the outstanding 7.875% Notes in the concurrent tender offer, we would have had $337.5 million of secured indebtedness. We had approximately $414.6 million of secured debt available for additional borrowing under our Revolving Credit Facility as of December 31, 2012. See “Description of Certain Other Indebtedness.”

Our significant indebtedness could adversely affect our financial health and prevent us from fulfilling our obligations.

We have now and will continue to have a significant amount of indebtedness. As of December 31, 2012, after giving effect to this offering and the application of the net proceeds therefrom as described under “Use of Proceeds,” our total outstanding indebtedness, including the notes offered hereby, would have been approximately $1,554.1 million, of which $337.5 million would have been secured, and we would have had $414.6 million available for additional secured borrowing under our Revolving Credit Facility.

Our significant indebtedness could have material consequences. For example, it could:

•	make it more difficult for us to satisfy our debt obligations;

•	increase our vulnerability to general adverse economic and industry conditions;

•	impair our ability to obtain additional financing in the future for working capital needs;

•	limit the amount of cash available for capital expenditures and other activities, including acquisitions and general corporate purposes;

•

require us to dedicate a substantial portion of our cash flows from operations to the payment of principal and interest on our indebtedness, thereby reducing the availability of our cash flows to fund working capital needs, capital expenditures, acquisitions and other general corporate purposes;

•	limit our flexibility in planning for, or reacting to, changes in our business and the industry in which we operate;

•	place us at a disadvantage compared to our competitors that have less indebtedness; and

•	expose us to higher interest expense in the event of increases in interest rates to the extent any of our indebtedness bears interest at a variable rate.

Any of these risks could impact our ability to fund our operations or limit our ability to expand our business, which could have a material adverse effect on our business, financial condition and results of operations.

To service our indebtedness and fund our working capital and capital expenditures, we will require a significant amount of cash. Our ability to generate cash depends on many factors beyond our control.

Our ability to make payments on our indebtedness will depend upon our future operating performance and our ability to generate cash flow in the future, which are subject to general economic, financial, competitive, legislative, regulatory and other factors that are beyond our control. We cannot assure you that our business will generate sufficient cash flow from operations, or that future borrowings will be available to us, in an amount sufficient to enable us to pay our indebtedness or to fund our other liquidity needs. If the cash flow from our operating activities is insufficient, we may take actions, such as delaying or reducing capital expenditures, attempting to restructure or refinance our indebtedness prior to maturity, selling assets or operations or seeking additional equity capital. Any or all of these actions may be insufficient to allow us to service our debt obligations. Further, we may be unable to take any of these actions on commercially reasonable terms, if at all.

We may be unable to refinance our outstanding indebtedness, including the notes.

We may need to refinance all or a portion of our indebtedness before the maturity date of the notes, including indebtedness under the indentures governing our senior notes. Our 7.875% Notes are the subject of a concurrent tender offer, our 9.25% Notes are due in 2017, our 7.75% senior unsecured notes are due in 2019 (the “7.75% Notes”) and the 6.625% Notes are due in 2022. In addition, a portion of the Revolving Credit Facility matures in June 2013. There can be no assurance that we will be able to obtain sufficient funds to enable us to repay or refinance our debt obligations on commercially reasonable terms or at all.

Covenants in our Revolving Credit Agreement, indentures and other indentures and agreements that we may enter into in the future may limit our ability to operate our business.

The Revolving Credit Agreement and the 9.25% Notes contain covenants that restrict our ability to make distributions or other payments to our investors. In addition, these agreements include covenants restricting the ability, among other things, of AAM Inc. to:

•	make certain investments;

•	declare or pay dividends or distributions on capital stock;

•	redeem or repurchase capital stock and certain debt obligations;

•	incur liens;

•	incur indebtedness; and

•	merge, make acquisitions and sell assets.

These restrictions could limit our ability to make borrowings, obtain debt financing, repurchase stock, refinance or pay principal or interest on our outstanding indebtedness, complete acquisitions for cash or debt or react to changes in our operating environment. Any credit agreement or indenture that we may enter into in the future may have similar restrictions.

If we default under the Revolving Credit Agreement or any of our indentures because of a covenant breach or otherwise, all outstanding amounts thereunder could become immediately due and payable. We cannot assure you that we will be able to obtain a waiver under any credit agreement, indenture or similar instrument in the future should a default occur. We cannot assure you that we would have sufficient funds to repay all of the outstanding amounts under the Revolving Credit Agreement, indenture governing our senior secured notes and indentures governing our unsecured senior notes and convertible senior notes and the notes offered hereby, and any acceleration of amounts due would have a material adverse effect on our liquidity and financial condition.

A significant portion of our assets consists of goodwill and intangible assets.

As of December 31, 2012, 5.8% of our assets consisted of goodwill and intangible assets. The value of our assets and, in particular, our intangible assets will depend on market conditions, the availability of buyers and similar factors. By their nature, our intangible assets may not have a readily ascertainable market value or may not be readily saleable or, if saleable, there may be substantial delays in their liquidation.

We depend on cash from our subsidiaries to service our debt. If we do not receive cash distributions, dividends or other payments from our subsidiaries, we may be unable to make payments on the notes.

We are dependent upon the earnings and cash flows of, and cash distributions, dividends and other payments from, our subsidiaries to provide the funds necessary to meet our debt service obligations, including the required payments on the notes. If we do not receive such cash distributions, dividends or other payments from our subsidiaries, we may be unable to pay the principal or interest on the notes. In addition, the Subsidiary Guarantors will rely on subsidiaries of their own as a source of funds to meet any obligations that might arise under their guarantees.

Generally, the ability of a subsidiary to make cash available to its parent is affected by its own operating results and is subject to applicable laws and contractual restrictions contained in its debt instruments and other agreements.

Although the indenture governing the 9.25% Notes and the Revolving Credit Agreement limit the extent to which our subsidiaries may restrict their ability to make dividend and other payments to us, these limitations are subject to significant qualifications and exceptions. As a result, although our subsidiaries may have cash, we or our Subsidiary Guarantors may be unable to obtain that cash to satisfy our obligations under the notes or the guarantees, as applicable.

Holdings’ guarantee provides little, if any, additional credit support for the notes.

Holdings is a holding company whose only material asset is AAM Inc. capital stock. Holdings’ sole source of operating income and cash flow is currently derived from AAM Inc. Accordingly, Holdings is dependent upon the earnings and cash flows of, and cash distributions, dividends and other payments from, AAM Inc. to provide the funds necessary to meet its obligations under its guarantee. As a result, Holdings’ guarantee provides little, if any, additional credit support for the notes.

We may be unable to repurchase the notes upon a change of control.

Under the indenture governing the notes offered hereby, each holder of notes may require us to repurchase all of such holder’s notes at a purchase price equal to 101% of the principal amount thereof, plus accrued and unpaid interest, if certain “change of control” events occur. See “Description of the Notes—Change of control.”

However, it is possible that we will not have sufficient funds when required under the indenture to make the required repurchase of the notes. If we fail to repurchase notes in that circumstance, we will be in default under the indenture governing the notes. If we are required to repurchase a significant portion of the notes, we may require third party financing. We cannot be sure that we would be able to obtain third party financing on acceptable terms, or at all.

The agreements governing our other indebtedness contain, and future agreements may contain, prohibitions of certain events, including events that would constitute a change of control or an asset sale and including repurchases of or other prepayments in respect of the notes. The exercise by the holders of notes of their right to require us to repurchase the notes pursuant to a change of control offer could cause a default under these other agreements, even if the change of control itself does not, due to the financial effect of such repurchases on us. In the event a change of control offer is required to be made at a time when we are prohibited from purchasing notes, we could attempt to refinance the borrowings that contain such prohibition. If we do not obtain a consent or repay those borrowings, we will remain prohibited from purchasing notes. In that case, our failure to purchase tendered notes would constitute an event of default under the indenture which could, in turn, constitute a default under the other indebtedness. Finally, our ability to pay cash to the holders of notes upon a repurchase may be limited by our then existing financial resources.

There may be no public trading market for the notes.

We have not applied and do not intend to apply for listing of the notes on any securities exchange or any automated quotation system. As a result, a market for the notes may not develop or, if one does develop, it may not be maintained. If an active market for the notes fails to develop or be sustained, the trading price and liquidity of the notes could be adversely affected.

If you are able to resell your notes, many other factors may affect the price you receive, which may be lower than you believe to be appropriate.

If you are able to resell your notes, the price you receive will depend on many other factors that may vary over time, including:

•	our financial performance;

•	the amount of indebtedness we have outstanding;

•	the market for similar securities;

•	market interest rates;

•	the redemption (if any) and repayment features of the notes to be sold; and

•	the time remaining to maturity of your notes.

As a result of these factors, you may only be able to sell your notes at prices below those you believe to be appropriate, including prices below the price you paid for them.

Our financial performance and other factors could adversely impact our ability to make payments on the notes.

Our ability to make scheduled payments with respect to our indebtedness, including the notes, will depend on our financial and operating performance, which, in turn, is subject to prevailing economic conditions and to financial, business and other factors beyond our control.

An adverse rating of the notes may cause their trading price to fall.

If a rating agency rates the notes, it may assign a rating that is lower than the ratings assigned to our other debt. Rating agencies also may lower ratings on the notes or our other debt in the future. If rating agencies assign a lower-than expected rating or reduce, or indicate that they may reduce, their ratings of our debt in the future, the trading price of the notes could significantly decline.

The indenture governing the notes will not include many of the covenants typically associated with comparably rated debt securities.

Although the notes are expected to be rated below investment grade at the time of this offering by both Standard & Poor’s and Moody’s Investors Service, they lack the protection for holders of a number of restrictive covenants typically associated with comparably rated public debt securities, including limitations on the incurrence of additional indebtedness, payment of dividends and other restricted payments, sale of assets and the use of proceeds therefrom, transactions with affiliates and dividend and other payment restrictions affecting subsidiaries. The primary restrictive covenants contained in the indenture under which the notes will be issued will limit only our ability, Holdings’ ability and the Subsidiary Guarantors’ ability to create certain liens, enter into certain sale-leaseback transactions and consolidate, merge or transfer assets.

Federal and state statutes allow courts, under specific circumstances, to void guarantees and require note holders to return payments received from guarantors.

AAM Inc.’s creditors or the Subsidiary Guarantors’ creditors could challenge the issuance of the notes and the related guarantees as fraudulent conveyances or on other grounds. Under federal bankruptcy law and comparable provisions of state fraudulent transfer laws, the delivery of the notes or the guarantees could be found to be a fraudulent transfer and declared void if a court determined that AAM Inc. or the relevant Subsidiary Guarantor, at the time it incurred the indebtedness evidenced by the note or its guarantee, as applicable, (1) delivered the note or guarantee, as applicable, with the intent to hinder, delay or defraud its existing or future creditors; or (2) received less than reasonably equivalent value or did not receive fair consideration for the delivery of the note or guarantee, as applicable, and any of the following three conditions apply:

•	AAM Inc. or the guarantor was insolvent or rendered insolvent by reason of delivering the note or guarantee;

•	AAM Inc. or the guarantor was engaged in a business or transaction for which AAM Inc.’s or the guarantor’s remaining assets constituted unreasonably small capital; or

•	AAM Inc. or the guarantor intended to incur, or believed that it would incur, debts beyond its ability to pay such debts at maturity.

In addition, any payment by AAM Inc. or that guarantor pursuant to the notes or its guarantee, as applicable, could be voided and required to be returned to AAM Inc. or the guarantor, or to a fund for the benefit of the creditors of AAM Inc. or the guarantor, as applicable. In any such case, the right of noteholders to receive payments in respect of the notes from AAM Inc. or any such guarantor, as applicable, would be effectively subordinated to all indebtedness and other liabilities of AAM Inc. or that guarantor.

The indenture governing the notes will limit the liability of each Subsidiary Guarantor of AAM Inc. on its guarantee to the maximum amount that such Subsidiary Guarantor can incur without risk that its guarantee will be subject to avoidance as a fraudulent transfer. We cannot assure you that this limitation will protect such guarantees from fraudulent transfer challenges or, if it does, that the remaining amount due and collectible under the guarantees would suffice, if necessary, to pay the notes in full when due.

If a court declares the notes or guarantees to be void, or if the notes or guarantees must be limited or voided in accordance with their terms, any claim a noteholder may make against us or amounts payable on the notes would, with respect to amounts claimed against AAM Inc. or the guarantors, be subordinated to our indebtedness and the indebtedness of our guarantors, including trade payables. The measures of insolvency for purposes of these fraudulent transfer laws will vary depending upon the law applied in any proceeding to determine whether a fraudulent transfer has occurred. Generally, however, AAM Inc. or a guarantor would be considered insolvent if:

•	the sum of its debts, including contingent liabilities, was greater than the fair saleable value of all of its assets;

•

the present fair saleable value of its assets was less than the amount that would be required to pay its probable liability on its existing debts, including contingent liabilities, as they become absolute and mature; or

•	it could not pay its debts as they become due.

On the basis of historical financial information, recent operating history and other factors, we believe that AAM Inc. on a consolidated basis, after giving effect to the issuance of the notes and the guarantee of the notes, will not be insolvent, will not have unreasonably small capital for the business in which it is engaged and will not have incurred debts beyond its ability to pay such debts as they mature. We cannot assure you, however, as to what standard a court would apply in making these determinations or that a court would agree with our conclusions in this regard.

A financial failure by any Subsidiary Guarantor may hinder payment on the notes, as well as the enforcement of remedies under any subsidiary guarantees.

If any of the Subsidiary Guarantors subsequently becomes a debtor subject to insolvency proceedings under the bankruptcy code, it may result in delays in the payment of the notes and in the exercise of enforcement remedies under the notes or any subsidiary guarantees. Provisions under the bankruptcy code or general principles of equity that could result in the impairment of your rights include the automatic stay, avoidance of preferential transfers by a trustee or a debtor-in-possession, limitations of collectability of unmatured interest or attorneys’ fees and forced restructuring of the notes.

An increase in market interest rates could result in a decrease in the value of the notes.

In general, as market interest rates rise, notes bearing interest at a fixed rate generally decline in value because the premium, if any, over market interest rates will decline. Consequently, if you purchase the notes and market interest rates increase, the market value of your notes may decline. We cannot predict the future level of market interest rates.

If the notes are rated investment grade at any time by both Standard & Poor’s and Moody’s Investors Services and no default or event of default has occurred or is continuing, AAM Inc. may elect to suspend the guarantees of the Subsidiary Guarantors, and the holders of the notes will lose the protection of these guarantees.

The indenture governing the notes contains guarantees by the Subsidiary Guarantors that may, at the election of AAM Inc., be suspended and cease to have any effect from and after the first date when the notes are rated investment grade by both Standard & Poor’s and Moody’s Investors Services. If at any time after such suspension or cessation the credit rating of the notes is downgraded from an investment grade rating by Standard & Poor’s or Moody’s Investors Services, then the guarantees by the Subsidiary Guarantors will be reinstated. See “Description of the Notes—Material covenants—Future subsidiary guarantors.”

Use of Proceeds

We expect that we will receive net proceeds from this offering of approximately $                     million, after deducting the underwriting discounts and our expenses related to this offering, which are payable by us.

Concurrently with this offering, we are conducting a tender offer to purchase any and all of our 7.875% Notes. $300.0 million aggregate principal amount of our 7.875% Notes are currently outstanding. The tender offer is conditioned upon the completion of this offering, as well as other conditions. We currently intend to, at our sole discretion, redeem any 7.875% Notes that are not tendered in the tender offer in accordance with the terms of the indenture governing the 7.875% Notes. This prospectus supplement is not an offer to purchase or a solicitation of an offer to sell the 7.875% Notes. The tender offer for the 7.875% Notes is made only by and pursuant to the terms of the Offer to Purchase, dated February 14, 2013, and related Letter of Transmittal, as each may be amended or supplemented from time to time.

We intend to use the net proceeds of the offering to fund the purchase of our 7.875% Notes in the tender offer, including the payment of accrued interest, and for general corporate purposes, including the repayment of outstanding indebtedness.

Ratio of Earnings to Fixed Charges

The following table sets forth our consolidated ratio of earnings to fixed charges on a historical basis for the periods indicated. For purposes of computing the ratio of earnings to fixed charges, earnings represent income before taxes and fixed charges. Fixed charges consist of interest expense, one-third of rental expense, which we believe to be representative of the interest portion of rent expense, and preferred stock dividends.

	Year ended December 31,
(unaudited)	2008		2009		2010	2011	2012
Ratio of earnings (loss) to fixed charges	(a	)	(a	)	2.23	2.39	1.22

(a)	Earnings for the years ended December 31, 2008 and 2009 were inadequate to cover fixed charges by $1,127.2 million and $304.5 million, respectively.

Capitalization

The following table sets forth our consolidated cash and cash equivalents and actual capitalization as of December 31, 2012 and our cash and cash equivalents and capitalization as adjusted to give effect to the sale of the notes offered hereby and the application of the net proceeds therefrom. See “Use of Proceeds.” This table should be read in conjunction with our historical financial statements included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2012, which is incorporated by reference herein.

	As of December 31, 2012
(dollars in millions)	Historical	As adjusted (unaudited)
Cash and cash equivalents	$62.4	$

Long-term debt:
Revolving Credit Facility(1)	–		–
9.25% Senior Secured Notes Due 2017	337.5		337.5
7.875% Senior Notes Due 2017	300.0
7.75% Senior Notes Due 2019	200.0		200.0
6.625% Senior Notes Due 2022	550.0		550.0
% Senior Notes Due 2021 offered hereby	–
Foreign and other debt agreements	66.6		66.6

Total long-term debt and capital lease obligations	1,454.1

Stockholders’ deficit:
Common Stock; par value $.01 per share; 150.0 million shares authorized; 80.9 million shares issued and outstanding	0.8		0.8
Paid-in capital	600.9		600.9
Accumulated deficit	(275.8)
Treasury stock at cost; 6.0 million shares	(182.1)		(182.1)
Accumulated other comprehensive loss, net of tax	(264.6)		(264.6)
Noncontrolling interest in subsidiaries	–		–

Total stockholders’ deficit	(120.8)

Total capitalization	$1,333.3

(1)	As of December 31, 2012, we had no amounts outstanding under the Revolving Credit Agreement. As of February 11, 2013, we had $80.0 million outstanding under the Revolving Credit Agreement.

Description of Certain Other Indebtedness

Revolving Credit Agreement

Under the Revolving Credit Agreement, AAM Inc. has access to a revolving loan facility comprised of a class C loan facility and a class D loan facility. The Revolving Credit Agreement provides up to $72.8 million of such revolving bank financing commitments through June 2013 and $365.0 million of such revolving bank financing commitments through June 2016. AAM Inc. may borrow on each class in dollars or alternate currencies, as defined in the agreement. As of December 31, 2012, AAM Inc. had no amounts outstanding under the Revolving Credit Agreement. As of February 11, 2013, AAM Inc. had $80.0 million outstanding under the Revolving Credit Agreement.

Under the Revolving Credit Agreement, we are required to comply with financial covenants related to secured indebtedness leverage, total net leverage and cash interest expense coverage. The Revolving Credit Agreement limits our ability to make certain investments, declare or pay dividends or distributions on capital stock, redeem or repurchase capital stock and certain debt obligations, incur liens, incur indebtedness or merge, make acquisitions or sell assets.

The Revolving Credit Facility includes customary events of default for a facility of its type. Borrowings under the Revolving Credit Agreement bear interest at rates based on adjusted LIBOR or an alternate base rate, in each case plus an applicable margin that is tied to our credit ratings. The applicable margin for a LIBOR-based loan for lenders is currently between 3.00% and 6.75%, with interest rates differing between the two classes of loans under the Revolving Credit Facility.

The Revolving Credit Agreement is secured on a first priority basis by substantially all of the assets of Holdings, AAM Inc. and each Subsidiary Guarantor, including a pledge of all capital stock of AAM Inc. and the Subsidiary Guarantors and a portion of the capital stock of the first tier foreign subsidiaries of Holdings, AAM Inc. and the Subsidiary Guarantors (the “Collateral”). In addition, obligations under the Revolving Credit Agreement are guaranteed by Holdings and the Subsidiary Guarantors.

In the event that AAM Inc. has a corporate family credit rating of at least BBB- (with a stable outlook) or better from Standard & Poor’s and Baa3 (with a stable outlook) or better from Moody’s Investors Services (the “minimum ratings requirement”) and no default shall have occurred and be continuing, AAM Inc. may elect to have the liens on the Collateral released. Liens on the Collateral securing the 9.25% Notes and any other permitted second lien indebtedness (as defined in the Revolving Credit Agreement) must have already been released or be released simultaneously with the release of the Collateral under the Revolving Credit Agreement.

AAM Inc. is permitted to prepay any outstanding loans under the Revolving Credit Agreement without any penalty or premium subject only to the obligation to pay breakage costs. In certain circumstances, if the aggregate outstanding amount of the total revolving credit exposure of any class of loans exceeds 105% of the total commitments of such class, AAM Inc. must make a prepayment so that the aggregate outstanding amount of such loans does not exceed the total commitments of such loans.

9.25% Notes

The 9.25% Notes are senior secured obligations due January 2017 and are guaranteed by Holdings and the Subsidiary Guarantors. As of December 31, 2012, $340.0 million of the 9.25% Notes remain outstanding.

The 9.25% Notes share the collateral package equally and ratably with the Revolving Credit Facility as described above. The indenture governing the 9.25% Notes limits our ability to make certain investments, declare or pay dividends or distributions on capital stock, redeem or repurchase capital stock and certain debt obligations, incur liens, incur indebtedness, transact with affiliates or merge, make acquisitions or sell assets.

7.875% Notes

The 7.875% Notes are senior unsecured obligations due March 2017 and are the subject of a concurrent tender offer. The 7.875% Notes are guaranteed by Holdings but are not guaranteed by any subsidiary of AAM Inc. As of December 31, 2012, $300.0 million of the 7.875% Notes remain outstanding.

7.75% Notes

The 7.75% Notes are senior unsecured obligations due November 2019. The 7.75% Notes are guaranteed on a senior unsecured basis, jointly and severally, by Holdings and the Subsidiary Guarantors. As of December 31, 2012, $200.0 million of the 7.75% Notes remain outstanding.

6.625% Notes

The 6.625% Notes are senior unsecured obligations due October 2022. The 6.625% Notes are guaranteed on a senior unsecured basis, jointly and severally, by Holdings and the Subsidiary Guarantors. As of December 31, 2012, $550.0 million of the 6.625% Notes remain outstanding.

Description of the Notes

We will issue the notes pursuant to an indenture dated as of November 3, 2011 among American Axle & Manufacturing, Inc., as issuer, American Axle & Manufacturing Holdings, Inc., as guarantor, the Subsidiary Guarantors (as defined herein), and U.S. Bank National Association, as trustee. The terms of the notes include those stated in the indenture and those made part of the indenture by reference to the Trust Indenture Act of 1939.

The following description is only a summary of the material provisions of the notes and the indenture. This description does not purport to be complete, and is subject to, and is qualified in its entirety by reference to, all of the provisions of the notes and the indenture. We urge you to read the indenture and the form of the notes, which you may obtain from us upon request. You will find the definitions of capitalized terms used in this description under the heading “—Certain definitions.” As used in this description, all references to the “Issuer,” “we,” “us” or “our” mean American Axle & Manufacturing, Inc., excluding, unless otherwise expressly stated or the context otherwise requires, its subsidiaries, and all references to “Holdings” mean American Axle & Manufacturing Holdings, Inc., our parent corporation, excluding, unless otherwise expressly stated or the context otherwise requires, its subsidiaries. Holdings has no material operations or assets other than its ownership of 100% of the issued and outstanding common stock of the Issuer.

General

The notes initially will be limited to $400 million aggregate principal amount. The indenture provides that we have the ability to issue additional notes in series, including additional notes of the same series, having the same ranking and the same interest rate, maturity and other terms, as the notes issued hereby. Any additional notes having the same terms as the notes offered hereby and designated as the same series and class of notes will, together with the notes offered hereby, constitute a single series of the notes under the indenture. However, in the event that any such additional notes are not fungible with the notes for U.S. federal income tax purposes, such non-fungible additional notes will be issued with a separate CUSIP number so that they are distinguishable from the notes. The notes will mature on                     , 2021. The notes will be payable at the office of the paying agent, which initially will be an office or agency of the trustee, or an office or agency maintained by us for such purpose, in the Borough of Manhattan, The City of New York.

The notes will bear interest at the rate of     % per year on the principal amount from                     , 2013, or from the most recent date to which interest has been paid or provided for, until                     , 2021. Interest will be payable semiannually in arrears on                      and                      of each year, commencing on                     , 2013, to holders of record at the close of business on the                      or                      immediately preceding such interest payment date. Each payment of interest on the notes will include interest accrued from the period commencing on and including the immediately proceeding interest payment day (or, if none,                     , 2013) through the day before the applicable interest payment date (or redemption date, as the case may be). Any payment required to be made on any day that is not a business day will be made on the next succeeding business day.

Interest will cease to accrue on a note upon its maturity or redemption. We may not reissue a note that has matured or been redeemed or otherwise canceled, except for registration of transfer, exchange or replacement of such note.

Guarantees

Holdings and each of the Subsidiary Guarantors will, jointly and severally, fully and unconditionally guarantee on a senior unsecured basis the Issuer’s obligations under the notes and the indenture.

Each guarantee by a Subsidiary Guarantor will provide by its terms that it will be automatically, fully and unconditionally released and discharged upon:

(1) any sale, exchange or transfer (by merger or otherwise) of the Capital Stock of such Subsidiary Guarantor, or the sale or disposition of all the assets of such Subsidiary Guarantor, which sale, exchange, transfer or disposition is made in compliance with the applicable provisions of the indenture;

(2) the exercise by the Issuer of its legal defeasance option or covenant defeasance option or the discharge of the Issuer’s obligations under the indenture in accordance with the terms of the indenture; or

(3) the election of the Issuer to effect such a release following the Suspension Date as described under “—Material covenants—Future subsidiary guarantors.”

Holdings and the Subsidiaries of the Issuer that guarantee the obligations under the 6.625% Notes as of the Issue Date will initially guarantee the notes. The obligations of each Subsidiary Guarantor under its guarantee will be limited as necessary to prevent that guarantee from constituting a fraudulent conveyance or fraudulent transfer under applicable law.

Ranking

The indebtedness evidenced by the notes and the guarantees will be unsecured and will rank pari passu in right of payment to the senior indebtedness of the Issuer and the Guarantors, respectively.

The notes are unsecured obligations of the Issuer. Secured debt and other secured obligations of the Issuer (including obligations with respect to the Revolving Credit Agreement and the Existing Senior Secured Notes) will be effectively senior to the notes to the extent of the value of the assets securing such debt or other obligations.

As of December 31, 2012, after giving effect to the offering of the notes and the application of proceeds therefrom, including the assumed purchase of 100% of the outstanding 7.875% Notes in the concurrent tender offer, there would have been outstanding:

•	$1,487.5 million of senior indebtedness of the Issuer, of which $337.5 million is secured (exclusive of unused commitments of $414.6 million under the Revolving Credit Facility);

•	$5.6 million of senior indebtedness of the Guarantors, all of which is secured; and

•	$61.0 million of total indebtedness of the non-guarantor Subsidiaries of the Issuer.

Not all of our Subsidiaries will guarantee the notes. In the event of a bankruptcy, liquidation or reorganization of any of our non-guarantor Subsidiaries, including any of our foreign Subsidiaries, holders of their indebtedness and their trade creditors will generally be entitled to payment of their claims from the assets of those entities before any assets are made available for distribution to us. As a result, the notes will effectively be subordinated to the prior payment of all of the liabilities of our non-guarantor Subsidiaries.

As of December 31, 2012, the non-guarantor Subsidiaries of AAM Inc. had total assets of $1,374.6 million and total liabilities (net of intercompany receivables) of $753.2 million (including indebtedness of $61.0 million). For the fiscal year ended December 31, 2012, the non-guarantor Subsidiaries of AAM Inc. had net sales of $2,036.9 million and generated net income attributable to AAM Inc. of $24.3 million. See note 15 to Holdings’ consolidated financial statements as of and for the fiscal year ended December 31, 2012, as included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2012.

Optional redemption

On and after            , 2016, we will be entitled at our option to redeem all or a portion of these notes upon not less than 30 nor more than 60 days’ notice, at the redemption prices (expressed in percentages of principal amount on the redemption date), plus accrued and unpaid interest to the redemption date (subject to the right of holders of record on the relevant record date to receive interest due on the relevant interest payment date), if redeemed during the 12-month period commencing on                     of the years set forth below:

Period	Redemption Price
2016	%
2017	%
2018	%
2019 and thereafter	%

Prior to            , 2016, we will be entitled at our option to redeem all or a portion of the notes at a redemption price equal to 100% of the principal amount of the notes plus the Applicable Premium plus accrued and unpaid interest to the redemption date (subject to the right of holders on the relevant record date to receive interest due on the relevant interest payment date). Notice of such redemption must be mailed by first-class mail to each holder’s registered address, not less than 30 nor more than 60 days prior to the redemption date.

In addition, we may on any one or more occasions prior to                     , 2016 redeem up to 35% of the original principal amount of the notes (calculated after giving effect to any issuance of additional notes) with the Net Cash Proceeds of one or more Equity Offerings at a redemption price of     % of the principal amount thereof plus accrued and unpaid interest, if any, to the applicable redemption date (subject to the right of holders on the relevant record date to receive interest due on the relevant interest payment date); provided that:

(1) at least 65% of the original principal amount of the notes (calculated after giving effect to any issuance of additional notes) remains outstanding after each such redemption; and

(2) the redemption occurs within 90 days after the closing of such Equity Offering.

We will mail notice of any redemption at least 30 days, but not more than 60 days, before the date of redemption to each holder of the notes to be redeemed. If less than all the notes are to be redeemed at any time, the trustee will select notes to be redeemed on a pro rata basis or by any other method the trustee deems fair and appropriate. Unless we default in payment of the redemption price, on and after the date of redemption, interest will cease to accrue on the notes or portions thereof called for redemption.

Change of control

Upon the occurrence of a Change of Control, the Issuer will make an offer (a “Change of Control Offer”) to each holder to repurchase all or any part of each holder’s notes at a purchase price (the “Change of Control Purchase Price”) equal to 101% of the principal amount thereof, plus accrued and unpaid interest, if any, to the repurchase date. Within 30 days following any Change of Control, the Issuer will (i) cause a notice of the Change of Control Offer to be sent at least once to the Dow Jones News Service or similar business news service in the United States; and (ii) send, by first-class mail, with a copy to the trustee, a notice to each registered holder stating: (1) that a Change of Control has occurred and a Change of Control Offer is being made pursuant to the indenture and that all notes timely tendered will be accepted for payment; (2) the Change of Control Purchase Price and the repurchase date, which shall be, subject to any contrary requirements of applicable law, a business day no earlier than 30 days nor later than 60 days from the date such notice is mailed (the “Change of Control Payment Date”); (3) the circumstances and relevant facts regarding the Change of Control (including information with respect to pro forma historical income, cash flow and capitalization after giving effect to the Change of Control) and (4) the procedures that holders of notes must follow in order to tender their notes (or portions thereof) for payment, and the procedures that holders of notes must follow in order to withdraw an election to tender notes (or portions thereof) for payment.

The Issuer shall comply with the requirements of Rule 14e of the Securities Exchange Act of 1934 (the “Exchange Act”) and any other securities laws or regulations thereunder to the extent such laws and regulations are applicable in connection with the repurchase of notes in connection with a Change of Control Offer. To the extent that the provisions of any securities laws or regulations conflict with the terms of the notes, the Issuer will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under the indenture by virtue of such compliance.

On the Change of Control Payment Date, the Issuer will, to the extent lawful, (1) accept for payment all notes or portions thereof properly tendered pursuant to the Change of Control Offer; (2) deposit with the paying agent an amount equal to the Change of Control Purchase Price in respect of all notes or portions thereof properly tendered and (3) deliver or cause to be delivered to the trustee the notes properly accepted together with an officers’ certificate stating the aggregate principal amount of notes or portions thereof being purchased by the Issuer. The paying agent will promptly mail to each registered holder of notes properly tendered the Change of Control Purchase Price for such notes, and the trustee will promptly authenticate and mail (or cause to be transferred by book entry) to each holder a new note equal in principal amount to any unpurchased portion of the notes surrendered by such holder, if any; provided, that each such new note will be in a principal amount of $1,000 or an integral multiple thereof.

The Issuer will publicly announce the results of the Change of Control Offer on or as soon as practicable after the Change of Control Payment Date. The Issuer will not be required to make a Change of Control Offer upon a Change of Control if a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth herein and all other provisions of the indenture and terms of the notes applicable to a Change of Control Offer made by the Issuer and purchases all notes validly tendered and not withdrawn under such Change of Control Offer.

Material covenants

Consolidation, merger, sale or conveyance.  (a) The indenture provides that neither the Issuer nor Holdings may consolidate with or merge into any other entity or convey, transfer or lease their properties and assets substantially as an entirety to any entity, unless:

•

the successor or transferee entity, if other than the Issuer or Holdings, as the case may be, is a corporation organized and existing under the laws of the United States, any state thereof or the District of Columbia and expressly assumes by a supplemental indenture executed and delivered to the trustee, in form reasonably satisfactory to the trustee, the due and punctual payment of the principal of, any premium on and any interest on all the outstanding notes and the performance of every covenant and obligation in the indenture to be performed or observed by the Issuer or Holdings, as the case may be;

•

immediately after giving effect to the transaction, no Event of Default, as defined in the indenture, and no event which, after notice or lapse of time or both, would become an Event of Default, has happened and is continuing; and

•

the Issuer or Holdings, as the case may be, has delivered to the trustee an officers’ certificate and an opinion of counsel, each in the form required by the indenture and stating that such consolidation, merger, conveyance, transfer or lease and, if a supplemental indenture is required in connection with such transaction, such supplemental indenture comply with the foregoing provisions relating to such transaction.

In case of any such consolidation, merger, conveyance or transfer, the successor entity will succeed to and be substituted for the Issuer or Holdings, as the case may be, as obligor or guarantor on the notes, as the case may be, with the same effect as if it had been named in the indenture as the Issuer or Holdings, as the case may be.

(b) No Subsidiary Guarantor may consolidate with or merge into any other entity or convey, transfer or lease their properties and assets substantially as an entirety to any entity, unless:

•

the successor or transferee entity, if not a Subsidiary Guarantor prior to such merger, conveyance, transfer or lease, shall be a Person organized and existing under the laws of the jurisdiction under which such Subsidiary was organized or under the laws of the United States of America, or any State thereof or the District of Columbia, and expressly assumes, by a supplemental indenture, all the obligations of such Subsidiary under its guarantee; provided, however, that the foregoing shall not apply in the case of a Subsidiary Guarantor (x) that has been, or will be as a result of the subject transaction, disposed of in its entirety to another Person (other than to the Issuer, Holdings or an affiliate of the Issuer or Holdings), whether through a merger, consolidation or sale of Capital Stock or assets or (y) that, as a result of the disposition of all or a portion of its Capital Stock, ceases to be a Subsidiary;

•

immediately after giving effect to the transaction, no Event of Default, as defined in the indenture, and no event which, after notice or lapse of time or both, would become an Event of Default, has happened and is continuing; and

•

the Issuer has delivered to the trustee an officers’ certificate and an opinion of counsel, each in the form required by the indenture and stating that such consolidation, merger, conveyance, transfer or lease and, if a supplemental indenture is required in connection with such transaction, such supplemental indenture comply with the foregoing provisions relating to such transaction.

Limitation on liens.  The Issuer and Holdings will not, and will not permit any Restricted Subsidiary to, create, incur, issue, assume or guarantee any indebtedness for money borrowed (“Debt”) secured by a Mortgage upon any Operating Property, or upon shares of Capital Stock or Debt issued by any Restricted Subsidiary and owned by the Issuer or Holdings or any Restricted Subsidiary, whether owned at the date of the indenture (November 3, 2011) or thereafter acquired, without effectively providing concurrently that the notes of each series then outstanding under the indenture are secured equally and ratably with or, at our option, prior to such Debt so long as such Debt shall be so secured.

The foregoing restriction shall not apply to, and there shall be excluded from Debt in any computation under such restriction, Debt secured by:

(1) Mortgages on any property existing at the time of the acquisition thereof;

(2) Mortgages on property of a corporation existing at the time such corporation is merged into or consolidated with the Issuer or Holdings or a Restricted Subsidiary or at the time of a sale, lease or other disposition of the properties of such corporation (or a division thereof) as an entirety or substantially as an entirety to us, Holdings or a Restricted Subsidiary; provided that any such Mortgage does not extend to any property owned by us, Holdings or any Restricted Subsidiary immediately prior to such merger, consolidation, sale, lease or disposition;

(3) Mortgages on property of a corporation existing at the time such corporation becomes a Restricted Subsidiary;

(4) Mortgages in favor of the Issuer, Holdings or a Restricted Subsidiary;

(5) Mortgages to secure all or part of the cost of acquisition, construction, development or improvement of the underlying property, or to secure debt incurred to provide funds for any such purpose; provided that the commitment of the creditor to extend the credit secured by any such Mortgage shall have been obtained no later than 360 days after the later of (a) the completion of the acquisition, construction, development or improvement of such property or (b) the placing in operation of such property;

(6) Mortgages in favor of the United States of America or any State thereof, or any department, agency or instrumentality or political subdivision thereof, to secure partial, progress, advance or other payments; and

(7) Mortgages existing on the date of the indenture or any extension, renewal, replacement or refunding of any Debt secured by a Mortgage existing on the date of the indenture or referred to in clauses (1) to (3) or (5); provided that any such extension, renewal, replacement or refunding of such Debt shall be created within 360 days of repaying the Debt secured by the Mortgage referred to in clauses (1) to (3) or (5) and the principal amount of the Debt secured thereby and not otherwise authorized by clauses (1) to (3) or (5) shall not exceed the principal amount of Debt, plus any premium or fee payable in connection with any such extension, renewal, replacement or refunding, so secured at the time of such extension, renewal, replacement or refunding; provided further that this clause (7) shall not include Mortgages securing Debt incurred under the Existing Senior Secured Notes or the Revolving Credit Agreement or any extension, renewal, replacement or refunding thereof.

Notwithstanding the restrictions described above, the Issuer, Holdings and any Restricted Subsidiaries may create, incur, issue, assume or guarantee Debt secured by Mortgages without equally and ratably securing the notes of each series then outstanding if, at the time of such creation, incurrence, issuance, assumption or guarantee, after giving effect thereto and to the retirement of any Debt which is concurrently being retired, the aggregate amount of all such Debt secured by Mortgages which would otherwise be subject to such restrictions (other than any Debt secured by Mortgages permitted as described in clauses (1) through (7) of the immediately preceding paragraph) plus all Attributable Debt of the Issuer, Holdings and the Restricted Subsidiaries in respect of Sale and Leaseback Transactions with respect to Operating Properties (with the exception of such transactions which are permitted under clauses (1) through (4) of the first sentence of the first paragraph under “—Limitation on sale and leaseback transactions” below) does not exceed 10% of Consolidated Net Tangible Assets.

Limitation on sale and leaseback transactions.  The Issuer and Holdings will not, and will not permit any Restricted Subsidiary to, enter into any Sale and Leaseback Transaction with respect to any Operating Property unless:

(1) the Sale and Leaseback Transaction is solely with the Issuer, Holdings or another Restricted Subsidiary;

(2) the lease is for a period not in excess of 24 months, including renewals;

(3) the Issuer, Holdings or such Restricted Subsidiary would (at the time of entering into such arrangement) be entitled as described in clauses (1) through (7) of the second paragraph under the heading “—Limitation on liens,” without equally and ratably securing the notes then outstanding under the indenture, to create, incur, issue, assume or guarantee Debt secured by a Mortgage on such Operating Property in the amount of the Attributable Debt arising from such Sale and Leaseback Transaction;

(4) the Issuer, Holdings or such Restricted Subsidiary within 360 days after the sale of such Operating Property in connection with such Sale and Leaseback Transaction is completed, applies an amount equal to the greater of (A) the net proceeds of the sale of such Operating Property or (B) the fair market value of such Operating Property to (i) the retirement of notes, other Funded Debt of the Issuer or Holdings ranking on a parity with the notes or Funded Debt of a Restricted Subsidiary or (ii) the purchase of Operating Property; or

(5) the Attributable Debt of the Issuer, Holdings and our Restricted Subsidiaries in respect of such Sale and Leaseback Transaction and all other Sale and Leaseback Transactions entered into after the date of the indenture (other than any such Sale and Leaseback Transaction as would be permitted as described in clauses (1) through (4) of this sentence), plus the aggregate principal amount of Debt secured by Mortgages on Operating Properties then outstanding (not including any such Debt secured by Mortgages described in clauses (1) through (7) of the second paragraph under the heading “—Limitation on liens”) which do not equally and ratably secure such outstanding notes (or secure such outstanding notes on a basis that is prior to other Debt secured thereby), would not exceed 10% of Consolidated Tangible Net Assets.

Future subsidiary guarantors.  The Issuer will cause each of its Subsidiaries that is not a Subsidiary Guarantor and that guarantees any Guarantee Indebtedness of the Issuer or any Guarantor to execute and deliver to the trustee a supplemental indenture pursuant to which such Subsidiary will unconditionally guarantee, on a joint and several basis, the full and prompt payment of the principal of, premium, if any, and interest in respect of the notes on an unsecured and unsubordinated basis and all other obligations under the indenture.

The guarantee of the notes by any Subsidiary Guarantor will be released and discharged as described under “—Guarantees.”

The obligations of each Subsidiary Guarantor will be limited to the maximum amount as will, after giving effect to all other contingent and fixed liabilities of such Subsidiary Guarantor and after giving effect to any collections from or payments made by or on behalf of any other Guarantor in respect of the obligations of such other Guarantor under its guarantee or pursuant to its contribution obligations under the indenture, result in the obligations of such Subsidiary Guarantor under its guarantee not constituting a fraudulent conveyance or fraudulent transfer under federal or state law.

Following the first day (the “Suspension Date”):

(1) the notes have an Investment Grade Rating from both of the Ratings Agencies; and

(2) no Default has occurred and is continuing under the indenture;

Holdings, the Issuer and their Subsidiaries will not be subject to the provisions of this covenant.

In addition, upon the occurrence of a Suspension Date, the Issuer may elect, by delivering written notice thereof to the trustee, to suspend the guarantees of the Subsidiary Guarantors.

If at any time the notes’ credit rating is downgraded from an Investment Grade Rating by any Ratings Agency or if a Default or Event of Default occurs and is continuing, then (i) this covenant will thereafter be reinstated (the “Reinstatement Date”), unless and until the notes subsequently attain an Investment Grade Rating and no Default or Event of Default is in existence (in which event this covenant shall no longer be in effect for such time that the notes maintain an Investment Grade Rating and no Default or Event of Default is in existence) and (ii) the guarantees of the Subsidiary Guarantors previously suspended will be reinstated.

There can be no assurance that the notes will ever achieve or maintain an Investment Grade Rating.

Events of default; waiver and notice

An event of default is defined in the indenture as:

(a) default for 30 days in payment of any interest on the notes when it becomes due and payable;

(b) default in payment of principal of or any premium on the notes at maturity or redemption or repurchase price when the same becomes due and payable;

(c) default by the Issuer or Holdings in the performance of any other covenant contained in the indenture for the benefit of the notes that has not been remedied by the end of a period of 60 days after notice is given as specified in the indenture;

(d) the guarantee of (i) Holdings or (ii) any Subsidiary Guarantor that is a Significant Subsidiary or a group of Subsidiary Guarantors which collectively (as of the latest audited consolidated financial statements for Holdings) would constitute a Significant Subsidiary, in each case, ceases to be in full force and effect or is declared null and void or Holdings or any such Subsidiary Guarantor denies that it has any further liability under its guarantee to the note holders, or has given notice to such effect (other than by reason of the termination of the indenture or the release of such guarantee in accordance with the indenture), and such condition shall have continued for a period of 30 days after notice is given as specified in the indenture;

(e) default in the payment of principal when due or resulting in acceleration of other indebtedness of the Issuer, Holdings or any Significant Subsidiary for borrowed money where the aggregate principal amount with respect to which the default or acceleration has occurred exceeds $100 million and such acceleration has not been rescinded or annulled or such indebtedness repaid within a period of 30 days after written notice to us by the trustee or to us and the trustee by the holders of at least 25% in principal amount at maturity of the notes; provided that if any such default is cured, waived, rescinded or annulled, then the event of default by reason thereof would be deemed not to have occurred;

(f) failure by Holdings, the Issuer or any Significant Subsidiary to pay final and nonappealable judgments aggregating in excess of $100 million (net of any amounts that are covered by insurance issued by a reputable and creditworthy insurance company), which judgments are not paid, discharged or stayed for a period of 30 days after such judgment becomes final; and

(g) certain events of bankruptcy, insolvency and reorganization of the Issuer, Holdings or a Significant Subsidiary.

When we refer to a “Significant Subsidiary,” we mean any Subsidiary that would constitute a “significant subsidiary” within the meaning of Article 1 of Regulation S-X of the Securities Act of 1933 as in effect on the date of the indenture.

The indenture provides that:

•

if an event of default described in clause (a), (b), (c), (d), (e) or (f) above has occurred and is continuing, either the trustee or the holders of not less than 25% in aggregate principal amount of the notes may declare the principal amount of the notes then outstanding, and any accrued and unpaid interest through the date of such declaration, to be due and payable immediately;

•

upon certain conditions such declarations may be annulled and past defaults (except for defaults in the payment of principal of, any premium on or interest on the notes and in compliance with certain covenants) may be waived by the holders of a majority in aggregate principal amount of the notes then outstanding; and

•

if an event of default described in clause (g) occurs and is continuing, then the principal amount of all notes issued under the indenture and then outstanding, together with any accrued interest through the occurrence of such event, shall become and be due and payable immediately, without any declaration or other act by the trustee or any other holder.

Under the indenture, the trustee must give to the holders of notes notice of all uncured defaults known to it with respect to the notes within 90 days after such a default occurs (the term default to include the events specified above without notice or grace periods); provided that, except in the case of default in the payments of principal of, any premium on, any of the notes, the trustee will be protected in withholding such notice if it in good faith determines that the withholding of such notice is in the interests of the holders of the notes.

No holder of any notes may institute any action under the indenture unless:

•	such holder has given the trustee written notice of a continuing event of default with respect to the notes;

•	the holders of not less than 25% in aggregate principal amount of the notes then outstanding have requested the trustee to institute proceedings in respect of such event of default;

•	such holder or holders have offered the trustee such reasonable indemnity as the trustee may require;

•

the trustee has failed to institute an action for 60 days thereafter; and no inconsistent direction has been given to the trustee during such 60-day period by the holders of a majority in aggregate principal amount of notes.

The holders of a majority in aggregate principal amount of the notes affected and then outstanding will have the right, subject to certain limitations, to direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred on the trustee with respect to the notes. The indenture provides that, if an event of default occurs and is continuing, the trustee, in exercising its rights and powers under the indenture, will be required to use the degree of care of a prudent man in the conduct of his own affairs. The indenture further provides that the trustee shall not be required to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties under the indenture unless it has reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is reasonably assured to it.

We must furnish to the trustee within 120 days after the end of each fiscal year a statement of the Issuer signed by one of the officers of the Issuer to the effect that a review of our activities during such year and our performance under the indenture and the terms of the notes has been made, and, to the knowledge of the signatories based on such review, we have complied with all conditions and covenants of the indenture or, if we are in default, specifying such default.

Modification of the indenture

The Issuer and the trustee may, without the consent of the holders of the notes issued under the indenture, enter into supplemental indentures for, among others, one or more of the following purposes:

•	to evidence the succession of another corporation to the Issuer, and the assumption by such successor of our obligations under the indenture and the notes;

•	to add covenants of the Issuer, or surrender any rights of the Issuer, or add any rights for the benefit of the holders of notes;

•

to cure any ambiguity, omission, defect or inconsistency in such indenture; provided such action will not adversely affect the interests of the holders of the notes and any related coupons in any material respect;

•	to establish the form or terms of any other series of debt securities, including any subordinated securities;

•

to evidence and provide the acceptance of any successor trustee with respect to the notes or one or more other series of debt securities or to facilitate the administration of the trusts thereunder by one or more trustees in accordance with such indenture; and

•	to provide any additional events of default.

With certain exceptions, the indenture, the Holdings guarantee or the rights of the holders of the notes may be modified by us and the trustee with the consent of the holders of a majority in aggregate principal amount of the notes then outstanding, but no such modification may be made without the consent of the holder of each outstanding note affected thereby that would:

•

change the maturity of any payment of principal of, or any premium on, any notes, or change any place of payment where, or the coin or currency in which, any note or any premium is payable, or impair the right to institute suit for the enforcement of any such payment on or after the maturity thereof (or, in the case of redemption, on or after the redemption date);

•

reduce the percentage in principal amount of the outstanding notes, the consent of whose holders is required for any such modification, or the consent of whose holders is required for any waiver of compliance with certain provisions of the indenture or certain defaults thereunder and their consequences provided for in the indenture; or

•

modify any of the provisions of certain sections of the indenture, including the provisions summarized in this paragraph, except to increase any such percentage or to provide that certain other provisions of the indenture cannot be modified or waived without the consent of the holder of each outstanding notes affected thereby.

Discharge of the indenture

The Issuer may satisfy and discharge its obligations under the indenture by delivering to the trustee for cancelation all outstanding notes or by depositing with the trustee or the paying agent after the notes have become due and payable, whether at stated maturity, or any redemption date, or otherwise, cash sufficient to pay all of the outstanding notes and paying all other sums payable under the indenture by the Issuer.

Governing law

The indenture, the notes and the guarantee are governed by and construed in accordance with the laws of the State of New York.

Book-entry system

The notes will be represented by one or more global securities. Each global security will be deposited with, or on behalf of, The Depository Trust Company (“DTC”), and be registered in the name of a nominee of DTC. Except circumstances described below, the notes will not be issued in definitive form.

Upon the issuance of a global security, DTC will credit on its book-entry registration and transfer system the accounts of persons designated by the initial purchasers with the respective principal amounts of the notes represented by the global security. Ownership of beneficial interests in a global security will be limited to persons that have accounts with DTC or its nominee (“participants”) or persons that may hold interests through participants. Owners of beneficial interests in the notes represented by the global securities will hold their interests pursuant to the procedures and practices of DTC. Ownership of beneficial interests in a global security will be shown on, and the transfer of that ownership will be effected only through, records maintained by DTC or its nominee (with respect to interests of persons other than participants). The laws of some states require that certain purchasers of securities take physical delivery of such securities in definitive form. Such limits and such laws may impair the ability to transfer beneficial interests in a global security.

So long as DTC or its nominee is the registered owner of a global security, DTC or its nominee, as the case may be, will be considered the sole owner or holder of the notes presented by that global security for all purposes under the indenture. Except as provided below, owners of beneficial interests in a global security will not be entitled to have notes represented by that global security registered in their names, will not receive or be entitled to receive physical delivery of notes in definitive form and will not be considered the owners or holders thereof under the indenture. Beneficial owners will not be holders and will not be entitled to any rights provided to the holders of notes under the global securities or the indenture. Payment of principal amounts on notes registered in the name of DTC or its nominee will be made to DTC or its nominee, as the case may be, as the registered owner of the relevant global security. None of the Issuer, Holdings, the trustee, any paying agent or the registrar for the notes will have any responsibility or liability for any aspect of the records relating to or payment made on account of beneficial interests in a global security or for maintaining, supervising or reviewing any records relating to such beneficial interests.

We expect that DTC or its nominees, upon receipt of any payment of the principal amount, will credit immediately participants’ accounts with payments in amounts proportionate to their respective beneficial interests in the principal amount of the relevant global security as shown on the records of DTC or its nominee. We also expect that payments by participants to owners of beneficial interests in a global security held through such participants will be governed by standing instructions and customary practices, as is the case with securities held for the accounts of customers in bearer form or registered in “street name”, and will be the responsibility of such participants.

If DTC is at any time unwilling or unable to continue as a depository and a successor depository is not appointed by us within 90 days or if an event of default has occurred and is continuing, we will issue notes in definitive form in exchange for the entire global security for the notes. In any such instance, an owner of a beneficial interest in a global security will be entitled to physical delivery in definitive form of notes represented by such global security equal in principal amount to such beneficial interest and to have such notes registered in its name. Notes so issued in definitive form will be issued as registered notes in denominations of $1,000 principal amount and integral multiples thereof, unless otherwise specified by the Issuer.

Certain definitions

“Attributable Debt” in respect of any Sale and Leaseback Transaction, means, as of the time of determination, the total obligation (discounted to present value at the rate per annum equal to the discount rate which would be applicable to a capital lease obligation with like term in accordance with GAAP) of the lessee for rental payments (other than amounts required to be paid on account of property taxes, maintenance, repairs, insurance, water rates and other items which do not constitute payments for property rights) during the remaining portion of the initial term of the lease included in such Sale and Leaseback Transaction.

“Applicable Premium” means, with respect to a note on any date of redemption, the greater of:

(a) 1.0% of the principal amount of such note; and

(b) the excess, if any, of (a) the present value as of such date of redemption of (i) the redemption price of such note on                     , 2016 (such redemption price being described under “—Optional redemption”), plus (ii) all required interest payments due on such note through                     , 2016 (excluding accrued but unpaid interest to the date of redemption), computed using a discount rate equal to the Treasury Rate as of such date of redemption plus         basis points, over (b) the then outstanding principal of such note.

“Board of Directors” means the board of directors of Holdings or any committee thereof duly authorized to act on behalf of the board of directors of Holdings.

“Capital Stock” of any Person means (i) with respect to any Person that is a corporation, any and all shares, interests, rights to purchase, warrants, options, participations or other equivalents of or interests in (however designated) equity of such Person, including any Common Stock or Preferred Stock, and (ii) with respect to any Person that is not a corporation, any and all partnership, limited liability company, membership or other equity interests of such Person, but in each case excluding any debt securities convertible into such equity.

“Change of Control” means:

(a) any “person” or “group” of related persons (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act) becomes the beneficial owner (as defined in Rules 13d-3 and 13d-5 under the Exchange Act, except that such person or group shall be deemed to have “beneficial ownership” of all shares that any such person or group has the right to acquire, whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of 50% of the total voting power of the voting stock of Holdings or the Issuer (or their successors by merger, consolidation or purchase of all or substantially all of their assets);

(b) during any period of two consecutive years, individuals who at the beginning of such period constituted the Board of Directors of Holdings (together with any new directors whose election to such board or whose nomination for election by the stockholders of Holdings was approved by a vote of a majority of the directors then still in office who were either directors at the beginning of such period or whose election or nomination for election was previously so approved), cease for any reason to constitute a majority of such Board of Directors then in office;

(c) the sale, assignment, lease, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the assets of Holdings and its Subsidiaries, taken as a whole, or of the Issuer and its Subsidiaries, taken as a whole, to any “person” (as such term is used in Sections 13(d) and 14(d) of the Exchange Act);

(d) the adoption by the stockholders of Holdings or the Issuer of a plan or proposal for the liquidation or dissolution of Holdings or the Issuer; or

(e) Holdings ceases to own, directly or indirectly, all of the Capital Stock of the Issuer (other than in connection with a merger of Holdings into the Issuer permitted by the indenture).

“Common Stock” means, with respect to any Person, any and all shares, interest or other participations in, and other equivalents (however designated and whether voting or nonvoting) of, such Person’s common stock whether or not outstanding on the Issue Date, and includes, without limitation, all series and classes of such common stock.

“Consolidated Current Liabilities” means the aggregate of the current liabilities of Holdings appearing on the most recent available consolidated balance sheet of Holdings, all in accordance with GAAP. In no event shall Consolidated Current Liabilities include any obligation of Holdings or its Subsidiaries issued under a revolving credit or similar agreement if the obligation issued under such agreement matures by its terms within 12 months from the date thereof but by the terms of such agreement such obligation may be renewed or extended or the amount thereof reborrowed or refunded at the option of Holdings, the Issuer or any Subsidiary for a term in excess of 12 months from the date of determination.

“Consolidated Net Tangible Assets” means Consolidated Tangible Assets after deduction of Consolidated Current Liabilities.

“Consolidated Tangible Assets” means the aggregate of all assets of Holdings (including the value of all existing Sale and Leaseback Transactions and any assets resulting from the capitalization of other long-term lease obligations in accordance with GAAP) appearing on the most recent available consolidated balance sheet of Holdings at their net book values, after deducting related depreciation, applicable allowances and other properly deductible items, and after deducting all goodwill, trademarks, tradenames, patents, unamortized debt discount and expenses and other like intangibles, all prepared in accordance with GAAP.

“Default” means any event or condition that is, or after notice or passage of time or both would be, an Event of Default.

“Equity Offering” means a public offering for cash by the Issuer or Holdings of its Common Stock, or options, warrants or rights with respect to its Common Stock, other than (x) public offerings with respect to the Issuer’s or Holding’s Common Stock, or options, warrants or rights, registered on Form S-4 or S-8, (y) an issuance to any Subsidiary of the Company or (z) any offering of Common Stock issued in connection with a transaction that constitutes a Change of Control.

“Existing Senior Secured Notes” means the 9.25% senior secured notes due 2017 issued pursuant to the Indenture, dated as of December 18, 2009, among the Issuer, the guarantors party thereto and U.S. Bank National Association, as trustee.

“Funded Debt” means all Debt having a maturity of more than 12 months from the date as of which the determination is made or having a maturity of 12 months or less but by its terms being renewable or extendable beyond 12 months from such date at the option of the borrower, but excluding any such Debt owed to the Issuer, Holdings or a Subsidiary.

“GAAP” means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as have been approved by a significant segment of the accounting profession which are in effect on the Issue Date.

“Guarantee Indebtedness” means, with respect to any Person on any date of determination (without duplication):

(1) the principal of and premium (if any) in respect of indebtedness of such Person for borrowed money;

(2) the principal of and premium (if any) in respect of obligations of such Person evidenced by bonds, debentures, notes or other similar instruments;

(3) the principal component of all obligations of such Person in respect of letters of credit, bankers’ acceptances or other similar instruments (including reimbursement obligations with respect thereto, except to the extent such reimbursement obligation relates to a trade payable or similar obligation to a trade creditor in each case incurred in the ordinary course of business and such obligation is satisfied within 30 days of incurrence) other than obligations with respect to letters of credit securing obligations (other than obligations described in clauses (1) and (2) above) entered into in the ordinary course of business of such Person to the extent such letters of credit are not drawn upon or, to the extent drawn upon, such drawing is reimbursed no later than the fifth business day following receipt by such Person of a demand for reimbursement following payment on the letter of credit;

(4) the principal component or liquidation preference of all obligations of any Subsidiary that is not a Subsidiary Guarantor with respect to the redemption, repayment or other repurchase of any Preferred Stock (but excluding, in each case, any accrued dividends);

(5) the principal component of all Guarantee Indebtedness of other Persons secured by a lien on any asset of such Person, whether or not such Guarantee Indebtedness is assumed by such Person; provided, however, that the amount of such Guarantee Indebtedness will be the lesser of (a) the fair market value of such asset at such date of determination and (b) the amount of such Guarantee Indebtedness of such other Persons; and

(6) the principal component of Guarantee Indebtedness of other Persons to the extent guaranteed by such Person (whether or not such items would appear on the balance sheet of the guarantor or obligor).

“Guarantors” means Holdings and the Subsidiary Guarantors.

“Investment Grade Rating” means a rating equal to or higher than Baa3 (or the equivalent) by Moody’s Investors Service, Inc. and BBB- (or the equivalent) by Standard & Poor’s Ratings Group, Inc., in each case, with a stable or better outlook; provided that a change in outlook shall not by itself constitute a loss of an Investment Grade Rating.

“Issue Date” means the original issue date of the notes under the indenture.

“Mortgage” means, with respect to any property or assets, any mortgage or deed of trust, pledge, hypothecation, assignment, security interest, lien, encumbrance or any other security arrangement of any kind or nature whatsoever on or with respect to such property or assets (including any conditional sale or other title retention agreement having substantially the same economic effect as any of the foregoing).

“Net Cash Proceeds” means, with respect to any issuance or sale of Capital Stock of the Company, the cash proceeds of such issuance or sale net of attorneys’ fees, accountants’ fees, underwriters’ or placement agents’ fees, listing fees, discounts or commissions and brokerage, consultant and other fees and charges actually incurred in connection with such issuance or sale and net of taxes paid or payable as a result of such issuance or sale (after taking into account any available tax credit or deductions and any tax sharing arrangements).

“Operating Property” means any real property or equipment located in the United States owned by, or leased to, the Issuer, Holdings or any Subsidiary that has a market value in excess of 1.0% of Consolidated Net Tangible Assets.

“Person” means any individual, corporation, partnership, joint venture, trust, unincorporated organization or government or any agency or political subdivision thereof.

“Preferred Stock” means, as applied to the Capital Stock of any corporation, Capital Stock of any class or classes (however designated) that is preferred as to the payment of dividends, or as to the distribution of assets upon any voluntary or involuntary liquidation or dissolution of such Person, over shares of Capital Stock of any other class of such Person.

“Ratings Agencies” means Standard & Poor’s Ratings Group, Inc. and Moody’s Investors Service, Inc. or if Standard & Poor’s Ratings Group, Inc. or Moody’s Investors Service, Inc. or both shall not make a rating on the notes publicly available, a nationally recognized statistical Ratings Agency or agencies, as the case may be, selected by Holdings (as certified by a resolution of the Board of Directors) which shall be substituted for Standard & Poor’s Ratings Group, Inc. or Moody’s Investors Service, Inc. or both, as the case may be.

“Restricted Subsidiary” means any Subsidiary (excluding the Issuer) that owns Operating Property.

“Revolving Credit Agreement” means the Amended and Restated Credit Agreement dated as of January 9, 2004, as amended and restated as of August 31, 2012, among the Issuer, Holdings, the lenders party thereto and JPMorgan Chase Bank, N.A., as administrative agent, as amended, restated, supplemented, replaced or refinanced from time to time.

“Sale and Leaseback Transaction” means any arrangement with any Person providing for the leasing to the Issuer, Holdings or any Subsidiary of any Operating Property, which Operating Property has been or is to be sold or transferred by the Issuer, Holdings or such Subsidiary to such Person.

“Subsidiary” means any corporation of which at least a majority of the outstanding stock having by the terms thereof ordinary voting power for the election of directors of such corporation (irrespective of whether or not at the time stock of any other class or classes of such corporation shall have or might have voting power by reason of the happening of any contingency) is at the time directly or indirectly owned by the Issuer or Holdings, or by one or more other Subsidiaries, or by the Issuer or Holdings and one or more other Subsidiaries.

“Subsidiary Guarantor” means each Subsidiary in existence on the Issue Date that provides a guarantee of the notes on the Issue Date (and any other Subsidiary that provides a guarantee of the notes in accordance with the indenture); provided that upon release or discharge of such Subsidiary from its guarantee in accordance with the indenture, such Subsidiary ceases to be a Subsidiary Guarantor.

“Treasury Rate” means the yield to maturity at the time of computation of United States Treasury securities with a constant maturity (as compiled and published in the most recent Federal Reserve Statistical Release H.15 (519) that has become publicly available at least two business days prior to the redemption date (or, if such Statistical Release is no longer published, any publicly available source or similar market data)) most nearly equal to the period from the redemption date to                     , 2016 ; provided, however, that if the period from the redemption date to                     , 2016 is not equal to the constant maturity of a United States Treasury security for which a weekly average yield is given, the Treasury Rate shall be obtained by linear interpolation (calculated to the nearest one-twelfth of a year) from the weekly average yields of United States Treasury securities for which such yields are given, except that if the period from the redemption date to                     , 2016 is less than one year, the weekly average yield on actually traded United States Treasury securities adjusted to a constant maturity of one year will be used.

Material U.S. Federal Income Tax Considerations

Prospective investors should consult their professional advisors on the possible tax consequences of buying, holding or selling any notes under the laws of their country of citizenship, residence or domicile.

This section discusses the material U.S. federal income tax considerations that are relevant to the acquisition, ownership and disposition of the notes by an investor who purchases the notes for cash at the original offering price and who holds the notes as capital assets (generally for investment purposes). This discussion is based upon the provisions of the Internal Revenue Code of 1986, as amended (the “Code”), applicable U.S. Treasury regulations promulgated thereunder, judicial authority and administrative interpretations, as of the date hereof, all of which are subject to change (possibly with retroactive effect) and are subject to different interpretations.

In this discussion, we do not purport to address all tax considerations that may be important to you in light of your particular circumstances, or to certain categories of investors that may be subject to special rules, such as financial institutions, insurance companies, regulated investment companies, tax-exempt organizations, dealers in securities or currencies, U.S. Holders (as defined below) whose functional currency is not the U.S. dollar, partnerships or other pass-through entities for U.S. federal income tax purposes, U.S. expatriates, persons that own a 10% or greater interest in the Issuer or investors who hold the notes as part of a hedge, conversion transaction, straddle or other risk reduction transaction. If a partnership (or any other entity treated as a partnership for U.S. federal income tax purposes) holds notes, the tax treatment of a partner generally will depend upon the status of the partner and the activities of the partnership. Partnerships and partners in such partnerships should consult their tax advisors about the U.S. federal income tax consequences of owning and disposing of a note. This summary does not consider any tax consequences arising under the laws of any foreign, state, local or other jurisdiction.

Investors considering the purchase of notes should consult their own independent tax advisors regarding the application of the U.S. federal tax laws to their particular situations and the applicability and effect of state, local or foreign tax laws and applicable income tax treaties.

U.S. holders

This subsection describes the U.S. federal income tax consequences to a U.S. Holder. You are a “U.S. Holder” if you are a beneficial owner of a note and you are for U.S. federal income tax purposes:

•	an individual who is a citizen or resident of the United States;

•	a corporation or other entity treated as a corporation for U.S. federal income tax purposes organized or created under the laws of the United States, any state thereof or the District of Columbia;

•	an estate, the income of which is subject to U.S. federal income tax regardless of its source; or

•

a trust (1) whose administration is subject to the primary supervision of a United States court and which has one or more United States persons who have the authority to control all substantial decisions of the trust or (2) that has a valid election in effect under applicable Treasury Regulations to be treated as a U.S. person.

Stated interest

A U.S. Holder generally will be required to recognize and include in gross income any stated interest as ordinary income at the time it is received or accrued on the notes in accordance with such holder’s method of accounting for U.S. federal income tax purposes.

Payments in excess of stated interest and principal

In certain circumstances (see “Description of the notes—Optional redemption” and “Description of the notes—Change of control”), we may be obligated to make payments in excess of stated interest and the principal amount of the notes. We intend to take the position that the notes should not be treated as contingent payment debt instruments because of these additional payments. This position is based in part on assumptions regarding the likelihood that such additional amounts will have to be paid. Assuming such position is respected, any additional payments made to a U.S. Holder pursuant to such redemption or repurchase would be taxable as described below in “—U.S. Holders—Sale or other taxable disposition of the notes,” and any additional interest paid to a U.S. Holder would be taxable as additional ordinary income when received or accrued in accordance with such U.S. Holder’s method of accounting for U.S. federal income tax purposes. Our determination regarding these additional payments is binding on a U.S. Holder unless such U.S. Holder discloses its contrary position to the Internal Revenue Service (“IRS”) in the manner required by applicable Treasury Regulations. The remaining discussion assumes that the notes will not be treated as contingent payment debt instruments.

Sale or other taxable disposition of the notes

A U.S. Holder generally will recognize gain or loss on the sale, taxable exchange, redemption (including a partial redemption), retirement or other taxable disposition of a note equal to the difference, if any, between the sum of the cash and the fair market value of any property received in exchange therefor (less a portion allocable to any accrued but unpaid interest, which generally will be taxable as ordinary income if not previously included in such U.S. Holder’s income) and the U.S. Holder’s adjusted tax basis in the note. A U.S. Holder’s adjusted basis in a note (or a portion thereof) generally will be the amount paid by such U.S. Holder for the note. This gain or loss generally will be a capital gain or loss. Such capital gain recognized by a non-corporate U.S. Holder whose holding period in the note exceeds one year generally will be eligible for a reduced rate of taxation. The deductibility of net capital losses is subject to limitations.

Non-U.S. holders

This subsection describes the U.S. federal income tax consequences to a Non-U.S. Holder. A “Non-U.S. Holder” is a beneficial owner of a note that is for U.S. federal income tax purposes:

•	a nonresident alien individual

•	a foreign corporation, or

•	an estate or trust that in either case is not subject to U.S. federal income tax on a net income basis on income or gain from the note.

Interest on the notes

Subject to the discussion below concerning backup withholding, payments of interest on the notes to a Non-U.S. Holder generally will be exempt from U.S. federal income tax and withholding tax under the “portfolio interest” exemption if the Non-U.S. Holder properly certifies as to its foreign status (as described below) and:

•	does not conduct a trade or business within the United States to which the interest income is effectively connected;

•	does not own, actually or constructively, 10% or more of the combined voting power of all classes of our stock entitled to vote;

•	is not a “controlled foreign corporation” that is related to us through stock ownership; and

•	is not a bank that receives such interest in a transaction described in section 881(c)(3)(A) of the Code.

The portfolio interest exemption and several of the special rules for Non-U.S. Holders described below generally apply only to a Non-U.S. Holder that appropriately certifies as to its foreign status, generally by providing a properly executed IRS Form W-8BEN or appropriate substitute form to us or our paying agent certifying under penalty of perjury that such Non-U.S. Holder is not a U.S. person. A Non-U.S. Holder that holds the notes through a securities clearing organization, financial institution or other agent acting on such Non-U.S. Holder’s behalf may be required to provide appropriate certifications to the applicable agent. The agent will then generally be required to provide appropriate certifications to us or our paying agent, either directly or through other intermediaries. Special rules apply to foreign partnerships, estates and trusts and other intermediaries, and in certain circumstances certifications as to the foreign status of partners, trust owners or beneficiaries may have to be provided. In addition, special rules apply to qualified intermediaries that enter into withholding agreements with the IRS.

If payments of interest on a note are made to a Non-U.S. Holder that cannot satisfy the requirements for the portfolio interest exemption, the Non-U.S. Holder will be subject to the 30% U.S. federal withholding tax, unless the Non-U.S. Holder provides us either with (1) a properly executed IRS Form W-8BEN (or successor form) claiming an exemption from (or a reduction of) withholding under the benefit of an applicable income tax treaty or (2) a properly executed IRS Form W-8ECI (or successor form) stating that interest paid on the note is not subject to withholding tax because the interest is effectively connected with such Non-U.S. Holder’s conduct of a trade or business in the United States and the Non-U.S. Holder meets the certification requirements described below. See “—Income or gain effectively connected with a U.S. trade or business” below.

Disposition of notes

Subject to the discussion below concerning backup withholding, a Non-U.S. Holder generally will not be subject to U.S. federal income tax (and generally no tax will be withheld) on any gain realized on the sale, redemption, exchange, retirement or other taxable disposition of a note unless:

•

the gain is effectively connected with the conduct by such Non-U.S. Holder of a U.S. trade or business (and, where an income tax treaty applies, is attributable to a permanent establishment in the United States); or

•	the Non-U.S. Holder is an individual who has been present in the United States for 183 days or more in the taxable year of disposition and certain other requirements are met.

If you are described in the first bullet point above, see “—Income or gain effectively connected with a U.S. trade or business” below. If you are described in the second bullet point above, any gain realized by you from the sale, exchange, retirement or other taxable disposition of the notes, which may be offset by certain U.S. source capital losses, will be subject to U.S. federal income tax at a 30% rate (or a lower applicable treaty rate).

Income or gain effectively connected with a U.S. trade or business

If a Non-U.S. Holder is engaged in a U.S. trade or business (and if an income tax treaty so requires, maintains a permanent establishment in the United States) then any interest on the notes or gain from the sale, exchange or other taxable disposition of the notes that is effectively connected with such U.S. trade or business (and is attributable to such permanent establishment in the United States, if an income tax treaty applies) will be subject to U.S. federal income tax at regular graduated U.S. federal income tax rates, but will not be subject to U.S. withholding tax if certain certification requirements are satisfied. Such Non-U.S. Holder can generally meet these certification requirements by providing a properly executed IRS Form W-8ECI or appropriate substitute form to us or our paying agent. The portion of the earnings and profits of a corporate Non-U.S. Holder that is effectively connected with its U.S. trade or business (and, in the case of an applicable income tax treaty, attributable to its permanent establishment in the United States) also may be subject to an additional “branch profits tax” at a 30% rate, although an applicable income tax treaty may provide for a lower rate.

Information reporting and backup withholding

Generally, a non-corporate U.S. Holder is subject to information reporting to the IRS with respect to all payments of interest, premium and principal on the notes and all proceeds realized upon the sale or other disposition of notes (including a redemption or retirement of notes). In addition, a U.S. Holder will be subject to backup withholding at a rate of 28% if such holder is not otherwise exempt and such U.S. Holder fails to furnish an accurate taxpayer identification number or is notified by the IRS of a failure to properly report all payments of interest or dividends required to be shown on its U.S. federal income tax return.

A Non-U.S. Holder is subject to information reporting to the IRS with respect to payments of interest on a note, and amounts withheld from such payments, if any. Copies of these information returns may also be made available under the provisions of a specific income tax treaty or other agreement to the tax authorities of the country in which a Non-U.S. Holder resides. Backup withholding at a rate of 28% generally will not apply to payments of interest and principal on a note to a Non-U.S. Holder if certification of foreign status such as an IRS Form W-8BEN described in “—Interest on the notes” is duly provided by the Non-U.S. Holder or such holder otherwise establishes an exemption, provided that we do not have actual knowledge or reason to know that the holder is a U.S. person.

Payment to a Non-U.S. Holder of the proceeds of a sale of a note effected by the U.S. office of a U.S. or foreign broker will be subject to information reporting requirements and backup withholding unless the Non-U.S. Holder properly certifies under penalties of perjury as to its foreign status and certain other conditions are met or the Non-U.S. Holder otherwise establishes an exemption. Information reporting requirements and backup withholding generally will not apply to any payment of the proceeds of the sale of a note effected outside the United States by a foreign office of a broker. However, unless such a broker has documentary evidence in its records of the Non-U.S. Holder’s foreign status and certain other conditions are met, or the Non-U.S. Holder otherwise establishes an exemption, information reporting will apply to a payment of the proceeds of the sale of a note effected outside the United States by certain brokers with substantial connections to the United States.

Backup withholding is not an additional tax. Any amount withheld under the backup withholding rules may be credited against the U.S. Holder’s or Non-U.S. Holder’s U.S. federal income tax liability, and any excess generally is refundable if the proper information is provided to the IRS on a timely basis.

Underwriting

Subject to the terms and conditions in the underwriting agreement between us and the underwriters, we have agreed to sell to each underwriter, and each underwriter has severally agreed to purchase from us, the principal amount of notes set forth opposite that underwriter’s name.

Underwriter	Principal amount
Merrill Lynch, Pierce, Fenner & Smith Incorporated	$
J.P. Morgan Securities LLC
Barclays Capital Inc.
Citigroup Global Markets Inc.
RBC Capital Markets, LLC.
KeyBanc Capital Markets Inc.
U.S. Bancorp Investments, Inc.
HSBC Securities (USA) Inc.
The Huntington Investment Company

Total		$400,000,000

The underwriting agreement provides that the underwriters will purchase all the notes if any of them are purchased.

The underwriters initially propose to offer the notes to the public at the public offering price that appears on the cover page of this prospectus supplement. The underwriters may offer the notes to selected dealers at the public offering price minus a concession of up to     % of the principal amount. In addition, the underwriters may allow, and those selected dealers may re-allow, a concession of up to     % of the principal amount to certain other dealers. After the initial offering, the underwriters may change the public offering price and any other selling terms. The underwriters may offer and sell notes through certain of their affiliates. The expenses of the offering, not including the underwriting discount, are estimated to be approximately $1.5 million, and are payable by us.

In the underwriting agreement, we have agreed that:

•

We will not offer or sell any of our debt securities (other than the notes) for a period of 30 days after the date of this prospectus supplement without the prior consent of Merrill Lynch, Pierce, Fenner & Smith Incorporated.

•

We will indemnify the underwriters against certain liabilities, including liabilities under the Securities Act of 1933, or contribute to payments that the underwriters may be required to make in respect of those liabilities.

The notes are a new issue of securities, and there is currently no established trading market for the notes. We do not intend to apply for the notes to be listed on any securities exchange or to arrange for the notes to be quoted on any quotation system. The underwriters have advised us that they intend to make a market in the notes, but they are not obligated to do so. The underwriters may discontinue any market making in the notes at any time at their sole discretion. Therefore, we cannot assure you that a liquid trading market will develop for the notes, that you will be able to sell your notes at a particular time or that the prices that you receive when you sell will be favorable.

In connection with this offering of the notes, the underwriters may engage in overallotment, stabilizing transactions and syndicate covering transactions in accordance with Regulation M under the Securities Exchange Act of 1934. Overallotment involves sales in excess of the offering size, which creates a short position for the underwriters. Stabilizing transactions involve bids to purchase the notes in the open market for the purpose of pegging, fixing or maintaining the price of the notes, as applicable. Syndicate covering transactions involve purchases of the notes in the open market after the distribution has been completed in order to cover short positions. Stabilizing transactions and syndicate covering transactions may cause the price of the notes to be higher than it would otherwise be in the absence of those transactions. If any underwriter engages in stabilizing or syndicate covering transactions, it may discontinue them at any time.

The underwriters, together with their respective affiliates, are full service financial institutions engaged in various activities, which activities may include securities trading, commercial and investment banking, financial advisory, investment management, investment research, principal investment, hedging, financing and brokerage activities. The underwriters and their respective affiliates have provided, and in the future may provide, certain investment banking, commercial banking and financial advisory services to us and our affiliates, for which they have received, and in the future would receive, customary fees. JPMorgan Chase Bank, N.A., an affiliate of J.P. Morgan Securities LLC, is the administrative agent and a lender under the Revolving Credit Agreement and affiliates of the other underwriters are lenders under the Revolving Credit Agreement. Also, J.P. Morgan Securities LLC and Merrill Lynch, Pierce, Fenner & Smith Incorporated are joint lead arrangers and joint bookrunners under the Revolving Credit Agreement and are acting as Dealer Managers and Solicitation Agents in the concurrent tender offer for our 7.875% Notes. In addition, the underwriters and their respective affiliates may effect transactions for their own account or the account of customers, and hold on behalf of themselves or their customers, long or short positions in our debt or equity securities or loans, and may do so in the future. In the ordinary course of their various business activities, the underwriters and their respective affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers, and such investment and securities activities may involve securities and/or instruments of the issuer. The underwriters and their respective affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or instruments and may at any time hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments. To the extent the underwriters or their affiliates own any of the 7.875% Notes they will receive a portion of the net proceeds of this offering.

If any of the underwriters or their affiliates has a lending relationship with us, certain of those underwriters or their affiliates routinely hedge and certain others of those underwriters or their affiliates may hedge their credit exposure to us consistent with their customary risk management policies. Typically, these underwriters and their affiliates would hedge such exposure by entering into transactions that consist of either the purchase of credit default swaps or the creation of short positions in our securities, including potentially the notes offering hereby. Any such short credit default swap or positions could adversely affect future trading prices of the notes offered hereby.

In compliance with guidelines of FINRA, the maximum consideration or discount to be received by any FINRA member will not exceed 8% of the aggregate amount of the securities offered pursuant to this prospectus supplement.

Settlement

We expect that delivery of the notes will be made to investors on or about                     , 2013, which will be the              business day following the date of this prospectus supplement (such

settlement being referred to as “T+        ”). Under Rule 15c6-1 under the Securities Exchange Act of 1934, trades in the secondary market are required to settle in three business days, unless the parties to any such trade expressly agree otherwise. Accordingly, purchasers who wish to trade notes prior to the delivery of the notes hereunder will be required, by virtue of the fact that the notes initially settle in T+        , to specify an alternate settlement arrangement at the time of any such trade to prevent a failed settlement. Purchasers of the notes who wish to trade the notes prior to their date of delivery hereunder should consult their advisors.

Offering restrictions

The Notes are offered for sale in the United States and in jurisdictions outside the United States, subject to applicable law.

European Economic Area

This prospectus supplement has been prepared on the basis that any offer of notes in any Member State of the European Economic Area which has implemented the Prospectus Directive will be made pursuant to an exemption under the Prospectus Directive from the requirement to publish a prospectus for offers of notes. The expression “Prospectus Directive” means Directive 2003/71/EC (and amendments thereto, including the 2010 PD Amending Directive, to the extent implemented in the Relevant Member State), and includes any relevant implementing measure in the Relevant Member State and the expression “2010 PD Amending Directive” means Directive 2010/73/EU.

United Kingdom

This prospectus supplement is for distribution only to persons who (i) have professional experience in matters relating to investments falling within Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005 (as amended, the “Financial Promotion Order”), (ii) are persons falling within Article 49(2)(a) to (d) (“high net worth companies, unincorporated associations, etc.”) of the Financial Promotion Order, (iii) are outside the United Kingdom or (iv) are persons to whom an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the Financial Services and Markets Act 2000) in connection with the issue or sale of the notes may otherwise lawfully be communicated or caused to be communicated (all such persons together being referred to as “relevant persons”). This prospectus supplement is directed only at relevant persons and must not be acted on or relied on by persons who are not relevant persons.

Any investment or investment activity to which this prospectus supplement relates is available only to relevant persons and will be engaged in only with relevant persons. Recipients of this prospectus supplement are not permitted to transmit it to any other person. The notes are not being offered to the public in the United Kingdom.

Hong Kong

The notes may not be offered or sold by means of any document other than (i) in circumstances which do not constitute an offer to the public within the meaning of the Companies Ordinance (Cap.32, Laws of Hong Kong), or (ii) to “professional investors” within the meaning of the Securities and Futures Ordinance (Cap.571, Laws of Hong Kong) and any rules made thereunder, or (iii) in other circumstances which do not result in the document being a “prospectus” within the meaning of the Companies Ordinance (Cap.32, Laws of Hong Kong), and no advertisement, invitation or document relating to the Notes may be issued or may be in the possession of any person for the purpose of issue (in each case whether in Hong Kong or elsewhere), which is directed at, or the contents of which are likely to be accessed or read by, the public in Hong Kong (except if permitted to do so under the laws of Hong Kong) other than with respect to Notes which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” within the meaning of the Securities and Futures Ordinance (Cap.571, Laws of Hong Kong) and any rules made thereunder.

Japan

The notes have not been and will not be registered under the Financial Instruments and Exchange Law of Japan, or the FIEL, and the notes will not be offered or sold, directly or indirectly, in Japan or to, or for the benefit of, any resident of Japan (which term as used herein means any person resident in Japan, including any corporation or other entity organized under the laws of Japan), or to others for reoffering or resale, directly or indirectly, in Japan or to a resident of Japan, except pursuant to any exemption from the registration requirements of, and otherwise in compliance with, the FIEL and any other applicable laws, regulations and ministerial guidelines of Japan.

Singapore

This prospectus supplement has not been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, this prospectus supplement and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the Notes may not be circulated or distributed, nor may the Notes be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Singapore other than (i) to an institutional investor under Section 274 of the Securities and Futures Act, Chapter 289 of Singapore (the “SFA”), (ii) to a relevant person, or any person pursuant to Section 275(1A), and in accordance with the conditions, specified in Section 275 of the SFA or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA.

Where the notes are subscribed or purchased under Section 275 by a relevant person which is: (a) a corporation (which is not an accredited investor) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor; or (b) a trust (where the trustee is not an accredited investor) whose sole purpose is to hold investments and each beneficiary is an accredited investor, shares, debentures and units of shares and debentures of that corporation or the beneficiaries’ rights and interest in that trust shall not be transferable for 6 months after that corporation or that trust has acquired the Notes under Section 275 except: (1) to an institutional investor under Section 274 of the SFA or to a relevant person, or any person pursuant to Section 275(1A), and in accordance with the conditions, specified in Section 275 of the SFA; (2) where no consideration is given for the transfer; or (3) by operation of law.

Legal Matters

The validity of the Holdings and AAM Inc. securities will be passed upon for us by Shearman & Sterling LLP, 599 Lexington Avenue, New York, New York 10022. David E. Barnes, who is General Counsel and Secretary of AAM Inc. and Holdings, will give us an opinion about the validity of the guarantees by the Subsidiary Guarantors. Mr. Barnes owns 1,000 shares of Holdings common stock. The underwriters have been represented by Cravath, Swaine & Moore LLP.

Experts

The financial statements, and the related financial statement schedule, incorporated in this prospectus supplement and the accompanying prospectus by reference from the Holdings’ Annual Report on Form 10-K for the fiscal year ended December 31, 2012, and the effectiveness of Holdings’ internal control over financial reporting have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their report, which is incorporated herein by reference. Such financial statements and financial statement schedule have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

PROSPECTUS

AMERICAN AXLE & MANUFACTURING, INC.

AMERICAN AXLE & MANUFACTURING HOLDINGS, INC.

AAM International Holdings, Inc.

AccuGear, Inc.

Colfor Manufacturing, Inc.

DieTronik, Inc.

MSP Industries Corporation

Oxford Forge, Inc.

Debt Securities

Guarantees

Warrants to Purchase Debt Securities

Warrants to Purchase Common Stock

Common Stock

Preferred Stock

We will provide the specific terms of these securities in supplements or term sheets to this prospectus and whether an offer will be made by us, a selling security holder or both. You should read this prospectus, the prospectus supplements and term sheets carefully before you invest.

We will not use this prospectus to confirm sales of any securities unless it is attached to a prospectus supplement or a term sheet.

American Axle & Manufacturing Holdings, Inc.’s common stock is listed on the New York Stock Exchange under the symbol “AXL.”

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

THE DATE OF THIS PROSPECTUS IS JULY 12, 2011.

You should rely only on the information contained or incorporated by reference in this prospectus and in any accompanying prospectus supplement. No one has been authorized to provide you with different information.

The securities are not being offered in any jurisdiction where the offer is not permitted.

You should not assume that the information contained in or incorporated by reference in this prospectus or any prospectus supplement is accurate as of any date other than the date on the front of the documents.

i

RISK FACTORS

Your investment in the securities involves certain risks. In consultation with your own financial and legal advisers, you should carefully consider whether an investment in the securities is suitable for you. The securities are not an appropriate investment for you if you do not understand the terms of the securities or financial matters generally. Risks relating to the securities will be set forth in the relevant prospectus supplement for the offering of such securities. In addition, certain factors that may adversely affect the business of AAM Inc. (as defined below) or Holdings (as defined below) are discussed in our periodic reports referred to in “Where You Can Find More Information,” below. For example, Holdings’ Annual Report on Form 10-K for the fiscal year ended December 31, 2010 contains a discussion of significant risks that could be relevant to an investment in the securities. You should not purchase the securities described in this prospectus unless you understand and know you can bear all of the investment risks involved.

WHERE YOU CAN FIND MORE INFORMATION

We are required to comply with the reporting requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and, in accordance with those requirements, we file combined reports, proxy statements and other information with the Securities and Exchange Commission (the “SEC”). Unless the context otherwise requires, references in this prospectus to the “company,” “we,” “our,” and “us” shall mean collectively (i) American Axle & Manufacturing, Inc., or AAM Inc., a Delaware corporation, and its direct and indirect subsidiaries and (ii) American Axle & Manufacturing Holdings, Inc., or Holdings, a Delaware corporation and the direct parent corporation of AAM Inc.

You can call the SEC’s toll-free number at 1-800-SEC-0330 for further information. The SEC maintains a website at www.sec.gov that contains reports, proxy and information statements and other information regarding companies like ours that file with the SEC electronically. The documents can be found by searching the EDGAR archives at the SEC’s website or can be inspected and copied at the Public Reference Section of the SEC located at 100 F Street, NE, Washington, D.C. 20549. Our SEC filings and other information about us may also be obtained from our website at www.aam.com, although information on our website does not constitute a part of this prospectus. Material that we have filed may also be inspected at the library of the New York Stock Exchange, 20 Broad Street, New York, New York 10005.

The SEC allows us to “incorporate by reference” the information we file with them, which means that we can disclose important information to you by referring you to those documents that are considered part of this prospectus. Later information that we file will automatically update and supersede this information. We incorporate by reference the documents listed below and any future filings we make with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act (i) after the date of the filing of this registration statement and prior to effectiveness and (ii) until the offering of the particular securities covered by a prospectus supplement or term sheet has been completed. This prospectus is part of a registration statement filed with the SEC.

We are incorporating by reference into this prospectus the following documents filed with the SEC (excluding any portions of such documents that have been “furnished” but not “filed” for purposes of the Exchange Act):

•

Holdings’ annual report on Form 10-K for the fiscal year ended December 31, 2010 filed with the SEC on February 9, 2010 (including information specifically incorporated by reference into the annual report on Form 10-K from Holdings’ proxy statement on Schedule 14A filed with the SEC on March 21, 2011).

•	Holdings’ quarterly report on Form 10-Q for the quarter ended March 31, 2011 filed with the SEC on April 29, 2011.

•	Holdings’ current reports on Form 8-K filed with the SEC on January 7, 2011, February 8, 2011 (excluding Item 2.02), May 4, 2011 and July 1, 2011.

The documents incorporated by reference in this prospectus are available from us upon request. We will provide a copy of any and all of the information that is incorporated by reference in this prospectus to any person, without charge, upon written or oral request. Requests for such copies should be directed to the following:

American Axle & Manufacturing Holdings, Inc.

Attention: Investor Relations

One Dauch Drive

Detroit, Michigan 48211-1198

Telephone Number: (313) 758-4814

Except as provided above, no other information, including, but not limited to, information on our websites is incorporated by reference in this prospectus.

AMERICAN AXLE & MANUFACTURING

We are a Tier I supplier to the automotive industry. We manufacture, engineer, design and validate driveline and drivetrain systems and related components and chassis modules for light trucks, sport utility vehicles (“SUVs”), passenger cars, crossover vehicles and commercial vehicles. Driveline and drivetrain systems include components that transfer power from the transmission and deliver it to the drive wheels. Our driveline, drivetrain and related products include axles, chassis modules, driveshafts, power transfer units, transfer cases, chassis and steering components, driving heads, crankshafts, transmission parts and metal-formed products.

We are the principal supplier of driveline components to General Motors Company (“GM”) for its rear-wheel drive light trucks and SUVs manufactured in North America, supplying substantially all of GM’s rear axle and front four-wheel drive and all-wheel drive axle requirements for these vehicle platforms.

We are the sole-source supplier to GM for certain axles and other driveline products for the life of each GM vehicle program covered by a Lifetime Program Contract (“LPC”). Substantially all of our sales to GM are made pursuant to the LPCs. The LPCs have terms equal to the lives of the relevant vehicle programs or their respective derivatives, which typically run 6 to 10 years, and require us to remain competitive with respect to technology, design and quality.

We are also the principal supplier of driveline system products for the Chrysler Group LLC’s (“Chrysler”) heavy-duty Dodge Ram full-size pickup trucks and its derivatives. In addition to GM and Chrysler, we supply driveline systems and other related components to Volkswagen AG, Scania AB, PACCAR Inc., Harley-Davidson Inc., Deere & Company, Tata Motors, Mack Trucks Inc., Nissan Motor Co., Ltd., Ford Motor Company and other original equipment manufacturers and Tier I supplier companies.

USE OF PROCEEDS

Except as may be described otherwise in a prospectus supplement or term sheet, we will add the net proceeds from the sale of the securities under this prospectus to our general funds and will use them for working capital and other general corporate purposes, which may include, among other things, reducing or refinancing indebtedness or funding acquisitions.

PROSPECTUS

This prospectus is part of a registration statement that we filed with the SEC utilizing a “shelf” registration process. Under this shelf process, we may sell any combination of the following securities in one or more offerings:

•

debt securities (“debt securities”), which may be either senior (the “senior securities”) or subordinated (the “subordinated securities”), unsecured (“unsecured debt securities”) or secured (“secured debt securities”) guaranteed by Holdings and/or certain subsidiaries of AAM Inc. which may include AAM International Holdings, Inc., AccuGear, Inc., Colfor Manufacturing, Inc., DieTronik, Inc., MSP Industries Corporation and Oxford Forge, Inc. (collectively, the “Subsidiary Guarantors,” and, together with Holdings, the “Guarantors”);

•	warrants to purchase debt securities (“debt warrants”);

•	shares of the common stock of Holdings (“common stock”);

•	shares of Holdings’ preferred stock (“preferred stock”); or

•	warrants to purchase common stock of Holdings (“common stock warrants,” and the shares underlying such common stock warrants, the “warrant shares”).

The terms of the securities will be determined at the time of offering.

We will refer to the debt securities, debt warrants, common stock warrants, warrant shares, the guarantees of the debt securities, common stock and preferred stock, or any combination of those securities, proposed to be sold under this prospectus and the applicable prospectus supplement or term sheet as the “offered securities.” The offered securities, together with any debt securities, common stock and preferred stock issuable upon exercise of debt warrants, common stock warrants, warrant shares or conversion or exchange of other offered securities, as applicable, will be referred to as the “securities.”

You should rely only on the information contained or incorporated by reference in this prospectus or prospectus supplement. We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus, prospectus supplement, or any documents incorporated by reference is accurate only as of the date on the front cover of the applicable document. Our business, financial condition, results of operations and prospects may have changed since then.

PROSPECTUS SUPPLEMENT OR TERM SHEET

This prospectus provides you with a general description of the debt securities, warrants to purchase debt securities, common stock warrants, warrant shares, common stock and preferred stock we may offer. Each time we sell securities, we will provide a prospectus supplement or term sheet that will contain specific information about the terms of that offering and whether securities are being offered by us, a selling security holder or both. The prospectus supplement or term sheet may also add to, update or change information contained in this prospectus, and accordingly, to the extent inconsistent, information in this prospectus is superseded by the information in the prospectus supplement or term sheet. You should read both this prospectus and any prospectus supplement or term sheet together with the additional information described under the heading “Where You Can Find More Information.”

The prospectus supplement or term sheet to be attached to the front of this prospectus will describe: the terms of the securities offered, any initial public offering price, the price paid to us for the securities, the net proceeds to us, the manner of distribution and any underwriting compensation and the other specific material terms related to the offering of these securities.

For more detail on the terms of the securities, you should read the exhibits filed with or incorporated by reference in our Registration Statement.

FORWARD-LOOKING STATEMENTS

Certain statements contained in this prospectus, or any accompanying prospectus supplement and the documents incorporated herein or therein by reference are forward-looking in nature and relate to trends and events that may affect our future financial position and operating results.

Such statements are “forward-looking” statements within the meaning of the Private Securities Litigation Reform Act of 1995 and relate to trends and events that may affect our future financial position and operating results. The terms such as “will,” “may,” “could,” “would,” “plan,” “believe,” “expect,” “anticipate,” “intend,” “project,” and similar words of expressions, as well as statements in future tense, are intended to identify forward-looking statements.

Forward-looking statements should not be read as a guarantee of future performance or results, and will not necessarily be accurate indications of the times at, or by, which such performance or results will be achieved. Forward-looking statements are based on information available at the time those statements are made and/or management’s good faith belief as of that time with respect to future events and are subject to risks and may differ materially from those expressed in or suggested by the forward-looking statements. Important factors that could cause such differences include, but are not limited to:

•	global economic conditions;

•	our ability to comply with the definitive terms and conditions of various commercial and financing arrangements with GM;

•	reduced purchases of our products by GM, Chrysler or other customers;

•	reduced demand for our customers’ products (particularly light trucks and SUVs produced by GM and Chrysler);

•	availability of financing for working capital, capital expenditures, research and development (“R&D”) or other general corporate purposes, including our ability to comply with financial covenants;

•	our customers’ and suppliers’ availability of financing for working capital, capital expenditures, R&D or other general corporate purposes;

•	our ability to achieve cost reductions through ongoing restructuring actions;

•	our ability to achieve the level of cost reductions required to sustain global cost competitiveness;

•	our ability, our suppliers’ ability and our customers’ ability to avoid supply shortages as a result of recent events in Japan or otherwise;

•	our ability to maintain satisfactory labor relations and avoid future work stoppages;

•	our suppliers’, our customers’ and their suppliers’ ability to maintain satisfactory labor relations and avoid work stoppages;

•	additional restructuring actions that may occur;

•	our ability to continue to implement improvements in our U.S. labor cost structure;

•	supply shortages or price increases in raw materials, utilities or other operating supplies;

•	our ability to consummate and integrate acquisitions and joint ventures;

•	our ability or our customers’ and suppliers’ ability to successfully launch new product programs on a timely basis;

•	our ability to realize the expected revenues from our new and incremental business backlog;

•	our ability to attract new customers and programs for new products;

•	our ability to develop and produce new products that reflect market demand;

•	lower-than-anticipated market acceptance of new or existing products;

•	our ability to respond to changes in technology, increased competition or pricing pressures;

•	price volatility in, or reduced availability of, fuel;

•	adverse changes in laws, government regulations or market conditions affecting our products or our customers’ products (such as the Corporate Average Fuel Economy regulations);

•

risks inherent in our international operations (including adverse changes in the political stability, taxes and other law changes, potential disruption of production and supply, and currency rate fluctuations);

•	liabilities arising from warranty claims, product recall, product liability and legal proceedings to which we are or may become a party;

•	changes in liabilities arising from pension and other postretirement benefit obligations;

•	risks of noncompliance with environmental regulations or risks of environmental issues that could result in unforeseen costs at our facilities;

•	our ability to attract and retain key associates; and

•	other unanticipated events and conditions that may hinder our ability to compete.

It is not possible to foresee or identify all such factors and we make no commitment to update any forward-looking statement or to disclose any facts, events or circumstances after the date hereof that may affect the accuracy of any forward-looking statement.

DESCRIPTION OF DEBT SECURITIES

We may issue debt securities in one or more distinct series. This section summarizes the material terms of the debt securities that are common to all series. Most of the financial terms and other specific material terms of any series of debt securities that we offer will be described in a prospectus supplement or term sheet to be attached to the front of this prospectus. Furthermore, since the terms of specific debt securities may differ from the general information we have provided below, you should rely on information in the prospectus supplement or term sheet that contradicts different information below.

As required by federal law for all bonds and debt securities of companies that are publicly offered, the debt securities are governed by a document called an “indenture.” An indenture is a contract between us and a financial institution acting as trustee on your behalf. Unless otherwise indicated in a prospectus supplement, the trustee will be U.S. Bank National Association. The trustee has two main roles. First, the trustee can enforce your rights against us if we default. There are some limitations on the extent to which the trustee acts on your behalf, described in the second paragraph under “Events of Default.” Second, the trustee performs certain administrative duties for us.

The term “trustee” refers to the senior trustee or the subordinated trustee, as appropriate. We will refer to the indenture that governs the debt securities as the “Indenture.” The Indenture is subject to and governed by the Trust Indenture Act of 1939, as amended (the “TIA”).

The following summary does not purport to be complete, and is subject to, and is qualified in its entirety by reference to, all of the provisions of the debt securities and the Indenture. We urge you to read the Indenture and the form of the debt securities, which you may obtain from us upon request. As used in this description, all references to “AAM Inc.,” “our company,” the “issuer,” “we,” “us” or “our” mean American Axle & Manufacturing, Inc., excluding, unless otherwise expressly stated or the context otherwise requires, its subsidiaries, including the Subsidiary Guarantors, and all references to “Holdings” mean American Axle & Manufacturing Holdings, Inc., our parent corporation, excluding, unless otherwise expressly stated or the context otherwise requires, its subsidiaries. Holdings has no material operations or assets other than its ownership of 100% of the issued and outstanding common stock of American Axle & Manufacturing, Inc., the issuer. The Subsidiary Guarantors are wholly-owned subsidiaries of American Axle & Manufacturing, Inc.

General

The debt securities will be AAM Inc.’s obligations which may be secured or unsecured. The senior unsecured securities will rank equally with all of our other unsecured and unsubordinated indebtedness and will be guaranteed by Holdings and/or any Subsidiary Guarantors, if applicable. The Holdings guarantee and any Subsidiary guarantees will rank equally with all of their other unsecured and unsubordinated indebtedness. Terms of secured debt securities and the related Holdings guarantee and any Subsidiary guarantees will be more fully described in a prospectus supplement. The subordinated securities will be subordinated in right of payment to the prior payment in full of AAM Inc.’s senior indebtedness as more fully described in a prospectus supplement or term sheet. The subordinated debt securities will be guaranteed on a subordinated basis by Holdings, and, if applicable, the Subsidiary Guarantors, as more fully described in a prospectus supplement or term sheet.

The Indenture provides that any debt securities proposed to be sold under this prospectus and the attached prospectus supplement or term sheet, including the guarantee by Holdings and any Subsidiary guarantees (“offered debt securities”) and any debt securities issuable upon the exercise of debt warrants or upon conversion or exchange of other offered securities (“underlying debt securities”), as well as other unsecured debt securities, may be issued under the Indenture in one or more series.

You should read the prospectus supplement or term sheet for the material terms of the offered debt securities and any underlying debt securities, including the following:

•	The title of the debt securities and whether the debt securities will be senior securities or subordinated securities.

•	The total principal amount of the debt securities and any limit on the total principal amount of debt securities of the series.

•	If not the principal amount of the debt securities, the portion of the principal amount payable upon acceleration of the maturity of the debt securities or how this portion will be determined.

•	The date or dates, or how the date or dates will be determined or extended, when the principal of the debt securities will be payable.

•

The interest rate or rates, which may be fixed or variable, that the debt securities will bear, if any, or how the rate or rates will be determined, the date or dates from which any interest will accrue or how the date or dates will be determined, the interest payment dates, any record dates for these payments and the basis upon which interest will be calculated if other than that of a 360-day year of twelve 30-day months.

•	Any optional redemption provisions.

•	Whether debt securities are secured and the terms of such security interests.

•	Whether debt securities are not to be guaranteed by Holdings and any modifications to such guarantee.

•

Whether debt securities are guaranteed by any Subsidiary Guarantors and any deletions from, modifications to, or additions to such guarantees, Events of Default or covenants with respect to such guarantees.

•	Any sinking fund or other provisions that would obligate us to repurchase or otherwise redeem the debt securities.

•

If other than registered debt securities, the form in which we will issue the debt securities; whether we will have the option of issuing debt securities in “certificated” form; whether we will have the option of issuing certificated debt securities in bearer form if we issue the securities outside the United States to non-U.S. persons; any restrictions on the offer, sale or delivery of bearer securities and the terms, if any, upon which bearer securities of the series may be exchanged for registered securities of the series and vice versa (if permitted by applicable laws and regulations).

•	If other than U.S. dollars, the currency or currencies in which the debt securities are denominated and/or payable.

•

Whether the amount of payments of principal, premium or interest, if any, on the debt securities will be determined with reference to an index, formula or other method (which could be based on one or more currencies, commodities, equity indices or other indices) and how these amounts will be determined.

•	The place or places, if any, other than or in addition to The City of New York, of payment, transfer, conversion and/or exchange of the debt securities.

•

If other than denominations of $1,000 or any integral multiple in the case of registered securities issued in certificated form and $5,000 in the case of bearer securities, the denominations in which the offered debt securities will be issued.

•	The applicability of the provisions of Article Fourteen of the Indenture described under “defeasance” and any provisions in modification of, in addition to or in lieu of any of these provisions.

•

Whether and under what circumstances we will pay additional amounts, as contemplated by Section 1011 of the Indenture, in respect of any tax, assessment or governmental charge and, if so, whether we will have the option to redeem the debt securities rather than pay the additional amounts (and the terms of this option).

•	Whether the securities are subordinated and the terms of such subordination.

•	Any provisions granting special rights to the holders of the debt securities upon the occurrence of specified events.

•	Any changes or additions to the Events of Default or covenants contained in the Indenture.

•	Whether the debt securities will be convertible into or exchangeable for any other securities and the applicable terms and conditions.

•	Any other material terms of the debt securities and guarantees.

For purposes of this prospectus, any reference to the payment of principal or premium or interest, if any, on the debt securities will include additional amounts if required by the terms of the debt securities.

The Indenture does not limit the amount of debt securities that may be issued thereunder from time to time. Debt securities issued under the Indenture, when a single trustee is acting for all debt securities issued under the Indenture, are called the “indenture securities.” The Indenture also provides that there may be more than one trustee thereunder, each with respect to one or more different series of indenture securities. See “Resignation of Trustee” below. At a time when two or more trustees are acting under the Indenture, each with respect to only certain series, the term “indenture securities” means the one or more series of debt securities with respect to which each respective trustee is acting. In the event that there is more than one trustee under the Indenture, the powers and trust obligations of each trustee described in this prospectus will extend only to the one or more series of indenture securities for which it is trustee. If two or more trustees are acting under the Indenture, then the indenture securities for which each trustee is acting would be treated as if issued under separate indentures.

The Indenture does not contain any provisions that give you protection in the event we issue a large amount of debt or we are acquired by another entity.

We refer you to the prospectus supplement or term sheet for information with respect to any deletions from, modifications of or additions to the Events of Default or our covenants that are described below, including any addition of a covenant or other provision providing event risk or similar protection.

We have the ability to issue indenture securities with terms different from those of indenture securities previously issued and, without the consent of the holders thereof, to reopen a previous issue of a series of indenture securities and issue additional indenture securities of that series unless the reopening was restricted when that series was created.

Unless otherwise specified in the applicable prospectus supplement or term sheet, the debt securities will be denominated in U.S. dollars and all payments on the debt securities will be made in U.S. dollars.

Payment of the purchase price of the debt securities must be made in immediately available funds.

As used in this prospectus, “Business Day” means any day, other than a Saturday or Sunday, that is neither a legal holiday nor a day on which commercial banks are authorized or required by law, regulation or executive order to close in The City of New York; provided, however, that, with respect to foreign currency debt securities, the day is also not a day on which commercial banks are authorized or required by law, regulation or executive order to close in the Principal Financial Center (as defined below) of the country issuing the specified currency (or, if the specified currency is the euro, the day is also a day on which the Trans-European Automated Real Time Gross Settlement Express Transfer (“TARGET”) System is operating, which we refer to as a “TARGET Business Day”); and provided further that, with respect to debt securities as to which LIBOR is an applicable interest rate basis, the day is also a London Business Day.

“London Business Day” means a day on which commercial banks are open for business (including dealings in the designated LIBOR Currency) in London.

“Principal Financial Center” means (i) the capital city of the country issuing the specified currency or (ii) the capital city of the country to which the designated LIBOR Currency relates, as applicable, except that the term “Principal Financial Center” means the following cities in the case of the following currencies:

Currency	Principal Financial Center
U.S. dollars Australian dollars Canadian dollars New Zealand dollars South African rand Swiss francs	The City of New York Sydney Toronto Auckland Johannesburg Zurich

and in the event the LIBOR Currency is the euro, the “Principal Financial Center” is London.

The authorized denominations of debt securities denominated in U.S. dollars will be integral multiples of $1,000. The authorized denominations of foreign currency debt securities will be set forth in the applicable prospectus supplement or term sheet.

Optional Redemption, Repayment and Repurchase

If specified in a prospectus supplement or term sheet, we may redeem the debt securities at our option, in whole at any time or in part from time to time, at a redemption price equal to the greater of (1) 100% of the principal amount of the debt securities to be redeemed and (2) as determined by the Quotation Agent, the sum of the present values of the remaining scheduled payments of principal and interest on the debt securities to be redeemed (not including any portion of those payments of interest accrued to the date of redemption) from the redemption date to the maturity date of the debt securities being redeemed, in each case discounted to the date of redemption on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Adjusted Treasury Rate plus the rate specified in a prospectus supplement or term sheet, plus, in each case, accrued and unpaid interest on the debt securities to the date of redemption.

“Adjusted Treasury Rate” means, with respect to any date of redemption, the rate per annum equal to the semi-annual equivalent yield to maturity of the Comparable Treasury Issue, assuming a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for that date of redemption.

“Comparable Treasury Issue” means, with respect to a redemption date, (1) the average of five Reference Treasury Dealer Quotations for such redemption date, after excluding the highest and lowest Reference Treasury Dealer Quotations, or (2) if the Quotation Agent obtains fewer than five such Reference Treasury Dealer Quotations, the average of all such quotations.

“Comparable Treasury Price” means, with respect to any date of redemption, (1) the average of the Reference Treasury Dealer Quotations for the date of redemption, after excluding the highest and lowest Reference Treasury Dealer Quotations or (2) if the Quotation Agent obtains fewer than four Reference Treasury Dealer Quotations, the average of all such Reference Treasury Dealer Quotations.

“Quotation Agent” means the underwriter, or another Reference Treasury Dealer appointed by us.

“Reference Treasury Dealer” will be specified in the prospectus supplement or term sheet.

“Reference Treasury Dealer Quotations” means, with respect to each reference treasury dealer and any redemption date, the average, as determined by the Quotation Agent, of the bid and ask prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the Quotation Agent at 5:00 p.m., New York City time, on the third Business Day preceding such redemption date.

We will mail notice of any redemption at least 30 days, but not more than 60 days, before the date of redemption to each holder of the debt securities to be redeemed. If less than all of the debt securities are to be redeemed at any time, the trustee will select debt securities to be redeemed on a pro rata basis or by any other method the trustee deems fair and appropriate. Unless we default in payment of the redemption price, on and after the date of redemption, interest will cease to accrue on the debt securities or portions thereof called for redemption.

Regardless of anything in this prospectus to the contrary, if a debt security is an OID Note (as defined below) (other than an Indexed Note), the amount payable in the event of redemption or repayment prior to its stated maturity will be the amortized face amount on the redemption or repayment date, as the case may be. The amortized face amount of an OID Note will be equal to (i) the issue price specified in the applicable prospectus supplement or term sheet plus (ii) that portion of the difference between the issue price and the principal amount of the OID Note that has accrued at the yield to maturity described in the prospectus supplement or term sheet (computed in accordance with generally accepted U.S. bond yield computation principles) by the redemption or repayment date. However, in no case will the amortized face amount of an OID Note exceed its principal amount.

We may at any time purchase debt securities at any price in the open market or otherwise. We may hold, resell or surrender for cancellation any debt securities that we purchase.

Conversion and Exchange

If any debt securities are convertible into or exchangeable for other securities, the prospectus supplement or term sheet will explain the terms and conditions of the conversion or exchange, including the conversion price or exchange ratio (or the calculation method), the conversion or exchange period (or how the period will be determined), if conversion or exchange will be mandatory or at the option of the holder or us, provisions for adjusting the conversion price or the exchange ratio and provisions affecting conversion or exchange in the event of the redemption of the underlying debt securities. These terms may also include provisions under which the number or amount of other securities to be received by the holders of the debt securities upon conversion or exchange would be calculated according to the market price of the other securities as of a time stated in the prospectus supplement or term sheet.

Issuance of Securities in Registered Form

We may issue the debt securities in registered form, in which case we will issue them in book-entry form only. Debt securities issued in book-entry form will be represented by global securities. We also will have the option of issuing debt securities in non-registered form as bearer securities if we issue the securities outside the United States to non-U.S. persons. In that case, the prospectus supplement or term sheet will set forth the mechanics for holding the bearer securities, including the procedures for receiving payments, for exchanging the bearer securities for registered securities of the same series, and for receiving notices. The prospectus supplement or term sheet will also describe the requirements with respect to our maintenance of offices or agencies outside the United States and the applicable U.S. federal tax law requirements.

Book-Entry Holders.    We will issue registered debt securities in book-entry form only, unless we specify otherwise in the applicable prospectus supplement or term sheet. This means debt securities will be represented by one or more global securities registered in the name of a depositary that will hold them on behalf of financial institutions that participate in the depositary’s book-entry system. These participating institutions, in turn, hold beneficial interests in the debt securities held by the depositary or its nominee. These institutions may hold these interests on behalf of themselves or customers.

Under the Indenture, only the person in whose name a debt security is registered is recognized as the holder of that debt security. Consequently, for debt securities issued in book-entry form, we will recognize only the depositary as the holder of the debt securities and we will make all payments on the debt securities to the depositary. The depositary will then pass along the payments it receives to its participants, which, in turn, will pass the payments along to their customers who are the beneficial owners. The depositary and its participants do so under agreements they have made with one another or with their customers; they are not obligated to do so under the terms of the debt securities.

As a result, investors will not own debt securities directly. Instead, they will own beneficial interests in a global security, through a bank, broker or other financial institution that participates in the depositary’s book-entry system or holds an interest through a participant. As long as the debt securities are represented by one or more global securities, investors will be indirect holders, and not holders of the debt securities.

Street Name Holders.    In the future, we may issue debt securities in certificated form or terminate a global security. In these cases, investors may choose to hold their debt securities in their own names or in “street name.” Debt securities held in street name are registered in the name of a bank, broker or other financial institution chosen by the investor, and the investor would hold a beneficial interest in those debt securities through the account he or she maintains at that institution.

For debt securities held in street name, we will recognize only the intermediary banks, brokers and other financial institutions in whose names the debt securities are registered as the holders of those debt securities and we will make all payments on those debt securities to them. These institutions will pass along the payments they receive to their customers who are the beneficial owners, but only because they agree to do so in their customer agreements or because they are legally required to do so. Investors who hold debt securities in street name will be indirect holders, and not holders, of the debt securities.

Legal Holders.    Our obligations, as well as the obligations of the applicable trustee and those of any third parties employed by us or the applicable trustee, run only to the legal holders of the debt securities. We do not have obligations to investors who hold beneficial interests in global securities, in street name or by any other indirect means. This will be the case whether an investor chooses to be an indirect holder of a debt security or has no choice because we are issuing the debt securities only in book-entry form.

For example, once we make a payment or give a notice to the holder, we have no further responsibility for the payment or notice even if that holder is required, under agreements with depositary participants or customers or by law, to pass it along to the indirect holders but does not do so. Similarly, if we want to obtain the approval of the holders for any purpose (for example, to amend the Indenture or to relieve us of the consequences of a default or of our obligation to comply with a particular provision of the Indenture), we would seek the approval only from the holders, and not the indirect holders, of the debt securities. Whether and how the holders contact the indirect holders is up to the holders.

When we refer to you, we mean those who invest in the debt securities being offered by this prospectus, the prospectus supplement or term sheet whether they are the holders or only indirect holders of those debt securities. When we refer to your debt securities, we mean the debt securities in which you hold a direct or indirect interest.

Special Considerations for Indirect Holders.    If you hold debt securities through a bank, broker or other financial institution, either in book-entry form or in street name, we urge you to check with that institution to find out:

•	how it handles securities payments and notices,

•	whether it imposes fees or charges,

•	how it would handle a request for the holders’ consent, if ever required,

•	whether and how you can instruct it to send you debt securities registered in your own name so you can be a holder, if that is permitted in the future for a particular series of debt securities,

•	how it would exercise rights under the debt securities if there were a default or other event triggering the need for holders to act to protect their interests, and

•	if the debt securities are in book-entry form, how the depositary’s rules and procedures will affect these matters.

Interest and Interest Rates

General

Each debt security will begin to accrue interest from the date it is originally issued. The related prospectus supplement or term sheet will specify each debt security as a “Fixed Rate Note,” a “Floating Rate Note,” an “Amortizing Note” or an “Indexed Note” and describe the method of determining the interest rate, including any spread and/or spread multiplier. For an Indexed Note, the related prospectus supplement or term sheet also will describe the method for the calculation and payment of principal and interest. The prospectus supplement or term sheet for a Floating Rate Note or Indexed Note may also specify a maximum and a minimum interest rate.

A debt security may be issued as a Fixed Rate Note or a Floating Rate Note or as a Note that combines fixed and floating rate terms.

Interest rates offered with respect to debt securities may differ depending upon, among other things, the aggregate principal amount of debt securities purchased in any single transaction. Debt securities with similar variable terms but different interest rates, as well as debt securities with different variable terms, may be offered concurrently to different investors. Interest rates or formulas and other terms of debt securities are subject to change from time to time, but no such change will affect any debt security already issued or as to which an offer to purchase has been accepted.

Interest on the debt securities denominated in U.S. dollars will be paid by check mailed on an Interest Payment Date (as defined below) other than a Maturity Date (as defined below) to the persons entitled thereto to the addresses of such holders as they appear in the security register or, at our option, by wire transfer to a bank account maintained by the holder. The principal of, premium, if any, and interest on debt securities denominated in U.S. dollars, together with interest accrued and unpaid thereon, due on the Maturity Date will be paid in immediately available funds upon surrender of such debt securities at the corporate trust office of the trustee in The City of New York, or, at our option, by wire transfer of immediately available funds to an account with a bank designated at least 15 calendar days prior to the Maturity Date by the applicable registered holder, provided the particular bank has appropriate facilities to receive these payments and the particular debt security is presented and surrendered at the office or agency maintained by us for this purpose in the Borough of Manhattan, The City of New York, in time for the trustee to make these payments in accordance with its normal procedures.

Fixed Rate Notes

The prospectus supplement or term sheet for Fixed Rate Notes will describe a fixed interest rate payable semiannually in arrears on the dates specified in such term sheet or prospectus supplement (each, with respect to Fixed Rate Notes, an “Interest Payment Date”). Interest on Fixed Rate Notes will be computed on the basis of a 360-day year of twelve 30-day months. If the stated maturity date, any redemption date or any repayment date (together referred to as the “Maturity Date”) or an Interest Payment Date for any Fixed Rate Note is not a Business Day, principal of, premium, if any, and interest on that Note will be paid on the next Business Day, and no interest will accrue from and after the Maturity Date or Interest Payment Date. Interest on Fixed Rate Notes will be paid to holders of record as of each Regular Record Date. A “Regular Record Date” will be the fifteenth day (whether or not a Business Day) next preceding the applicable Interest Payment Date.

Each interest payment on a Fixed Rate Note will include interest accrued from, and including, the issue date or the last Interest Payment Date, as the case may be, to but excluding the applicable Interest Payment Date or the Maturity Date, as the case may be.

Original Issue Discount Notes

We may issue original issue discount debt securities (including zero coupon debt securities) (“OID Notes”), which are debt securities issued at a discount from the principal amount payable on the Maturity Date. There may not be any periodic interest payments on OID Notes. For OID Notes, interest normally accrues during the life of the OID Note and is paid on the Maturity Date. Upon a redemption, repayment or acceleration of the maturity of an OID Note, the amount payable will be determined as set forth under “— Optional Redemption, Repayment and Repurchase.” This amount normally is less than the amount payable on the stated maturity date.

Amortizing Notes

We may issue amortizing debt securities, which are Fixed Rate Notes for which combined principal and interest payments are made in installments over the life of each debt securities (“Amortizing Notes”). Payments on Amortizing Notes are applied first to interest due and then to the reduction of the unpaid principal amount. The related prospectus supplement or term sheet for an Amortizing Note will include a table setting forth repayment information.

Floating Rate Notes

Each Floating Rate Note will have an interest rate basis or formula. That basis or formula may be based on:

•	the CD Rate;

•	the Commercial Paper Rate;

•	LIBOR;

•	EURIBOR;

•	the Federal Funds Rate;

•	the Prime Rate;

•	the Treasury Rate;

•	the CMT Rate;

•	the Eleventh District Cost of Funds Rate; or

•	another negotiated interest rate basis or formula.

The prospectus supplement or term sheet will also indicate any spread and/or spread multiplier, which would be applied to the interest rate formula to determine the interest rate. Any Floating Rate Note may have a maximum or minimum interest rate limitation. In addition to any maximum interest rate limitation, the interest rate on the Floating Rate Notes will in no event be higher than the maximum rate permitted by New York law, as the same may be modified by United States law for general application.

We will appoint a calculation agent to calculate interest rates on the Floating Rate Notes. Unless we identify a different party in the prospectus supplement or term sheet, the paying agent will be the calculation agent for each Note.

Unless otherwise specified in a prospectus supplement or term sheet, the “Calculation Date,” if applicable, relating to an Interest Determination Date (as described below under “— Date Interest Rate is Determined”) will be the earlier of (i) the tenth calendar day after such Interest Determination Date or, if such day is not a Business Day, the next succeeding Business Day, or (ii) the Business Day immediately preceding the relevant Interest Payment Date or the Maturity Date, as the case may be.

Upon the request of the beneficial holder of any Floating Rate Note, the calculation agent will provide the interest rate then in effect and, if different, when available, the interest rate that will become effective on the next Interest Reset Date for the Floating Rate Note.

Change of Interest Rate.    The interest rate on each Floating Rate Note may be reset daily, weekly, monthly, quarterly, semiannually, annually or on some other specified basis (each, an “Interest Reset Date”). The Interest Reset Date will be:

•	for Notes with interest that resets daily, each Business Day;

•	for Notes (other than Treasury Rate Notes) with interest that resets weekly, Wednesday of each week;

•	for Treasury Rate Notes with interest that resets weekly, Tuesday of each week;

•	for Notes with interest that resets monthly, the third Wednesday of each month;

•	for Notes with interest that resets quarterly, the third Wednesday of March, June, September and December of each year;

•	for Notes with interest that resets semiannually, the third Wednesday of each of the two months of each year indicated in the applicable prospectus supplement or term sheet; and

•	for Notes with interest that resets annually, the third Wednesday of the month of each year indicated in the applicable prospectus supplement or term sheet.

The related prospectus supplement or term sheet will describe the initial interest rate or interest rate formula on each Note. That rate is effective until the following Interest Reset Date. Thereafter, the interest rate will be the rate determined on each Interest Determination Date. Each time a new interest rate is determined, it becomes effective on the following Interest Reset Date. If any Interest Reset Date is not a Business Day, then the Interest Reset Date is postponed to the next Business Day, except, in the case of LIBOR and EURIBOR Notes, if the next Business Day is in the next calendar month, the Interest Reset Date is the immediately preceding Business Day.

Date Interest Rate Is Determined.    The Interest Determination Date for all CD and CMT Rate Notes is the second Business Day before the Interest Reset Date and for all LIBOR Notes will be the second London Business Day immediately preceding the applicable Interest Reset Date (unless the LIBOR Currency is Sterling, in which case the Interest Determination Date will be the Interest Reset Date).

The Interest Determination Date for Treasury Rate Notes will be the day of the week in which the Interest Reset Date falls on which Treasury bills of the Index Maturity are normally auctioned. Treasury bills are usually sold at auction on Monday of each week, unless that day is a legal holiday, in which case the auction is usually held on Tuesday. Sometimes, the auction is held on the preceding Friday. If an auction is held on the preceding Friday, that day will be the Interest Determination Date relating to the Interest Reset Date occurring in the next week.

The Interest Determination Date for all Commercial Paper, Federal Funds and Prime Rate Notes will be the first Business Day preceding the Interest Reset Date.

The Interest Determination Date for EURIBOR Notes will be the second TARGET Business Day immediately preceding the applicable Interest Reset Date.

The Interest Determination Date for an Eleventh District Cost of Funds Rate Note is the last Business Day of the month immediately preceding the applicable Interest Reset Date in which the Federal Home Loan Bank of San Francisco published the applicable rate.

The Interest Determination Date relating to a Floating Rate Note with an interest rate that is determined by reference to two or more interest rate bases will be the most recent Business Day which is at least two Business Days before the applicable Interest Reset Date for each interest rate for the applicable Floating Rate Note on which each interest rate basis is determinable.

Payment of Interest.    Interest is paid as follows:

•	for Notes with interest that resets daily, weekly or monthly, on the third Wednesday of each month;

•	for Notes with interest payable quarterly, on the third Wednesday of March, June, September, and December of each year;

•	for Notes with interest payable semiannually, on the third Wednesday of each of the two months specified in the applicable prospectus supplement or term sheet;

•

for Notes with interest payable annually, on the third Wednesday of the month specified in the applicable prospectus supplement or term sheet (each of the above, with respect to Floating Rate Notes, an “Interest Payment Date”); and

•	at maturity, redemption or repayment.

Each interest payment on a Floating Rate Note will include interest accrued from, and including, the issue date or the last Interest Payment Date, as the case may be, to but excluding the applicable Interest Payment Date or the Maturity Date, as the case may be.

Interest on a Floating Rate Note will be payable beginning on the first Interest Payment Date after its issue date to holders of record at the close of business on each Regular Record Date, which is the fifteenth day (whether or not a Business Day) next preceding the applicable Interest Payment Date, unless the issue date falls after a Regular Record Date and on or prior to the related Interest Payment Date, in which case payment will be made to holders of record at the close of business on the Regular Record Date next preceding the second Interest Payment Date following the issue date. If an Interest Payment Date (but not the Maturity Date) is not a Business Day, then the Interest Payment Date will be postponed to the next Business Day, except in the case of LIBOR and EURIBOR Notes, if the next Business Day is in the next calendar month, the Interest Payment Date will be the immediately preceding Business Day. If the Maturity Date of any Floating Rate Note is not a Business Day, principal of, premium, if any, and interest on that Note will be paid on the next Business Day, and no interest will accrue from and after the Maturity Date.

Accrued interest on a Floating Rate Note is calculated by multiplying the principal amount of a Note by an accrued interest factor. The accrued interest factor is the sum of the interest factors calculated for each day in the period for which accrued interest is being calculated. The interest factor for each day is computed by dividing the interest rate in effect on that day by (1) the actual number of days in the year, in the case of Treasury Rate Notes or CMT Rate Notes, or (2) 360, in the case of other Floating Rate Notes. The interest factor for Floating Rate Notes for which the interest rate is calculated with reference to two or more interest rate bases will be calculated in each period in the same manner as if only one of the applicable interest rate bases applied. All percentages resulting from any calculation are rounded to the nearest one hundred-thousandth of a percentage point, with five one-millionths of a percentage point rounded upward. For example, 9.876545% (or .09876545) will be rounded to 9.87655% (or .0987655). Dollar amounts used in the calculation are rounded to the nearest cent (with one-half cent being rounded upward).

CD Rate Notes.    The “CD Rate” for any Interest Determination Date is the rate on that date for negotiable U.S. dollar certificates of deposit having the Index Maturity described in the related prospectus supplement or term sheet, as published in H.15(519) prior to 3:00 P.M., New York City time, on the Calculation Date, for that Interest Determination Date under the heading “CDs (secondary market).” The “Index Maturity” is the period to maturity of the instrument or obligation with respect to which the related interest rate basis or formula will be calculated.

The following procedures will be followed if the CD Rate cannot be determined as described above:

•

If the above rate is not published in H.15(519) by 3:00 P.M., New York City time, on the Calculation Date, the CD Rate will be the rate on that Interest Determination Date for negotiable United States dollar certificates of deposit of the Index Maturity described in the prospectus supplement or term sheet as published in H.15 Daily Update, or such other recognized electronic source used for the purpose of displaying such rate, under the caption “CDs (secondary market).”

•

If that rate is not published in H.15(519), H.15 Daily Update or another recognized electronic source by 3:00 P.M., New York City time, on the Calculation Date, then the calculation agent will determine the CD Rate to be the average of the secondary market offered rates as of 10:00 A.M., New York City time, on that Interest Determination Date, quoted by three leading nonbank dealers of negotiable U.S. dollar certificates of deposit in New York City (which may include an agent or its affiliates) for negotiable U.S. dollar certificates of deposit of major United States money-center banks with a remaining maturity closest to the Index Maturity in an amount that is representative for a single transaction in the market at that time described in the prospectus supplement or term sheet. The calculation agent will select the three dealers referred to above.

•	If fewer than three dealers are quoting as mentioned above, the CD Rate will remain the CD Rate then in effect on that Interest Determination Date.

“H.15(519)” means the weekly statistical release designated as such, or any successor publication, published by the Board of Governors of the Federal Reserve System.

“H.15 Daily Update” means the daily update of H.15(519), available through the web site of the Board of Governors of the Federal Reserve System at http://www.federalreserve.gov/releases/h15/update, or any successor site or publication.

Commercial Paper Rate Notes.    The “Commercial Paper Rate” for any Interest Determination Date is the Money Market Yield of the rate on that date for commercial paper having the Index Maturity described in the related prospectus supplement or term sheet, as published in H.15(519) prior to 3:00 PM., New York City time, on the Calculation Date for that Interest Determination Date under the heading “Commercial Paper — Nonfinancial.”

The following procedures will be followed if the Commercial Paper Rate cannot be determined as described above:

•

If the above rate is not published in H.15(519) by 3:00 P.M., New York City time, on the Calculation Date, the Commercial Paper Rate will be the Money Market Yield of the rate on that Interest Determination Date for commercial paper having the Index Maturity described in the prospectus supplement or term sheet, as published in H.15 Daily Update, or such other recognized electronic source used for the purpose of displaying such rate, under the caption “Commercial Paper — Nonfinancial.”

•

If that rate is not published in H.15(519), H.15 Daily Update or another recognized electronic source by 3:00 PM., New York City time, on the Calculation Date, then the calculation agent will determine the Commercial Paper Rate to be the Money Market Yield of the average of the offered rates of three leading dealers of U.S. dollar commercial paper in New York City (which may include an agent or its affiliates) as of 11:00 A.M., New York City time, on that Interest Determination Date for commercial paper having the Index Maturity described in the prospectus supplement or term sheet placed for an industrial issuer whose bond rating is “Aa,” or the equivalent, from a nationally recognized statistical rating organization. The calculation agent will select the three dealers referred to above.

•

If fewer than three dealers selected by the calculation agent are quoting as mentioned above, the Commercial Paper Rate will remain the Commercial Paper Rate then in effect on that Interest Determination Date.

“Money Market Yield” means a yield (expressed as a percentage) calculated in accordance with the following formula:

Money Market Yield =	D’360	’100
360 − (D’ M)

where “D” refers to the applicable per annum rate for commercial paper quoted on a bank discount basis and expressed as a decimal, and “M” refers to the actual number of days in the reset period for which interest is being calculated.

LIBOR Notes.    The “LIBOR” for any Interest Determination Date is the rate for deposits in the LIBOR Currency having the Index Maturity specified in such pricing supplement or term sheet as such rate is displayed on Reuters (or any successor service) on page LIBOR01 (or any other page as may replace such page on such service for the purpose of displaying the London interbank rates of major banks for the designated LIBOR Currency) (“Reuters Page LIBOR01”) as of 11:00 A.M., London time, on such LIBOR Interest Determination Date.

The following procedure will be followed if LIBOR cannot be determined as described above:

•

The calculation agent shall request the principal London offices of each of four major reference banks (which may include affiliates of the agents) in the London interbank market, as selected by the calculation agent to provide the calculation agent with its offered quotation for deposits in the designated LIBOR Currency for the period of the Index Maturity specified in the applicable pricing supplement or term sheet, commencing on the related Interest Reset Date, to prime banks in the London interbank market at approximately 11:00 a.m., London time, on such LIBOR Interest Determination Date and in a principal amount that is representative for a single transaction in the designated LIBOR Currency in such market at such time. If at least two such quotations are so provided, then LIBOR on such LIBOR Interest Determination Date will be the arithmetic mean calculated by the calculation agent of such quotations. If fewer than two such quotations are so provided, then LIBOR on such LIBOR Interest Determination Date will be the arithmetic mean calculated by the calculation agent of the rates quoted at approximately 11:00 a.m., in the applicable Principal Financial Center (as described above), on such LIBOR Interest Determination Date by three major banks (which may include affiliates of the agents) in such Principal Financial Center selected by the calculation agent for loans in the designated LIBOR Currency to leading European banks, having the Index Maturity specified in the applicable pricing supplement or term sheet and in a principal amount that is representative for a single transaction in the designated LIBOR Currency in such market at such time; provided, however, that if the banks so selected by the calculation agent are not quoting as mentioned in this sentence, LIBOR determined as of such LIBOR Interest Determination Date shall be LIBOR in effect on such LIBOR Interest Determination Date.

“LIBOR Currency” means the currency specified in the applicable prospectus supplement or term sheet as to which LIBOR shall be calculated or, if no such currency is specified in the applicable prospectus supplement or term sheet, U.S. dollars.

EURIBOR Notes.    The “EURIBOR” for any Interest Determination Date is the offered rate for deposits in euro having the Index Maturity specified in the applicable pricing supplement or term sheet, beginning on the second TARGET Business Day after such EURIBOR Interest Determination Date, as that rate appears on Reuters Page EURIBOR 01 as of 11:00 A.M., Brussels time, on such EURIBOR Interest Determination Date.

The following procedure will be followed if EURIBOR cannot be determined as described above:

•

EURIBOR will be determined on the basis of the rates, at approximately 11:00 A.M., Brussels time, on such EURIBOR Interest Determination Date, at which deposits of the following kind are offered to prime banks in the euro-zone interbank market by the principal euro-zone office of each of four major banks in that market selected by the calculation agent: euro deposits having such EURIBOR Index Maturity, beginning on such EURIBOR Interest Reset Date, and in a representative amount. The calculation agent will request that the principal euro-zone office of each of these banks provide a quotation of its rate. If at least two quotations are provided, EURIBOR for such EURIBOR Interest Determination Date will be the arithmetic mean of the quotations.

•

If fewer than two quotations are provided as described above, EURIBOR for such EURIBOR Interest Determination Date will be the arithmetic mean of the rates for loans of the following kind to leading euro-zone banks quoted, at approximately 11:00 A.M., Brussels time on that Interest Determination Date, by three major banks in the euro-zone selected by the calculation agent: loans of euro having such EURIBOR Index Maturity, beginning on such EURIBOR Interest Reset Date, and in an amount that is representative of a single transaction in euro in that market at the time.

•

If fewer than three banks selected by the calculation agent are quoting as described above, EURIBOR for the new interest period will be EURIBOR in effect for the prior interest period. If the initial base rate has been in effect for the prior interest period, however, it will remain in effect for the new interest period.

Federal Funds Rate Notes.    The “Federal Funds Rate” will be calculated by reference to either the “Federal Funds (Effective) Rate”, the “Federal Funds Open Rate” or the “Federal Funds Target Rate”, as specified in the applicable pricing supplement or term sheet. The Federal Funds Rate is the rate determined by the calculation agent, with respect to any Interest Determination Date relating to a Floating Rate Note for which the interest rate is determined with reference to the Federal Funds Rate (a “Federal Funds Rate Interest Determination Date”), in accordance with the following provisions:

•

If Federal Funds (Effective) Rate is the specified Federal Funds Rate in the applicable pricing supplement or term sheet, the Federal Funds Rate as of the applicable Federal Funds Rate Interest Determination Date shall be the rate with respect to such date for United States dollar federal funds as published in H.15(519) opposite the caption “Federal funds (effective),” as such rate is displayed on Reuters on page FEDFUNDS1 (or any other page as may replace such page on such service) (“Reuters Page FEDFUNDS1”) under the heading “EFFECT,” or, if such rate is not so published by 3:00 P.M., New York City time, on the calculation date, the rate with respect to such Federal Funds Rate Interest Determination Date for United States dollar federal funds as published in H.15 Daily Update, or such other recognized electronic source used for the purpose of displaying such rate, under the caption “Federal funds (effective).”

•

The following procedure will be followed if “Federal Funds (Effective) Rate” is the specified Federal Funds Rate in the applicable pricing supplement or term sheet and such Federal Funds Rate cannot be determined as described above. The Federal Funds Rate with respect to such Federal Funds Rate

Interest Determination Date shall be calculated by the calculation agent and will be the arithmetic mean of the rates for the last transaction in overnight United States dollar federal funds arranged by three leading brokers of U.S. dollar federal funds transactions in New York City (which may include the agents or their affiliates) selected by the calculation agent, prior to 9:00 A.M., New York City time, on the Business Day following such Federal Funds Rate Interest Determination Date; provided, however, that if the brokers so selected by the calculation agent are not quoting as mentioned in this sentence, the Federal Funds Rate determined as of such Federal Funds Rate Interest Determination Date will be the Federal Funds Rate in effect on such Federal Funds Rate Interest Determination Date.

•

If Federal Funds Open Rate is the specified Federal Funds Rate in the applicable pricing supplement or term sheet, the Federal Funds Rate as of the applicable Federal Funds Rate Interest Determination Date shall be the rate on such date under the heading “Federal Funds” for the relevant Index Maturity and opposite the caption “Open” as such rate is displayed on Reuters on page 5 (or any other page as may replace such page on such service) (“Reuters Page 5”), or, if such rate does not appear on Reuters Page 5 by 3:00 P.M., New York City time, on the calculation date, the Federal Funds Rate for the Federal Funds Rate Interest Determination Date will be the rate for that day displayed on FFPREBON Index page on Bloomberg L.P. (“Bloomberg”), which is the Fed Funds Opening Rate as reported by Prebon Yamane (or a successor) on Bloomberg.

•

The following procedure will be followed if “Federal Funds Open Rate” is the specified Federal Funds Rate in the applicable pricing supplement or term sheet and such Federal Funds Rate cannot be determined as described above. The Federal Funds Rate on such Federal Funds Rate Interest Determination Date shall be calculated by the calculation agent and will be the arithmetic mean of the rates for the last transaction in overnight United States dollar federal funds arranged by three leading brokers of United States dollar federal funds transactions in New York City (which may include the agents or their affiliates) selected by the calculation agent prior to 9:00 A.M., New York City time, on such Federal Funds Rate Interest Determination Date; provided, however, that if the brokers so selected by the calculation agent are not quoting as mentioned in this sentence, the Federal Funds Rate determined as of such Federal Funds Rate Interest Determination Date will be the Federal Funds Rate in effect on such Federal Funds Rate Interest Determination Date.

•

If Federal Funds Target Rate is the specified Federal Funds Rate in the applicable pricing supplement or term sheet, the Federal Funds Rate as of the applicable Federal Funds Rate Interest Determination Date shall be the rate on such date as displayed on the FDTR Index page on Bloomberg. If such rate does not appear on the FDTR Index page on Bloomberg by 3:00 P.M., New York City time, on the calculation date, the Federal Funds Rate for such Federal Funds Rate Interest Determination Date will be the rate for that day appearing on Reuters Page USFFTARGET= (or any other page as may replace such page on such service) (“Reuters Page USFFTARGET=”).

•

The following procedure will be followed if “Federal Funds Target Rate” is the specified Federal Funds Rate in the applicable pricing supplement or term sheet and such Federal Funds Rate cannot be determined as described above. The Federal Funds Rate on such Federal Funds Rate Interest Determination Date shall be calculated by the calculation agent and will be the arithmetic mean of the rates for the last transaction in overnight United States dollar federal funds arranged by three leading brokers of United States dollar federal funds transactions in New York City (which may include the agents or their affiliates) selected by the calculation agent prior to 9:00 A.M., New York City time, on such Federal Funds Rate Interest Determination Date.

Prime Rate Notes.    The “Prime Rate” for any Interest Determination Date is the rate on that date, as published in H.15(519) by 3:00 P.M., New York City time, on the Calculation Date for that Interest Determination Date under the heading “Bank Prime Loan” or, if not published by 3:00 P.M., New York City time, on the related Calculation Date, the rate on such Interest Determination Date as published in H.15 Daily Update, or such other recognized electronic source used for the purpose of displaying such rate, under the caption “Bank Prime Loan.”

The following procedures will be followed if the Prime Rate cannot be determined as described above:

•

If the rate is not published in H.15(519), H.15 Daily Update or another recognized electronic source by 3:00 PM., New York City time, on the Calculation Date, then the calculation agent will determine the Prime Rate to be the average of the rates of interest publicly announced by each bank that appears on the Reuters Screen designated as “US PRIME 1 Page” as that bank’s prime rate or base lending rate in effect as of 11:00 A.M., New York City time on that Interest Determination Date.

•

If fewer than four rates appear on the Reuters Page US PRIME 1 on the Interest Determination Date, then the Prime Rate will be the average of the prime rates or base lending rates quoted (on the basis of the actual number of days in the year divided by a 360-day year) as of the close of business on the Interest Determination Date by three major banks, which may include an agent or its affiliates, in the City of New York selected by the calculation agent.

•	If the banks selected by the calculation agent are not quoting as mentioned above, the Prime Rate will remain the Prime Rate then in effect on the Interest Determination Date.

“Reuters Page US PRIME 1” means the display on Reuters (or any successor service) on the “US PRIME 1 Page” (or such other page as may replace the US PRIME 1 Page on such service) for the purpose of displaying prime rates or base lending rates of major United States banks.

Treasury Rate Notes.    The “Treasury Rate” for any Interest Determination Date is the rate from the auction of direct obligations of the United States (“Treasury bills”) having the Index Maturity specified in such pricing supplement or term sheet under the caption “INVEST RATE” on the display on Reuters page USAUCTION10 (or any other page as may replace such page on such service) or page USAUCTION11 (or any other page as may replace such page on such service) or, if not so published at 3:00 P.M., New York City time, on the related calculation date, the bond equivalent yield (as defined below) of the rate for such treasury bills as published in H.15 Daily Update, or such other recognized electronic source used for the purpose of displaying such rate, under the caption “U.S. Government Securities/Treasury Bills/Auction High.” If such rate is not so published in the related H.15 Daily Update or another recognized source by 3:00 P.M., New York City time, on the related calculation date, the Treasury Rate on such Treasury Rate Interest Determination Date shall be the bond equivalent yield of the auction rate of such Treasury bills as announced by the United States Department of the Treasury. In the event that such auction rate is not so announced by the United States Department of the Treasury on such calculation date, or if no such auction is held, then the Treasury Rate on such Treasury Rate Interest Determination Date shall be the bond equivalent yield of the rate on such Treasury Rate Interest Determination Date of Treasury bills having the Index Maturity specified in the applicable pricing supplement or term sheet as published in H.15(519) under the caption “U.S. government securities/treasury bills/secondary market” or, if not yet published by 3:00 P.M., New York City time, on the related calculation date, the rate on such Treasury Rate Interest Determination Date of such treasury bills as published in H.15 Daily Update, or such other recognized electronic source used for the purpose of displaying such rate, under the caption “U.S. government securities/treasury bills (secondary market).” If such rate is not yet published in the H.15(519), H.15 Daily Update or another recognized electronic source by 3:00 P.M., New York City time, on the related calculation date, then the Treasury Rate on such Treasury Rate Interest Determination Date shall be calculated by the calculation agent and shall be the bond equivalent yield of the arithmetic mean of the secondary market bid rates, as of approximately 3:30 P.M., New York City time, on such Treasury Rate Interest Determination Date, of the three leading primary United States government securities dealers (which may include the agents or their affiliates) selected by the calculation agent, for the issue of Treasury bills with a remaining maturity closest to the Index Maturity specified in the applicable pricing supplement or term sheet; provided, however, that if the dealers so selected by the calculation agent are not quoting as mentioned in this sentence, the Treasury Rate determined as of such Treasury Rate Interest Determination Date will be the Treasury Rate in effect on such Treasury Rate Interest Determination Date.

“bond equivalent yield” means a yield calculated in accordance with the following formula and expressed as a percentage:

bond equivalent yield =	D’360	’100
360 − (D’ M)

where “D” refers to the applicable per annum rate for Treasury bills quoted on a bank discount basis and expressed as a decimal, “N” refers to the number of days in the year, either 365 or 366, as the case may be, and “M” refers to the actual number of days in the interest reset period for which interest is being calculated.

CMT Rate Notes.    The “CMT Rate” for any Interest Determination Date is as follows:

•

If “Reuters Page FRBCMT” is the specified CMT Reuters Page in the applicable pricing supplement or term sheet, the CMT Rate on the CMT Rate Interest Determination Date shall be a percentage equal to the yield for United States Treasury securities at “constant maturity” having the Index Maturity specified in the applicable pricing supplement or term sheet as set forth in H.15(519) under the caption “Treasury constant maturities,” as such yield is displayed on Reuters (or any successor service) on page FRBCMT (or any other page as may replace such page on such service) (“Reuters Page FRBCMT”) for such CMT Rate Interest Determination Date.

•

If such rate does not appear on Reuters Page FRBCMT, the CMT Rate on such CMT Rate Interest Determination Date shall be a percentage equal to the yield for United States Treasury securities at “constant maturity” having the Index Maturity specified in the applicable pricing supplement or term sheet and for such CMT Rate Interest Determination Date as set forth in H.15(519) under the caption “Treasury constant maturities.”

•

If such rate does not appear in H.15(519), the CMT Rate on such CMT Rate Interest Determination Date shall be the rate for the period of the Index Maturity specified in the applicable pricing supplement or term sheet as may then be published by either the Federal Reserve Board or the United States Department of the Treasury that the calculation agent determines to be comparable to the rate that would otherwise have been published in H.15(519).

•

If the Federal Reserve Board or the United States Department of the Treasury does not publish a yield on United States Treasury securities at “constant maturity” having the Index Maturity specified in the applicable pricing supplement or term sheet for such CMT Rate Interest Determination Date, the CMT Rate on such CMT Rate Interest Determination Date shall be calculated by the calculation agent and shall be a yield-to-maturity based on the arithmetic mean of the secondary market bid prices at approximately 3:30 P.M., New York City time, on such CMT Rate Interest Determination Date of three leading primary United States government securities dealers in New York City (which may include the agents or their affiliates) (each, a “reference dealer”) selected by the calculation agent from five such reference dealers selected by the calculation agent and eliminating the highest quotation (or, in the event of equality, one of the highest) and the lowest quotation (or, in the event of equality, one of the lowest) for United States Treasury securities with an original maturity equal to the Index Maturity specified in the applicable pricing supplement or term sheet, a remaining term to maturity no more than one year shorter than such Index Maturity and in a principal amount that is representative for a single transaction in such securities in such market at such time. If fewer than three prices are provided as requested, the CMT Rate on such CMT Rate Interest Determination Date shall be calculated by the calculation agent and shall be a yield-to-maturity based on the arithmetic mean of the secondary market bid prices as of approximately 3:30 P.M., New York City time, on such CMT Rate Interest Determination Date of three reference dealers selected by the calculation agent from five such reference dealers selected by the calculation agent and eliminating the highest quotation (or, in the event of equality, one of the highest) and the lowest quotation (or, in the event of equality, one of the lowest) for United States Treasury securities with an original maturity greater than the Index Maturity specified in the applicable pricing supplement or term sheet, a remaining term to maturity closest to such Index Maturity and in a principal amount that is representative for a single transaction in such securities in such market at such time. If two such

United States Treasury securities with an original maturity greater than the Index Maturity specified in the applicable pricing supplement or term sheet have remaining terms to maturity equally close to such Index Maturity, the quotes for the treasury security with the shorter original term to maturity will be used. If fewer than five but more than two such prices are provided as requested, the CMT Rate on such CMT Rate Interest Determination Date shall be calculated by the calculation agent and shall be based on the arithmetic mean of the bid prices obtained and neither the highest nor the lowest of such quotations shall be eliminated; provided, however, that if fewer than three such prices are provided as requested, the CMT Rate determined as of such CMT Rate Interest Determination Date shall be the CMT Rate in effect on such CMT Rate Interest Determination Date.

•

If “Reuters Page FEDCMT” is the specified CMT Reuters Page in the applicable pricing supplement or term sheet, the CMT Rate on the CMT Rate Interest Determination Date shall be a percentage equal to the one-week or one-month, as specified in the applicable pricing supplement or term sheet, average yield for United States Treasury securities at “constant maturity” having the Index Maturity specified in the applicable pricing supplement or term sheet as set forth in H.15(519) opposite the caption “Treasury Constant Maturities,” as such yield is displayed on Reuters on page FEDCMT (or any other page as may replace such page on such service) (“Reuters Page FEDCMT”) for the week or month, as applicable, ended immediately preceding the week or month, as applicable, in which such CMT Rate Interest Determination Date falls.

•

If such rate does not appear on Reuters Page FEDCMT, the CMT Rate on such CMT Rate Interest Determination Date shall be a percentage equal to the one-week or one-month, as specified in the applicable pricing supplement or term sheet, average yield for United States Treasury securities at “constant maturity” having the Index Maturity specified in the applicable pricing supplement or term sheet for the week or month, as applicable, preceding such CMT Rate Interest Determination Date as set forth in H.15(519) opposite the caption “Treasury Constant Maturities.”

•

If such rate does not appear in H.15(519), the CMT Rate on such CMT Rate Interest Determination Date shall be the one-week or one-month, as specified in the applicable pricing supplement or term sheet, average yield for United States Treasury securities at “constant maturity” having the Index Maturity specified in the applicable pricing supplement or term sheet as otherwise announced by the Federal Reserve Bank of New York for the week or month, as applicable, ended immediately preceding the week or month, as applicable, in which such CMT Rate Interest Determination Date falls.

•

If the Federal Reserve Bank of New York does not publish a one-week or one-month, as specified in the applicable pricing supplement or term sheet, average yield on United States Treasury securities at “constant maturity” having the Index Maturity specified in the applicable pricing supplement or term sheet for the applicable week or month, the CMT Rate on such CMT Rate Interest Determination Date shall be calculated by the calculation agent and shall be a yield-to-maturity based on the arithmetic mean of the secondary market bid prices at approximately 3:30 P.M., New York City time, on such CMT Rate Interest Determination Date of three reference dealers selected by the calculation agent from five such reference dealers selected by the calculation agent and eliminating the highest quotation (or, in the event of equality, one of the highest) and the lowest quotation (or, in the event of equality, one of the lowest) for United States Treasury securities with an original maturity equal to the Index Maturity specified in the applicable pricing supplement or term sheet, a remaining term to maturity of no more than one year shorter than such Index Maturity and in a principal amount that is representative for a single transaction in such securities in such market at such time. If fewer than five but more than two such prices are provided as requested, the CMT Rate on such CMT Rate Interest Determination Date shall be the rate on the CMT Rate Interest Determination Date calculated by the calculation agent based on the arithmetic mean of the bid prices obtained and neither the highest nor the lowest of such quotation shall be eliminated. If fewer than three prices are provided as requested, the CMT Rate on such CMT Rate Interest Determination Date shall be calculated by the calculation agent and shall be a yield-to-maturity based on the arithmetic mean of the secondary market bid prices as of approximately 3:30 P.M., New York City time, on such CMT Rate Interest Determination Date of three reference dealers selected by the calculation agent from five such reference dealers selected by the calculation agent and eliminating the highest quotation (or, in the event of equality, one of the highest) and the lowest quotation (or, in the event of equality, one of the lowest) for United States Treasury securities with an original maturity longer than the Index Maturity specified in the applicable pricing supplement or term sheet, a remaining term to maturity closest to such Index Maturity and in a principal amount that is representative for a single transaction in such securities in such market at such time. If two United States Treasury securities with an original maturity greater than the Index Maturity specified in the applicable pricing supplement or term sheet have remaining terms to maturity equally close to such Index Maturity, the quotes for the Treasury security with the shorter original term to maturity will be used. If fewer than five but more than two such prices are provided as requested, the CMT Rate on such CMT Rate Interest Determination Date shall be the rate on the CMT Rate Interest Determination Date calculated by the calculation agent based on the arithmetic mean of the bid prices obtained and neither the highest nor lowest of such quotations shall be eliminated; provided, however, that if fewer than three such prices are provided as requested, the CMT Rate determined as of such CMT Rate Determination Date shall be the CMT Rate in effect on such CMT Rate Interest Determination Date.

Eleventh District Cost of Funds Rate Notes.    The “Eleventh District Cost of Funds Rate” for any Interest Determination Date is the rate equal to the monthly weighted average cost of funds for the calendar month preceding the Interest Determination Date as displayed on Reuters Page COFI/ARMS (or any other page as may replace that specified page on that service) as of 11:00 A.M., San Francisco time, on the Calculation Date for that Interest Determination Date under the caption “11th District.”

The following procedures will be used if the Eleventh District Cost of Funds Rate cannot be determined as described above:

•

If the rate is not displayed on the relevant page as of 11:00 A.M., San Francisco time, on the Calculation Date, then the Eleventh District Cost of Funds Rate will be the monthly weighted average cost of funds paid by member institutions of the Eleventh Federal Home Loan Bank District, as announced by the Federal Home Loan Bank of San Francisco, as the cost of funds for the calendar month preceding the date of announcement.

•

If no announcement was made relating to the calendar month preceding the Interest Determination Date, the Eleventh District Cost of Funds Rate will remain the Eleventh District Cost of Funds Rate then in effect on the Interest Determination Date.

Indexed Notes

We may issue debt securities for which the amount of interest or principal that you will receive will not be known on your date of purchase. Interest or principal payments for these types of debt securities, which we call “Indexed Notes,” are determined by reference to securities, financial or non-financial indices, currencies, commodities, interest rates, or a composite or baskets of any or all of the above. Examples of indexed items that may be used include a published stock index, the common stock price of a publicly traded company, the value of the U.S. dollar versus the Japanese yen, or the price of a barrel of West Texas intermediate crude oil.

If you purchase an Indexed Note, you may receive a principal amount at maturity that is greater than or less than the Note’s face amount, and an interest rate that is greater than or less than the interest rate that you would have earned if you had instead purchased a conventional debt security issued by us at the same time with the same maturity. The amount of interest and principal that you will receive will depend on the structure of the Indexed Note and the level of the specified indexed item throughout the term of the Indexed Note and at maturity. Specific information pertaining to the method of determining the interest payments and the principal amount will be described in the prospectus supplement or term sheet, as well as additional risk factors unique to the Indexed Note, certain historical information for the specified indexed item and certain additional United States federal tax considerations.

Renewable Notes

We may issue Renewable Notes (“Renewable Notes”) which are debt securities that will automatically renew at their stated maturity date unless the holder of a Renewable Note elects to terminate the automatic extension feature by giving notice in the manner described in the related prospectus supplement or term sheet.

The holder of a Renewable Note must give notice of termination at least 15 but not more than 30 days prior to a Renewal Date. The holder of a Renewable Note may terminate the automatic extension for less than all of its Renewable Notes only if the terms of the Renewable Note specifically permit partial termination. An election to terminate the automatic extension of any portion of the Renewable Note is not revocable and will be binding on the holder of the Renewable Note. If the holder elects to terminate the automatic extension of the maturity of the Note, the holder will become entitled to the principal and interest accrued up to the Renewal Date. The related prospectus supplement or term sheet will identify a stated maturity date beyond which the Maturity Date cannot be renewed.

If a Renewable Note is represented by a Global Security, DTC or its nominee will be the holder of the Note and therefore will be the only entity that can exercise a right to terminate the automatic extension of a Note. In order to ensure that DTC or its nominee will exercise a right to terminate the automatic extension provisions of a particular Renewable Note, the beneficial owner of the Note must instruct the broker or other DTC participant through which it holds an interest in the Note to notify DTC of its desire to terminate the automatic extension of the Note. Different firms have different cut-off times for accepting instructions from their customers and, accordingly, each beneficial owner should consult the broker or other participant through which it holds an interest in a Note to ascertain the cut-off time by which an instruction must be given for delivery of timely notice to DTC or its nominee.

Extendible Notes

We may issue Notes whose stated Maturity Date may be extended at our option (an “Extendible Note”) for one or more whole-year periods (each, an “Extension Period”), up to but not beyond a stated maturity date described in the related prospectus supplement or term sheet (but not to exceed 30 years from the date of issue).

We may exercise our option to extend the Extendible Note by notifying the applicable trustee (or any duly appointed paying agent) at least 45 but not more than 60 days prior to the then effective Maturity Date. If we elect to extend the Extendible Note, the trustee (or paying agent) will mail (at least 40 days prior to the Maturity Date) to the registered holder of the Extendible Note a notice (an “Extension Notice”) informing the holder of our election, the new Maturity Date and any updated terms. Upon the mailing of the Extension Notice, the maturity of that Extendible Note will be extended automatically as set forth in the Extension Notice.

However, we may, not later than 20 days prior to the Maturity Date of an Extendible Note (or, if that date is not a Business Day, prior to the next Business Day), at our option, establish a higher interest rate, in the case of a Fixed Rate Note, or a higher spread and/or spread multiplier, in the case of a Floating Rate Note, for the Extension Period by mailing or causing the applicable trustee (or paying agent) to mail notice of such higher interest rate or higher spread and/or spread multiplier to the holder of the Note. The notice will be irrevocable.

If we elect to extend the maturity of an Extendible Note, the holder of the Note will have the option to instead elect repayment of the Note by us on the then effective Maturity Date. In order for an Extendible Note to be so repaid on the Maturity Date, we must receive, at least 15 days but not more than 30 days prior to the Maturity Date:

(1)  the Extendible Note with the form “Option to Elect Repayment” on the reverse of the Note duly completed; or

(2)  a facsimile transmission, telex or letter from a member of a national securities exchange or the Financial Industry Regulatory Authority (the “FINRA”) or a commercial bank or trust company in the United States setting forth the name of the holder of the Extendible Note, the principal amount of the Note, the principal amount of the Note to be repaid, the certificate number or a description of the tenor and terms of the Note, a statement that the option to elect repayment is being exercised thereby and a guarantee that the Note be repaid, together with the duly completed form entitled “Option to Elect Repayment” on the reverse of the Note, will be received by the applicable trustee (or paying agent) not later than the fifth Business Day after the date of the facsimile transmission, telex or letter; provided, however; that the facsimile transmission, telex or letter will only be effective if the Note and form duly completed are received by the applicable trustee (or paying agent) by that fifth Business Day. The option may be exercised by the holder of an Extendible Note for less than the aggregate principal amount of the Note then outstanding if the principal amount of the Note remaining outstanding after repayment is an authorized denomination.

If an Extendible Note is represented by a Global Security, DTC or its nominee will be the holder of that Note and therefore will be the only entity that can exercise a right to repayment. To ensure that DTC or its nominee timely exercises a right to repayment with respect to a particular Extendible Note, the beneficial owner of that Note must instruct the broker or other participant through which it holds an interest in the Note to notify DTC of its desire to exercise a right of repayment. Different firms have different cut-off times for accepting instructions from their customers and, accordingly, each beneficial owner should consult the broker or other participant through which it holds an interest in an Extendible Note to determine the cut-off time by which an instruction must be given for timely notice to be delivered to DTC or its nominee.

Global Securities

What Is a Global Security? As noted above, we usually will issue debt securities as registered securities in book-entry form only. A global security represents one or any other number of individual debt securities. Generally, all debt securities represented by the same global securities will have the same terms.

Each debt security issued in book-entry form will be represented by a global security that we deposit with and register in the name of a financial institution or its nominee that we select. The financial institution that we select for this purpose is called the depositary. Unless we specify otherwise in the applicable prospectus supplement or term sheet, The Depository Trust Company, New York, New York, known as DTC, will be the depositary for all debt securities issued in book-entry form.

A global security may not be transferred to or registered in the name of anyone other than the depositary or its nominee, unless special termination situations arise. We describe those situations below under “Special Situations when a Global Security Will Be Terminated.” As a result of these arrangements, the depositary, or its nominee, will be the sole registered owner and holder of all debt securities represented by a global security, and investors will be permitted to own only beneficial interests in a global security. Beneficial interests must be held by means of an account with a broker, bank or other financial institution that in turn has an account with the depositary or with another institution that has an account with the depositary. Thus, an investor whose security is represented by a global security will not be a holder of the debt security, but only an indirect holder of a beneficial interest in the global security.

Special Considerations for Global Securities.    As an indirect holder, an investor’s rights relating to a global security will be governed by the account rules of the investor’s financial institution and of the depositary, as well as general laws relating to securities transfers. The depositary that holds the global security will be considered the holder of the debt securities represented by the global security.

If debt securities are issued only in the form of a global security, an investor should be aware of the following:

•

An investor cannot cause the debt securities to be registered in his or her name, and cannot obtain certificates for his or her interest in the debt securities, except in the special situations we describe below.

•

An investor will be an indirect holder and must look to his or her own bank or broker for payments on the debt securities and protection of his or her legal rights relating to the debt securities, as we describe under “Issuance of Securities in Registered Form” above.

•	An investor may not be able to sell interests in the debt securities to some insurance companies and other institutions that are required by law to own their securities in non-book-entry form.

•

An investor may not be able to pledge his or her interest in a global security in circumstances where certificates representing the debt securities must be delivered to the lender or other beneficiary of the pledge in order for the pledge to be effective.

•

The depositary’s policies, which may change from time to time, will govern payments, transfers, exchanges and other matters relating to an investor’s interest in a global security. We and the trustee have no responsibility for any aspect of the depositary’s actions or for its records of ownership interests in a global security. We and the trustee also do not supervise the depositary in any way.

•	If we redeem less than all the debt securities of a particular series being redeemed, DTC’s practice is to determine by lot the amount to be redeemed from each of its participants holding that series.

•

An investor is required to give notice of exercise of any option to elect repayment of its debt securities, through its participant, to the applicable trustee and to deliver the related debt securities by causing its participant to transfer its interest in those debt securities, on DTC’s records, to the applicable trustee.

•

DTC requires that those who purchase and sell interests in a global security deposited in its book-entry system use immediately available funds. Your broker or bank may also require you to use immediately available funds when purchasing or selling interests in a global security.

•

Financial institutions that participate in the depositary’s book-entry system, and through which an investor holds its interest in a global security, may also have their own policies affecting payments, notices and other matters relating to the debt securities. There may be more than one financial intermediary in the chain of ownership for an investor. We do not monitor and are not responsible for the actions of any of those intermediaries.

Special Situations When a Global Security Will Be Terminated.    In a few special situations described below, a global security will be terminated and interests in it will be exchanged for certificates in non-book-entry form (certificated securities). After that exchange, the choice of whether to hold the certificated debt securities directly or in street name will be up to the investor. Investors must consult their own banks or brokers to find out how to have their interests in a global security transferred on termination to their own names, so that they will be holders. We have described the rights of holders and street name investors under “Holders of Registered Debt Securities” above.

The special situations for termination of a global security are as follows:

•

if the depositary notifies us that it is unwilling, unable or no longer qualified to continue as depositary for that global security, and we do not appoint another institution to act as depositary within 60 days,

•	if we notify the trustee that we wish to terminate that global security, or

•	if an event of default has occurred with regard to the debt securities represented by that global security and has not been cured or waived; we discuss defaults later under “Events of Default.”

The prospectus supplement or term sheet may list situations for terminating a global security that would apply only to the particular series of debt securities covered by the prospectus supplement or term sheet. If a global security is terminated, only the depositary, and not we or the applicable trustee, is responsible for deciding the names of the institutions in whose names the debt securities represented by the global security will be registered and, therefore, who will be the holders of those debt securities.

Payment and Paying Agents

We will pay interest to the person listed in the trustee’s records as the owner of the debt security at the close of business on a particular day in advance of each due date for interest, even if that person no longer owns the debt security on the interest due date. That day, usually about two weeks in advance of the interest due date, is called the “record date.” Because we will pay all the interest for an interest period to the holders on the record date, holders buying and selling debt securities must work out between themselves the appropriate purchase price. The most common manner is to adjust the sales price of the debt securities to prorate interest fairly between buyer and seller based on their respective ownership periods within the particular interest period. This prorated interest amount is called “accrued interest.”

Payments on Global Securities.    We will make payments on a global security in accordance with the applicable policies of the depositary as in effect from time to time. Under those policies, we will make payments directly to the depositary, or its nominee, and not to any indirect holders who own beneficial interests in the global security. An indirect holder’s right to those payments will be governed by the rules and practices of the depositary and its participants, as described under “What Is a Global Security?”.

Payments on Certificated Securities.    We will make payments on a certificated debt security as follows. We will pay interest that is due on an interest payment date by check mailed on the interest payment date to the holder at his or her address shown on the trustee’s records as of the close of business on the regular record date. We will make all payments of principal and premium, if any, by check at the office of the applicable trustee in New York, New York and/or at other offices that may be specified in the prospectus supplement or term sheet or in a notice to holders, against surrender of the debt security.

Alternatively, if the holder asks us to do so, we will pay any amount that becomes due on the debt security by wire transfer of immediately available funds to an account at a bank in New York City, on the due date. To request payment by wire, the holder must give the applicable trustee or other paying agent appropriate transfer instructions at least 15 Business Days before the requested wire payment is due. In the case of any interest payment due on an interest payment date, the instructions must be given by the person who is the holder on the relevant regular record date. Any wire instructions, once properly given, will remain in effect unless and until new instructions are given in the manner described above.

Payment When Offices Are Closed.    If any payment is due on a debt security on a day that is not a Business Day, we will make the payment on the next day that is a Business Day. Payments made on the next Business Day in this situation will be treated under the Indenture as if they were made on the original due date, except as otherwise indicated in the attached prospectus supplement or term sheet. Such payment will not result in a default under any debt security or the Indenture, and no interest will accrue on the payment amount from the original due date to the next day that is a Business Day.

Material Covenants

Consolidation, Merger, Sale or Conveyance.    The Indenture provides that AAM Inc. or Holdings may not consolidate with or merge into any other entity or convey, transfer or lease their properties and assets substantially as an entirety to any entity, unless:

•

the successor or transferee entity, if other than AAM Inc. or Holdings, as the case may be, is a corporation organized and existing under the laws of the United States, any state thereof or the District of Columbia and expressly assumes by a supplemental indenture executed and delivered to the trustee, in form reasonably satisfactory to the trustee, the due and punctual payment of the principal of, any premium on and any interest on, all the outstanding debt securities and the performance of every covenant and obligation in the Indenture to be performed or observed by AAM Inc. or Holdings, as the case may be;

•

immediately after giving effect to the transaction, no Event of Default, as defined in the Indenture, and no event which, after notice or lapse of time or both, would become an Event of Default, has happened and is continuing; and

•

AAM Inc. or Holdings, as the case may be, has delivered to the trustee an officers’ certificate and an opinion of counsel, each in the form required by the Indenture and stating that such consolidation, merger, conveyance, transfer or lease and, if a supplemental indenture is required in connection with such transaction, such supplemental indenture comply with the foregoing provisions relating to such transaction.

In case of any such consolidation, merger, conveyance or transfer, the successor entity will succeed to and be substituted for AAM Inc. or Holdings, as the case may be, as obligor or guarantor on the debt securities, as the case may be, with the same effect as if it had been named in the Indenture as AAM Inc. or Holdings, as the case may be.

Limitation on Liens.    AAM Inc. and Holdings will not, and will not permit any Restricted Subsidiary to, create, incur, issue, assume or guarantee any indebtedness for money borrowed (“Debt”) secured by a Mortgage upon any Operating Property, or upon shares of capital stock or Debt issued by any Restricted Subsidiary and owned by AAM Inc. or Holdings or any Restricted Subsidiary, whether owned at the date of the Indenture or thereafter acquired, without effectively providing concurrently that the debt securities of each series then outstanding under the Indenture are secured equally and ratably with or, at our option, prior to such Debt so long as such Debt shall be so secured.

The foregoing restriction shall not apply to, and there shall be excluded from Debt in any computation under such restriction, Debt secured by:

(1)  Mortgages on any property existing at the time of the acquisition thereof;

(2)  Mortgages on property of a corporation existing at the time such corporation is merged into or consolidated with our company or Holdings or a Restricted Subsidiary or at the time of a sale, lease or other disposition of the properties of such corporation (or a division thereof) as an entirety or substantially as an entirety to us, Holdings or a Restricted Subsidiary, provided that any such Mortgage does not extend to any property owned by us, Holdings or any Restricted Subsidiary immediately prior to such merger, consolidation, sale, lease or disposition;

(3)  Mortgages on property of a corporation existing at the time such corporation becomes a Restricted Subsidiary;

(4)  Mortgages in favor of our company, Holdings or a Restricted Subsidiary;

(5)  Mortgages to secure all or part of the cost of acquisition, construction, development or improvement of the underlying property, or to secure debt incurred to provide funds for any such purpose, provided that the commitment of the creditor to extend the credit secured by any such Mortgage shall have been obtained no later than 360 days after the later of (a) the completion of the acquisition, construction, development or improvement of such property or (b) the placing in operation of such property;

(6)  Mortgages in favor of the United States of America or any State thereof, or any department, agency or instrumentality or political subdivision thereof, to secure partial, progress, advance or other payments; and

(7)  Mortgages existing on the date of the Indenture or any extension, renewal, replacement or refunding of any Debt secured by a Mortgage existing on the date of the Indenture or referred to in clauses (1) to (3) or (5), provided that any such extension, renewal, replacement or refunding of such Debt shall be created within 360 days of repaying the Debt secured by the Mortgage referred to in clauses (1) to (3) or (5) and the principal amount of the Debt secured thereby and not otherwise authorized by clauses (1) to (3) or (5) shall not exceed the principal amount of Debt, plus any premium or fee payable in connection with any such extension, renewal, replacement or refunding, so secured at the time of such extension, renewal, replacement or refunding.

Notwithstanding the restrictions described above, AAM Inc., Holdings and any Restricted Subsidiaries may create, incur, issue, assume or guarantee Debt secured by Mortgages without equally and ratably securing the debt securities of each series then outstanding if, at the time of such creation, incurrence, issuance, assumption or guarantee, after giving effect thereto and to the retirement of any Debt which is concurrently being retired, the aggregate amount of all such Debt secured by Mortgages which would otherwise be subject to such restrictions (other than any Debt secured by Mortgages permitted as described in clauses (1) through (7) of the immediately preceding paragraph) plus all Attributable Debt of AAM Inc., Holdings and the Restricted Subsidiaries in respect of Sale and Leaseback Transactions with respect to Operating Properties (with the exception of such transactions which are permitted under clauses (1) through (4) of the first sentence of the first paragraph under “— Limitation on Sale and Leaseback Transactions” below) does not exceed 10% of Consolidated Net Tangible Assets.

“Consolidated Tangible Assets” means the aggregate of all assets of Holdings (including the value of all existing Sale and Leaseback Transactions and any assets resulting from the capitalization of other long-term lease obligations in accordance with GAAP) appearing on the most recent available consolidated balance sheet of

Holdings at their net book values, after deducting related depreciation, applicable allowances and other properly deductible items, and after deducting all goodwill, trademarks, tradenames, patents, unamortized debt discount and expenses and other like intangibles, all prepared in accordance with GAAP.

“Consolidated Current Liabilities” means the aggregate of the current liabilities of Holdings appearing on the most recent available consolidated balance sheet of Holdings, all in accordance with GAAP. In no event shall Consolidated Current Liabilities include any obligation of Holdings or its Subsidiaries issued under a revolving credit or similar agreement if the obligation issued under such agreement matures by its terms within 12 months from the date thereof but by the terms of such agreement such obligation may be renewed or extended or the amount thereof reborrowed or refunded at the option of Holdings, our company or any Subsidiary for a term in excess of 12 months from the date of determination.

“Consolidated Net Tangible Assets” means Consolidated Tangible Assets after deduction of Consolidated Current Liabilities.

“GAAP” means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as have been approved by a significant segment of the accounting profession which are in effect on the Issue Date.

“Mortgage” means, with respect to any property or assets, any mortgage or deed of trust, pledge, hypothecation, assignment, security interest, lien, encumbrance, or any other security arrangement of any kind or nature whatsoever on or with respect to such property or assets (including any conditional sale or other title retention agreement having substantially the same economic effect as any of the foregoing).

“Operating Property” means any real property or equipment located in the United States owned by, or leased to, AAM Inc., Holdings or any Subsidiary that has a market value in excess of 1.0% of Consolidated Net Tangible Assets.

“Person” means any individual, corporation, partnership, joint venture, trust, unincorporated organization or government or any agency or political subdivision thereof.

“Restricted Subsidiary” means any Subsidiary (excluding AAM Inc.) that owns Operating Property.

“Sale and Leaseback Transaction” means any arrangement with any Person providing for the leasing to AAM Inc., Holdings or any Subsidiary of any Operating Property, which Operating Property has been or is to be sold or transferred by AAM Inc., Holdings or such Subsidiary to such Person.

“Subsidiary” means any corporation of which at least a majority of the outstanding stock having by the terms thereof ordinary voting power for the election of directors of such corporation (irrespective of whether or not at the time stock of any other class or classes of such corporation shall have or might have voting power by reason of the happening of any contingency) is at the time directly or indirectly owned by AAM Inc. or Holdings, or by one or more other Subsidiaries, or by AAM Inc. or Holdings and one or more other Subsidiaries.

Limitation on Sale and Leaseback Transactions.    AAM Inc. and Holdings will not, and will not permit any Restricted Subsidiary to, enter into any Sale and Leaseback Transaction with respect to any Operating Property unless:

(1)  the Sale and Leaseback Transaction is solely with our company, Holdings or another Restricted Subsidiary;

(2)  the lease is for a period not in excess of twenty-four months, including renewals;

(3)  our company, Holdings or such Restricted Subsidiary would (at the time of entering into such arrangement) be entitled as described in clauses (1) through (7) of the second paragraph under the heading “— Limitation on Liens,” without equally and ratably securing the debt securities then outstanding under the Indenture, to create, incur, issue, assume or guarantee Debt secured by a Mortgage on such Operating Property in the amount of the Attributable Debt arising from such Sale and Leaseback Transaction;

(4)  our company, Holdings or such Restricted Subsidiary within 360 days after the sale of such Operating Property in connection with such Sale and Leaseback Transaction is completed, applies an amount equal to the greater of (A) the net proceeds of the sale of such Operating Property or (B) the fair market value of such Operating Property to (i) the retirement of debt securities, other Funded Debt of our company or Holdings ranking on a parity with the debt securities or Funded Debt of a Restricted Subsidiary or (ii) the purchase of Operating Property; or

(5)  the Attributable Debt of our company, Holdings and our Restricted Subsidiaries in respect of such Sale and Leaseback Transaction and all other Sale and Leaseback Transactions entered into after the date of the Indenture (other than any such Sale and Leaseback Transaction as would be permitted as described in clauses (1) through (4) of this sentence), plus the aggregate principal amount of Debt secured by Mortgages on Operating Properties then outstanding (not including any such Debt secured by Mortgages described in clauses (1) through (7) of the second paragraph under the heading “— Limitation on Liens”) which do not equally and ratably secure such outstanding debt securities (or secure such outstanding debt securities on a basis that is prior to other Debt secured thereby), would not exceed 10% of Consolidated Tangible Net Assets.

“Attributable Debt” in respect of any Sale and Leaseback Transaction, means, as of the time of determination, the total obligation (discounted to present value at the rate per annum equal to the discount rate which would be applicable to a capital lease obligation with like term in accordance with GAAP) of the lessee for rental payments (other than amounts required to be paid on account of property taxes, maintenance, repairs, insurance, water rates and other items which do not constitute payments for property rights) during the remaining portion of the initial term of the lease included in such Sale and Leaseback Transaction.

“Funded Debt” means all Debt having a maturity of more than 12 months from the date as of which the determination is made or having a maturity of 12 months or less but by its terms being renewable or extendable beyond 12 months from such date at the option of the borrower, but excluding any such Debt owed to our company, Holdings or a Subsidiary.

Events of Default

An event of default is defined in the Indenture as:

(a)  default for 30 days in payment of any interest on the debt securities (including additional interest under the registration rights agreement described below) when it becomes due and payable;

(b)  default in payment of principal of or any premium on the debt securities at maturity or redemption price when the same becomes due and payable;

(c)  default by us or Holdings in the performance of any other covenant contained in the Indenture for the benefit of the debt securities that has not been remedied by the end of a period of 60 days after notice is given as specified in the Indenture;

(d)  the guarantee of Holdings ceases to be in full force and effect or is declared null and void or Holdings denies that it has any further liability under its guarantee to the note holders, or has given notice to such effect (other than by reason of the termination of the Indenture or the release of such guarantee in accordance with the Indenture), and such condition shall have continued for a period of 30 days after notice is given as specified in the Indenture;

(e)  default in the payment of principal when due or resulting in acceleration of other indebtedness of AAM Inc., Holdings or any Significant Subsidiary for borrowed money where the aggregate principal amount with respect to which the default or acceleration has occurred exceeds $50 million and such acceleration has not been rescinded or annulled or such indebtedness repaid within a period of 30 days after written notice to us by the trustee or to us and the trustee by the holders of at least 25% in principal amount at maturity of the debt securities, provided that if any such default is cured, waived, rescinded or annulled, then the event of default by reason thereof would be deemed not to have occurred; and

(f)  certain events of bankruptcy, insolvency and reorganization of our company or Holdings.

When we refer to a “Significant Subsidiary,” we mean any Subsidiary that would constitute a “significant subsidiary” within the meaning of Article 1 of Regulation S-X of the Securities Act as in effect on the date of the Indenture.

The Indenture provides that:

•

if an event of default described in clause (a), (b), (c), (d) or (e) above has occurred and is continuing, either the trustee or the holders of not less than 25% in aggregate principal amount of the debt securities may declare the principal amount of the debt securities then outstanding, and any accrued and unpaid interest through the date of such declaration, to be due and payable immediately;

•

upon certain conditions such declarations may be annulled and past defaults (except for defaults in the payment of principal of, any premium on or interest on, the debt securities and in compliance with certain covenants) may be waived by the holders of a majority in aggregate principal amount of the debt securities then outstanding; and

•

if an event of default described in clause (f) occurs and is continuing, then the principal amount of all debt securities issued under the Indenture and then outstanding, together with any accrued interest through the

•	occurrence of such event, shall become and be due and payable immediately, without any declaration or other act by the trustee or any other holder.

Under the Indenture, the trustee must give to the holders of debt securities notice of all uncured defaults known to it with respect to the debt securities within 90 days after such a default occurs (the term default to include the events specified above without notice or grace periods); provided that, except in the case of default in the payments of principal of, any premium on, any of the debt securities, the trustee will be protected in withholding such notice if it in good faith determines that the withholding of such notice is in the interests of the holders of the debt securities.

No holder of any debt securities may institute any action under the Indenture unless:

•	such holder has given the trustee written notice of a continuing event of default with respect to the debt securities;

•	the holders of not less than 25% in aggregate principal amount of the debt securities then outstanding have requested the trustee to institute proceedings in respect of such event of default;

•	such holder or holders have offered the trustee such reasonable indemnity as the trustee may require;

•	the trustee has failed to institute an action for 60 days thereafter; and

•	no inconsistent direction has been given to the trustee during such 60-day period by the holders of a majority in aggregate principal amount of debt securities.

The holders of a majority in aggregate principal amount of the debt securities affected and then outstanding will have the right, subject to certain limitations, to direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred on the trustee with respect to the debt securities. The Indenture provides that, if an event of default occurs and is continuing, the trustee, in exercising its rights and powers under the Indenture, will be required to use the degree of care of a prudent man in the conduct of his own affairs. The Indenture further provides that the trustee shall not be required to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties under the Indenture unless it has reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is reasonably assured to it.

We must furnish to the trustee within 120 days after the end of each fiscal year a statement of our company signed by one of the officers of our company to the effect that a review of our activities during such year and our performance under the Indenture and the terms of the debt securities has been made, and, to the knowledge of the signatories based on such review, we have complied with all conditions and covenants of the Indenture or, if we are in default, specifying such default.

Modification of the Indenture

We, the trustee and, if applicable, Holdings and any Subsidiary Guarantors, may, without the consent of the holders of the debt securities issued under the Indenture, enter into supplemental indenture for, among others, one or more of the following purposes:

•	to evidence the succession of another corporation to our company, and the assumption by such successor of our obligations under the Indenture and the debt securities;

•	to add covenants of our company, or surrender any rights of the company, or add any rights for the benefit of the holders of debt securities;

•	to cure any ambiguity, omission, defect or inconsistency in such Indenture;

•	to add any guarantors with respect to the securities of any series;

•

to establish the form or terms of any other series of debt securities, including the form or terms of any Subsidiary Guarantor’s guarantee of the securities and/or the provisions and procedures relating to securities convertible into or exchangeable for any securities of any Person, including the Company or Holdings;

•

to evidence and provide the acceptance of any successor trustee with respect to the debt securities or one or more other series of debt securities or to facilitate the administration of the trusts thereunder by one or more trustees in accordance with such Indenture; and

•	to provide any additional events of default.

With certain exceptions, the Indenture, the Holdings guarantee, any Subsidiary guarantee or the rights of the holders of the debt securities may be modified by us and the trustee with the consent of the holders of a majority in aggregate principal amount of the debt securities then outstanding, but no such modification may be made without the consent of the holder of each outstanding debt security affected thereby that would:

•

change the maturity of any payment of principal of, or any premium on, any debt securities, or change any place of payment where, or the coin or currency in which, any debt security or any premium is payable, or impair the right to institute suit for the enforcement of any such payment on or after the maturity thereof (or, in the case of redemption, on or after the redemption date);

•

reduce the percentage in principal amount of the outstanding debt securities, the consent of whose holders is required for any such modification, or the consent of whose holders is required for any waiver of compliance with certain provisions of the Indenture or certain defaults thereunder and their consequences provided for in the Indenture; or

•

modify any of the provisions of certain sections of the Indenture, including the provisions summarized in this paragraph, except to increase any such percentage or to provide that certain other provisions of the Indenture cannot be modified or waived without the consent of the holder of each outstanding debt securities affected thereby.

Defeasance

The following provisions will be applicable to each series of debt securities unless we state in the applicable prospectus supplement or term sheet that the provisions of covenant defeasance and full defeasance will not be applicable to that series.

Covenant Defeasance.    Under current United States federal tax law, we can make the deposit described below and be released from some of the restrictive covenants in the Indenture under which the particular series was issued. This is called “covenant defeasance.” In that event, you would lose the protection of those restrictive covenants but would gain the protection of having money and government securities set aside in trust to repay your debt securities. If you hold subordinated securities, you also would be released from the subordination provisions described under “Subordinated Indenture Provisions — Subordination” below. In order to achieve covenant defeasance, we must do the following:

•

If the debt securities of the particular series are denominated in U.S. dollars, deposit in trust for the benefit of all holders of such debt securities a combination of money and United States government or United States government agency debt securities or bonds that will generate enough cash to make interest, principal and any other payments on the debt securities on their various due dates.

•

Deliver to the trustee a legal opinion of our counsel confirming that, under current United States federal income tax law, we may make the above deposit without causing you to be taxed on the debt securities any differently than if we did not make the deposit and just repaid the debt securities ourselves at maturity.

•

Deliver to the trustee a legal opinion of our counsel stating that the above deposit does not require registration by us under the Investment Company Act of 1940, as amended, and a legal opinion and officers’ certificate stating that all conditions precedent to covenant defeasance have been complied with.

If we accomplish covenant defeasance, you can still look to us for repayment of the debt securities if there were a shortfall in the trust deposit or the trustee is prevented from making payment. In fact, if one of the remaining Events of Default occurred (such as our bankruptcy) and the debt securities became immediately due and payable, there might be a shortfall. Depending on the event causing the default, you may not be able to obtain payment of the shortfall.

Full Defeasance.    If there is a change in United States federal tax law, as described below, we can legally release ourselves from all payment and other obligations on the debt securities of a particular series (called “full defeasance”) if we put in place the following other arrangements for you to be repaid:

•

If the debt securities of the particular series are denominated in U.S. dollars, we must deposit in trust for the benefit of all holders of such debt securities a combination of money and United States government or United States government agency debt securities or bonds that will generate enough cash to make interest, principal and any other payments on the debt securities on their various due dates.

•

We must deliver to the trustee a legal opinion confirming that there has been a change in current United States federal tax law or an Internal Revenue Service ruling that allows us to make the above deposit without causing you to be taxed on the debt securities any differently than if we did not make the deposit and just repaid the debt securities ourselves at maturity. Under current United States federal tax law, the deposit and our legal release from the debt securities would be treated as though we paid you your share of the cash and debt securities or bonds at the time the cash and debt securities or bonds were deposited in trust in exchange for your debt securities and you would recognize gain or loss on the debt securities at the time of the deposit.

•

We must deliver to the trustee a legal opinion of our counsel stating that the above deposit does not require registration by us under the Investment Company Act of 1940, as amended, and a legal opinion and officers’ certificate stating that all conditions precedent to defeasance have been complied with.

If we ever did accomplish full defeasance, as described above, you would have to rely solely on the trust deposit for repayment of the debt securities. You could not look to us for repayment in the unlikely event of any shortfall. Conversely, the trust deposit would most likely be protected from claims of our lenders and other creditors if we ever became bankrupt or insolvent. If you hold subordinated securities, you would also be released from the subordination provisions described later under “Subordinated Indenture Provisions — Subordination.”

Discharge of the Indenture

We may satisfy and discharge our obligations under the Indenture by delivering to the trustee for cancellation all outstanding debt securities or by depositing with the trustee or the paying agent after the debt securities have become due and payable, whether at stated maturity, or any redemption date, or otherwise, cash sufficient to pay all of the outstanding debt securities and paying all other sums payable under the Indenture by our company.

Form, Exchange and Transfer of Certificated Registered Securities

If registered debt securities cease to be issued in book-entry form, they will be issued:

•	only in fully registered certificated form,

•	without interest coupons, and

•	unless we indicate otherwise in the prospectus supplement or term sheet, in denominations of $1,000 and amounts that are multiples of $1,000.

Holders may exchange their certificated securities for debt securities of smaller denominations or combined into fewer debt securities of larger denominations, as long as the total principal amount is not changed.

Holders may exchange or transfer their certificated securities at the office of their trustee. We have appointed the trustee to act as our agent for registering debt securities in the names of holders transferring debt securities. We may appoint another entity to perform these functions or perform them ourselves.

Holders will not be required to pay a service charge to transfer or exchange their certificated securities, but they may be required to pay any tax or other governmental charge associated with the transfer or exchange. The transfer or exchange will be made only if our transfer agent is satisfied with the holder’s proof of legal ownership.

If we have designated additional transfer agents for your debt security, they will be named in your prospectus supplement or term sheet. We may appoint additional transfer agents or cancel the appointment of any particular transfer agent. We may also approve a change in the office through which any transfer agent acts.

If any certificated securities of a particular series are redeemable and we redeem less than all the debt securities of that series, we may block the transfer or exchange of those debt securities during the period beginning 15 days before the day we mail the notice of redemption and ending on the day of that mailing, in order to freeze the list of holders to prepare the mailing. We may also refuse to register transfers or exchanges of any certificated securities selected for redemption, except that we will continue to permit transfers and exchanges of the unredeemed portion of any debt security that will be partially redeemed.

If a registered debt security is issued in book-entry form, only the depositary will be entitled to transfer and exchange the debt security as described in this subsection, since it will be the sole holder of the debt security.

Resignation of Trustee

The trustee may resign or be removed with respect to one or more series of indenture securities provided that a successor trustee is appointed to act with respect to these series. In the event that two or more persons are acting as trustee with respect to different series of indenture securities under the Indenture, each of the trustees will be a trustee of a trust separate and apart from the trust administered by any other trustee.

The Trustee Under the Indenture

U.S. Bank National Association is one of a number of banks with which we maintain ordinary banking relationships and from which we may have obtained credit facilities and lines of credit.

Certain Considerations Relating to Foreign Currencies

Debt securities denominated or payable in foreign currencies may entail significant risks. These risks include the possibility of significant fluctuations in the foreign currency markets, the imposition or modification of foreign exchange controls and potential illiquidity in the secondary market. These risks will vary depending upon the currency or currencies involved and will be more fully described in the applicable prospectus supplement or term sheet.

DESCRIPTION OF GUARANTEES

The Guarantees

This section summarizes some of the terms of the guarantees by Holdings and/or any relevant Subsidiary Guarantor. Most of the financial terms and other specific material terms of any guarantees that we offer will be described in a prospectus supplement or term sheet to be attached to the front of this prospectus. Furthermore, since the terms of specific guarantees may differ from the general information we have provided below, you should rely on information in the prospectus supplement or term sheet that contradicts different information below.

Each guarantee by Holdings and/or any Subsidiary Guarantors may:

•	be senior obligations of the relevant Guarantor in the case of senior debt securities;

•	be the unsecured and unsubordinated obligations of the relevant Guarantor in the case of senior unsecured debt securities;

•	rank equally (or pari passu) with all other existing and future unsubordinated and unsecured indebtedness of the relevant Guarantor, respectively in the case of senior unsecured debt securities; and

•

with respect to any series of debt securities that is designated as subordinated, be junior and subordinated to any guarantee of any senior indebtedness on the same basis as such debt securities are junior and subordinated to any senior indebtedness.

The obligations of each Subsidiary Guarantor under its guarantee will be limited as necessary to prevent that guarantee from constituting a fraudulent conveyance or fraudulent transfer under applicable law.

Not all of our subsidiaries will guarantee the debt securities. In the event of a bankruptcy, liquidation or reorganization of any of these non-guarantor subsidiaries, these non-guarantor subsidiaries will pay holders of their debts and their trade creditors before they will be able to distribute any of their assets to us.

Each guarantee by a Subsidiary Guarantor will provide by its terms that it will be automatically and unconditionally released and discharged in accordance with its terms as more fully described in the applicable prospectus supplement or term sheet.

DESCRIPTION OF DEBT WARRANTS

We may issue (either separately or together with other offered securities) debt warrants to purchase underlying debt securities issued by us (“offered debt warrants”). We will issue the debt warrants under warrant agreements (each a “debt warrant agreement”) to be entered into between us and a bank or trust company, as warrant agent (the “debt warrant agent”), identified in the prospectus supplement or term sheet.

Because this section is a summary, it does not describe every aspect of the debt warrants and the debt warrant agreement. We urge you to read the debt warrant agreement because it, and not this description, defines your rights as a holder of debt warrants. We will file the form of debt warrant agreement with the SEC. See “Where You Can Find More Information” for information on how to obtain a copy of the debt warrant agreement.

General

You should read the prospectus supplement or term sheet for the material terms of the offered debt warrants, including the following:

•	The title and aggregate number of the debt warrants.

•	The title, rank, aggregate principal amount and terms of the underlying debt securities purchasable upon exercise of the debt warrants.

•

The principal amount of underlying debt securities that may be purchased upon exercise of each debt warrant, and the price or the manner of determining the price at which this principal amount may be purchased upon exercise.

•	The time or times at which, or the period or periods during which, the debt warrants may be exercised and the expiration date of the debt warrants.

•	Any optional redemption terms.

•	Whether certificates evidencing the debt warrants will be issued in registered or bearer form and, if registered, where they may be transferred and exchanged.

•	Whether the debt warrants are to be issued with any debt securities or any other securities and, if so, the amount and terms of these debt securities or other securities.

•	The date, if any, on and after which the debt warrants and these debt securities or other securities will be separately transferable.

•	Any other material terms of the debt warrants.

The prospectus supplement or term sheet will also contain a discussion of the United States federal income tax considerations relevant to the offering.

Debt warrant certificates will be exchangeable for new debt warrant certificates of different denominations. No service charge will be imposed for any permitted transfer or exchange of debt warrant certificates, but we may require payment of any tax or other governmental charge payable in connection therewith. Debt warrants may be exercised and exchanged and debt warrants in registered form may be presented for registration of transfer at the corporate trust office of the debt warrant agent or any other office indicated in the prospectus supplement or term sheet.

Exercise of Debt Warrants

Each offered debt warrant will entitle the holder thereof to purchase the amount of underlying debt securities at the exercise price set forth in, or calculable from, the prospectus supplement or term sheet relating to the offered debt warrants. After the close of business on the expiration date, unexercised debt warrants will be void.

Debt warrants may be exercised by payment to the debt warrant agent of the applicable exercise price and by delivery to the debt warrant agent of the related debt warrant certificate, properly completed. Debt warrants will be deemed to have been exercised upon receipt of the exercise price and the debt warrant certificate or certificates.

Upon receipt of this payment and the properly completed debt warrant certificates, we will, as soon as practicable, deliver the amount of underlying debt securities purchased upon exercise.

If fewer than all of the debt warrants represented by any debt warrant certificate are exercised, a new debt warrant certificate will be issued for the unexercised debt warrants. The holder of a debt warrant will be required to pay any tax or other governmental charge that may be imposed in connection with any transfer involved in the issuance of underlying debt securities purchased upon exercise.

Modifications

There are three types of changes we can make to a debt warrant agreement and the debt warrants issued thereunder.

Changes Requiring Your Approval.    First, there are changes that cannot be made to your debt warrants without your specific approval. Those types of changes include modifications and amendments that:

•	accelerate the expiration date;

•	reduce the number of outstanding debt warrants, the consent of the holders of which is required for a modification or amendment; or

•	otherwise materially and adversely affect the rights of the holders of the debt warrants.

Changes Not Requiring Approval.    The second type of change does not require any vote by holders of the debt warrants. This type of change is limited to clarifications and other changes that would not materially adversely affect the interests of holders of the debt warrants.

Changes Requiring a Majority Vote.    Any other change to the debt warrant agreement and the debt warrants requires a vote in favor by holders of a majority in number of the then outstanding unexercised debt warrants affected thereby. Most changes fall into this category.

No Rights as Holders of Underlying Debt Securities

Before the warrants are exercised, holders of the debt warrants are not entitled to payments of principal, premium or interest, if any, on the related underlying debt securities or to exercise any rights whatsoever as holders of the underlying debt securities.

DESCRIPTION OF WARRANTS TO PURCHASE COMMON STOCK

Holdings may issue (either separately or together with other offered securities) warrants to purchase common stock of Holdings (“common warrants”). We will issue the common warrants under warrant agreements (each, a “common warrant agreement”) to be entered into between Holdings and a bank or trust company, as warrant agent (the “common warrant agent”), identified in the prospectus supplement or term sheet.

Because this section is a summary, it does not describe every aspect of the common warrants and common warrant agreement.

General

You should read the prospectus supplement or term sheet for the material terms of the offered common warrants, including the following:

•	The title and aggregate number of the common warrants.

•

The number of shares of common stock that may be purchased upon exercise of each common warrant; the price, or the manner of determining the price, at which the shares may be purchased upon exercise; if other than cash, the property and manner in which the exercise price may be paid; and any minimum number of common warrants that must be exercised at any one time.

•	The time or times at which, or period or periods in which, the common warrants may be exercised and the expiration date of the common warrants.

•	Any optional redemption terms.

•	The terms of any right that we may have to accelerate the exercise of the common warrants upon the occurrence of certain events.

•	Whether the common warrants will be sold with any other offered securities and, if so, the amount and terms of these other securities.

•	The date, if any, on and after which the common warrants and any other offered securities will be separately transferable.

•	Any other terms of the common warrants.

The prospectus supplement or term sheet will also contain a discussion of the United States federal income tax considerations relevant to the offering.

Certificates representing common warrants will be exchangeable for new common warrant certificates of different denominations. We will not impose a service charge for any permitted transfer or exchange of common warrant certificates, but we may require payment of any tax or other governmental charge payable in connection therewith. Common warrants may be exercised at the corporate trust office of the common warrant agent or any other office indicated in the prospectus supplement or term sheet.

Exercise of Common Warrants

Each offered common warrant will entitle the holder thereof to purchase the number of shares of Holdings’ common stock at the exercise price set forth in, or calculable from, the prospectus supplement or term sheet relating to the common warrants. After the close of business on the applicable expiration date, unexercised common warrants will be void.

Common warrants may be exercised by payment to the common warrant agent of the exercise price and by delivery to the common warrant agent of the related common warrant certificate, with the reverse side thereof properly completed. Common warrants will be deemed to have been exercised upon receipt of the exercise price and the common warrant certificate or certificates. Upon receipt of the payment and the properly completed common warrant certificates, we will, as soon as practicable, deliver the shares of common stock purchased upon the exercise.

If fewer than all of the common warrants represented by any common warrant certificate are exercised, a new common warrant certificate will be issued for the unexercised offered common warrants. The holder of an offered common warrant will be required to pay any tax or other governmental charge that may be imposed in connection with any transfer involved in the issuance of common stock purchased upon exercise.

Modifications

There are three types of changes Holdings can make to a common warrant agreement and the common warrants issued thereunder.

Changes Requiring Your Approval.    First, there are changes that cannot be made to your common warrants without your specific approval. Those types of changes include modifications and amendments that:

•	accelerate the expiration date;

•	reduce the number of outstanding common warrants, the consent of the holders of which is required for a modification or amendment; or

•	otherwise materially and adversely affect the rights of the holders of the common warrants.

Changes Not Requiring Approval.    The second type of change does not require any vote by holders of the common warrants. This type of change is limited to clarifications and other changes that would not materially adversely affect the interests of the holders of the common warrants.

Changes Requiring a Majority Vote.    Any other change to the common warrant agreement requires a vote in favor by holders of not fewer than a majority in number of the then outstanding unexercised common warrants affected thereby. Most changes fall into this category.

Common Warrant Adjustments

The terms and conditions on which the exercise price of and/or the number of shares of common stock covered by a common warrant are subject to adjustment will be set forth in the common warrant agreement and the prospectus supplement or term sheet. The terms will include provisions for adjusting the exercise price and/or the number of shares of common stock covered by the common warrant; the events requiring the adjustment; the events upon which we may, in lieu of making the adjustment, make proper provisions so that the holder of a common warrant, upon exercise thereof, would be treated as if the holder had exercised the common warrant prior to the occurrence of the events; and provisions affecting exercise in the event of certain events affecting the common stock.

No Rights as Stockholders

Holders of common warrants are not entitled, by virtue of being holders, to receive dividends or to vote, consent or receive notice as our stockholders in respect of any meeting of stockholders for the election of our directors or for any other matter, or exercise any other rights whatsoever as our stockholders.

DESCRIPTION OF COMMON STOCK

The following summary describes elements of Holdings’ Certificate of Incorporation and Bylaws.

Holdings’ authorized capital stock consists of (i) 150,000,000 shares of common stock, par value $.01 per share, of which 75,339,868 shares were issued and outstanding as of June 30, 2011, (ii) 10,000,000 shares of preferred stock, par value $.01 per share of which no shares are issued and outstanding and (iii) 40,000,000 shares of series common stock, par value $.01 per share, of which no shares are issued and outstanding. The following description of Holdings’ capital stock and related matters is qualified in its entirety by reference to the Certificate of Incorporation and the Bylaws, copies of which are on file with the SEC.

Common Stock

Holders of common stock are entitled to one vote per share on all matters to be voted upon by the stockholders. The holders of common stock do not have cumulative voting rights in the election of directors. Holders of common stock are entitled to receive dividends if, as and when dividends are declared from time to time by Holdings’ Board of Directors out of funds legally available therefor, after payment of dividends required to be paid on outstanding preferred stock or series common stock (as described below), if any. In the event of liquidation, dissolution or winding up of Holdings, the holders of common stock are entitled to share ratably in all assets remaining after payment of liabilities and accrued but unpaid dividends and liquidation preferences on any outstanding preferred stock or series common stock of Holdings. The common stock has no preemptive or conversion rights and is not subject to further calls or assessment by Holdings. There are no redemption or sinking fund provisions applicable to the common stock. The common stock sold by Holdings in an offering pursuant to this prospectus, when sold to the underwriters of such offering in the manner described in this prospectus and the prospectus supplement or term sheet relating to such offering will be, and all currently outstanding common stock of Holdings is, duly authorized, validly issued, fully paid and non-assessable.

Preferred Stock and Series Common Stock

The Certificate of Incorporation authorizes the Board of Directors to establish one or more series of preferred stock and series common stock and to determine, with respect to any series of preferred stock or series common stock, the terms and rights of such series, including (i) the designation of the series, (ii) the number of shares of the series, which number the Board may thereafter (except where otherwise provided in the preferred stock or series common stock designation) increase or decrease (but not below the number of shares thereof then outstanding), (iii) whether dividends, if any, will be cumulative or non-cumulative and the dividend rate of the series, (iv) the dates at which dividends, if any, will be payable, (v) the redemption rights and price or prices, if any, for shares of the series, (vi) the terms and amounts of any sinking fund provided for the purchase or redemption of shares of the series, (vii) the amounts payable on shares of the series in the event of any voluntary or involuntary liquidation, dissolution or winding-up of the affairs of Holdings, (viii) whether the shares of the series will be convertible into shares of any other class or series, or any other security, of Holdings or any other corporation, and, if so, the specification of such other class or series or such other security, the conversion price or prices or rate or rates, any adjustments thereof, the date or dates as of which such shares shall be convertible and all other terms and conditions upon which such conversion may be made, (ix) restrictions on the issuance of shares of the same series or of any other class or series, and (x) the voting rights, if any, of the holders of such series. The authorized shares of preferred stock and series common stock, as well as shares of common stock, will be available for issuance without further action by Holdings’ stockholders, unless such action is required by applicable law or the rules of any stock exchange or automated quotation system on which the Holdings’ securities may be listed or traded.

Although the Board has no intention at the present time of doing so, it could issue a series of preferred stock or series common stock that could, depending on the terms of such series, impede the completion of a merger, tender offer or other takeover attempt. The Board will make any determination to issue such shares based on its judgment as to the best interests of Holdings and its stockholders. The Board, in so acting, could issue preferred stock or series common stock having terms that could discourage an acquisition attempt or other transaction that some, or a majority, of the Holdings’ stockholders might believe to be in their best interests or in which stockholders might receive a premium for their stock over the then-current market price of such stock.

Authorized but Unissued Capital Stock

Delaware law does not require stockholder approval for any issuance of authorized shares. However, the listing requirements of the New York Stock Exchange, which would apply so long as the common stock remains listed on the New York Stock Exchange, require stockholder approval of certain issuances equal to or exceeding 20% of the then outstanding voting power or then outstanding number of shares of common stock. These additional shares may be used for a variety of corporate purposes, including future public offerings to raise additional capital or to facilitate acquisitions.

One of the effects of the existence of unissued and unreserved common stock, preferred stock and series common stock may be to enable Holdings’ Board of Directors to issue shares to persons friendly to current management, which issuance could render more difficult or discourage an attempt to obtain control of the Holdings by means of a merger, tender offer, proxy contest or otherwise, and thereby protect the continuity of Holdings’ management and possibly deprive the stockholders of opportunities to sell their shares of common stock at prices higher than prevailing market prices.

The Delaware General Corporation Law

Holdings is a Delaware corporation subject to Section 203 of the Delaware General Corporation Law (the “DGCL”). Section 203 provides that, subject to certain exceptions specified therein, a Delaware corporation shall not engage in certain “business combinations” with any “interested stockholder” for a three-year period following the time that such stockholder became an interested stockholder unless (i) the corporation has elected in its certificate of incorporation not to be governed by Section 203 (Holdings has not made such an election), (ii) prior to such time, the board of directors of the corporation approved either the business combination or the transaction which resulted in the stockholder becoming an interested stockholder, (iii) upon consummation of the transaction which resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced (excluding certain shares), or (iv) at or subsequent to such time, the business combination is approved by the board of directors of the corporation and by the affirmative vote of at least 66 2/3% of the outstanding voting stock which is not owned by the interested stockholder. The three-year prohibition also does not apply to certain business combinations proposed by an interested stockholder following the announcement or notification of certain extraordinary transactions involving the corporation and a person who had not been an interested stockholder during the previous three years or who became an interested stockholder with the approval of a majority of the corporation’s directors. The term “business combination” is defined generally to include mergers or consolidations between a Delaware corporation and an “interested stockholder,” transactions with an “interested stockholder” involving the assets or stock of the corporation or its majority-owned subsidiaries and transactions which increase an interested stockholder’s percentage ownership of stock. Except as specified in Section 203 of the DGCL, an “interested stockholder” is defined to include any person, other than the corporation and any direct or indirect majority-owned subsidiary, that is (x) the owner of 15% or more of the outstanding voting stock of the corporation, or is an affiliate or associate of the corporation and was the owner of 15% or more of the outstanding voting stock of the corporation, at any time within three years immediately prior to the relevant date or (y) the affiliates and associates of any such person.

Under certain circumstances, Section 203 makes it more difficult for a person who would be an “interested stockholder” to effect various business combinations with a corporation for a three-year period. The provisions of Section 203 may encourage companies interested in acquiring Holdings to negotiate in advance with Holdings’ Board of Directors, because the stockholder approval requirement would be avoided if the Board of Directors approves either the business combination or the transaction which results in the stockholder becoming an interested stockholder. Such provisions also may have the effect of preventing changes in Holdings’ Board of Directors and may make it more difficult to accomplish transactions which stockholders may otherwise deem to be in their best interests.

Certificate of Incorporation; Bylaws

The Certificate of Incorporation and the Bylaws contain certain provisions that could make more difficult the acquisition of Holdings by means of a tender offer, a proxy contest or otherwise.

Classified Board.    The Certificate of Incorporation provides that Holdings’ Board of Directors will be divided into three classes of directors, with the classes to be as nearly equal in number as possible. As a result, approximately one-third of the Board of Directors will be elected each year. The classification of directors will have the effect of making it more difficult for stockholders to change the composition of Holdings’ Board. The Certificate of Incorporation provides that, subject to any rights of holders of Preferred Stock or Series Common Stock to elect additional directors under specified circumstances, the number of directors will be fixed in the manner provided in the Bylaws. The Certificate of Incorporation and the Bylaws provide that the number of directors will be fixed from time to time exclusively pursuant to a resolution adopted by the Board, but must consist of not less than three directors. In addition, the Certificate of Incorporation provides that, subject to any rights of holders of Preferred Stock, and unless the Board otherwise determines, any vacancies will be filled only by the affirmative vote of a majority of the remaining directors, though less than a quorum.

Removal of Directors.    Under the DGCL, unless otherwise provided in the Certificate of Incorporation, directors serving on a classified board may be removed by the stockholders only for cause. In addition, the Certificate of Incorporation and the Bylaws provide that directors may be removed only for cause and only upon the affirmative vote of holders of at least 75% of the voting power of all the then outstanding shares of stock entitled to vote generally in the election of directors (“Voting Stock”), voting together as a single class.

Stockholder Action.    The Certificate of Incorporation and the Bylaws provide that stockholder action can be taken only at an annual or special meeting of stockholders and may not be taken by written consent in lieu of a meeting. The Certificate of Incorporation and the Bylaws provide that special meetings of stockholders can be called only by Holdings’ Chief Executive Officer or pursuant to a resolution adopted by the Board. Stockholders are not permitted to call a special meeting or to require that the Board call a special meeting of stockholders. Moreover, the business permitted to be conducted at any special meeting of stockholders is limited to the business brought before the meeting pursuant to the notice of meeting given by Holdings.

Advance Notice Procedures.    The Bylaws establish an advance notice procedure for stockholders to make nominations of candidates for election as directors, or bring other business before an annual or special meeting of stockholders of Holdings (the “Stockholders Notice Procedure”). The Stockholders Notice Procedure provides that only persons who are nominated by, or at the direction of the Board of Directors, the Chairman of the Board, or by a stockholder who has given timely written notice to the Secretary of Holdings prior to the meeting at which directors are to be elected, will be eligible for election as directors of Holdings. The Stockholders Notice Procedure also provides that at an annual meeting only such business may be conducted as has been brought before the meeting pursuant to the notice of meeting delivered by Holdings or by, or at the direction of, the Chairman of the Board or by a stockholder who is entitled to vote at the meeting and who has given timely written notice to the Secretary of Holdings of such stockholder’s intention to bring such business before such meeting. Under the Stockholders Notice Procedure, for notice of stockholder nominations to be made at an annual meeting to be timely, such notice must be received by Holdings not less than 70 days nor more than 90 days prior to the first anniversary of the previous year’s annual meeting (or, if the date of the annual meeting is advanced by more than 20 days or delayed by more than 70 days from such anniversary date, not earlier than the 90th day prior to such meeting and not later than the later of (x) the 70th day prior to such meeting and (y) the 10th day after public announcement of the date of such meeting is first made). Notwithstanding the foregoing, in the event that the number of directors to be elected is increased and there is no public announcement naming all of the nominees for director or specifying the size of the increased Board of Directors made by Holdings at least 80 days prior to the first anniversary of the preceding year’s annual meeting, a stockholder’s notice will be timely, but only with respect to nominees for any new positions created by such increase, if it is received by Holdings not later than the 10th day after such public announcement is first made by Holdings. Under the Stockholders Notice Procedure, for notice of a stockholder nomination to be made at a special meeting at which directors are to be elected to be timely, such notice must be received by Holdings not earlier than the 90th day before such meeting and not later than the later of (x) the 70th day prior to such meeting and (y) the 10th day after the public announcement of the date of such meeting is first made. In addition, under the Stockholders Notice Procedure, a stockholder’s notice to Holdings proposing to nominate a person for election as a director or relating to the conduct of business other than the nomination of directors must contain certain specified information. If the Chairman of the Board or other officer presiding at a meeting determines that a person was not nominated, or other business was not brought before the meeting, in accordance with the Stockholders Notice Procedure, such person will not be eligible for election as a director, or such business will not be conducted at such meeting, as the case may be.

Liability of Directors; Indemnification.    The Certificate of Incorporation provides that a director will not be personally liable for monetary damages to Holdings or its stockholders for breach of fiduciary duty as a director, except to the extent such exemption from liability or limitation thereof is not permitted under the DGCL. The Certificate of Incorporation also provides that each current or former director, officer, employee or agent of Holdings, or each such person who is or was serving or who had agreed to serve at the request of Holdings as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise (including the heirs, executors, administrators or estate of such person), will be indemnified by Holdings to the full extent permitted by the DGCL, as the same exists or may in the future be amended (but, in the case of any such amendment, only to the extent that such amendment permits Holdings to provide broader indemnification rights than said law permitted Holdings to provide prior to such amendment). The Certificate of Incorporation also specifically authorizes Holdings to enter into agreements with any person providing for indemnification greater or different than that provided by the Certificate of Incorporation.

Amendment.    The Certificate of Incorporation provides that the affirmative vote of the holders of at least 75% of the voting power of the outstanding shares of Voting Stock, voting together as a single class, is required to amend provisions of the Certificate of Incorporation relating to the prohibition of stockholder action without a meeting; the number, election and term of Holdings’ directors; and the removal of directors. The Certificate of Incorporation further provides that the Bylaws may be amended by the Board or by the affirmative vote of the holders of at least 75% of the outstanding shares of Voting Stock, voting together as a single class.

The description set forth above is intended as a summary only and is qualified in its entirety by reference to the forms of the Certificate of Incorporation and the Bylaws, copies of which are being filed as exhibits to the Registration Statement of which this prospectus is a part.

Rights Plan

In September 2003, Holdings’ Board of Directors adopted a Stockholder Rights Plan (the “Rights Plan”) and declared a dividend of one preferred share purchase right for each outstanding share of common stock for stockholders of record on September 25, 2003. The Rights Plan provides a reasonable means of safeguarding the interests of all stockholders against unsolicited takeover attempts at a price not reflective of the Holdings’ fair value. The Rights Plan is designed to give the Board of Directors sufficient time to evaluate and respond to an unsolicited takeover attempt and to encourage anyone or group considering such action to negotiate first with the Board of Directors.

On October 30, 2009, Holdings amended the Rights Plan in order to preserve the long-term value and availability of Holdings’ net operating loss (“NOL”) carryforwards and related tax benefits (“Amended Rights Plan”). The Amended Rights Plan, among other things, reduced the beneficial ownership threshold at which a person or group becomes an “Acquiring Person” under the plan from 15% of our then-outstanding shares of common stock to 4.99% of Holdings’ then-outstanding shares of common stock. The Amended Rights Plan also expanded the scope of the definition of “Acquiring Person” to include persons or groups that would be considered “5-percent shareholders” under Section 382 of the Internal Revenue Code of 1986, as amended, and the treasury regulations promulgated thereunder. Stockholders who beneficially owned 5% or more of Holdings’

outstanding shares of common stock at the time of the amendment were exempt from the 4.99% threshold, subject to certain restrictions set forth in the Amended Rights Plan.

On February 8, 2011, Holdings’ Board of Directors approved a second amended and restated rights plan (“Second Amended Rights Plan”) to remove certain provisions that were added as part of the October 2009 amendment. The Second Amended Rights Plan, among other things, increases the beneficial ownership threshold at which a person or group becomes an “Acquiring Person” under the plan from 4.99% of the Holdings’ then-outstanding shares of common stock to 15% of the Holdings’ then-outstanding shares of common stock. The Second Amended Rights Plan also narrows the scope of the definition of “Acquiring Person” to exclude the reference to persons or groups that would be considered “5-percent shareholders” under Section 382 of the Internal Revenue Code of 1986, as amended, and the related treasury regulations promulgated thereunder.

The Second Amended Rights Plan will automatically expire by its terms on September 15, 2013.

Registrar and Transfer Agent

The registrar and transfer agent for the common stock is Computershare Trust Co. of New York.

Listing

Holdings’ common stock is listed on the New York Stock Exchange under the symbol “AXL.”

DESCRIPTION OF PREFERRED STOCK

Under Holdings’ Certificate of Incorporation, it is authorized to adopt resolutions providing for the issuance, in one or more series, of up to 10,000,000 shares of preferred stock, $.01 par value, with the powers, preferences and relative, participating, optional or other special rights and qualifications, limitations or restrictions thereof adopted by the Board of Directors or a duly authorized committee thereof.

Because this section is a summary, it does not describe every aspect of Holdings’ preferred stock. We urge you to read Holdings’ Certificate of Incorporation and the certificate of designations creating your preferred stock because they, and not this description, define your rights as a holder of preferred stock. Holdings has filed the Certificate of Incorporation and will file the certificate of designations with the SEC. See “Where You Can Find More Information” for information on how to obtain copies of these documents.

The specific material terms of any preferred stock proposed to be sold under this prospectus and an attached prospectus supplement or term sheet will be described in the prospectus supplement or term sheet. If so indicated in the prospectus supplement or term sheet, the terms of the offered preferred stock may differ from the terms set forth below.

General

Unless otherwise specified in the prospectus supplement or term sheet relating to the offered preferred stock, each series of preferred stock will rank on a parity as to dividends and distribution of assets upon liquidation and in all other respects with all other series of preferred stock. The preferred stock will, when issued, be fully paid and nonassessable and holders thereof will have no preemptive rights.

You should read the prospectus supplement or term sheet for the material terms of the preferred stock offered thereby, including the following:

•	The title and stated value of the preferred stock.

•	The number of shares of the preferred stock offered, the liquidation preference per share and the offering price of the preferred stock.

•	The dividend rate(s), period(s) and/or payment date(s) or method(s) of calculation thereof applicable to the preferred stock.

•	The date from which dividends on the preferred stock will accumulate, if applicable.

•	The liquidation rights of the preferred stock.

•	The procedures for any auction and remarketing, if any, of the preferred stock.

•	The sinking fund provisions, if applicable, for the preferred stock.

•	The redemption provisions, if applicable, for the preferred stock.

•

Whether the preferred stock will be convertible into or exchangeable for other securities and, if so, the terms and conditions of conversion or exchange, including the conversion price or exchange ratio and the conversion or exchange period (or the method of determining the same).

•	Whether the preferred stock will have voting rights and the terms thereof, if any.

•	Whether the preferred stock will be listed on any securities exchange.

•	Whether the preferred stock will be issued with any other securities and, if so, the amount and terms of these other securities.

•	Any other specific material terms, preferences or rights of, or limitations or restrictions on, the preferred stock.

Subject to Holdings’ Certificate of Incorporation and to any limitations contained in its outstanding preferred stock, Holdings may issue additional series of preferred stock, at any time or from time to time, with the powers, preferences and relative, participating, optional or other special rights and qualifications, limitations or restrictions thereof, as the Board of Directors or any duly authorized committee thereof may determine, all without further action of its stockholders, including holders of its then outstanding preferred stock.

If applicable, the prospectus supplement or term sheet will also contain a discussion of the material United States federal income tax considerations relevant to the offering.

Dividends

Holders of preferred stock will be entitled to receive cash dividends, when, as and if declared by the Board of Directors, out of Holdings’ assets legally available for payment, at the rate and on the dates set forth in the prospectus supplement or term sheet. Each dividend will be payable to holders of record as they appear on Holdings’ stock books on the record date fixed by the Board of Directors. Dividends, if cumulative, will be cumulative from and after the date set forth in the applicable prospectus supplement or term sheet.

Holdings may not:

•	declare or pay dividends (except in its stock that is junior as to dividends and liquidation rights to the preferred stock (“junior stock”)) or make any other distributions on junior stock, or

•

purchase, redeem or otherwise acquire junior stock or set aside funds for that purpose (except in a reclassification or exchange of junior stock through the issuance of other junior stock or with the proceeds of a reasonably contemporaneous sale of junior stock), if there are arrearages in dividends or failure in the payment of the sinking fund or redemption obligations on any of Holdings’ preferred stock and, in the case of the first bullet point above, if dividends in full for the current quarterly dividend period have not been paid or declared on any of Holdings’ preferred stock.

Dividends in full may not be declared or paid or set apart for payment on any series of preferred stock unless:

•	there are no arrearages in dividends for any past dividend periods on any series of preferred stock, and

•	to the extent that the dividends are cumulative, dividends in full for the current dividend period have been declared or paid on all preferred stock.

Any dividends declared or paid when dividends are not so declared, paid or set apart in full will be shared ratably by the holders of all series of preferred stock in proportion to the respective arrearages and undeclared and unpaid current cumulative dividends. No interest, or sum of money in lieu of interest, will be payable in respect of any dividend payment or payments that may be in arrears.

Conversion and Exchange

If the preferred stock will be convertible into or exchangeable for common stock or other securities, the prospectus supplement or term sheet will set forth the terms and conditions of that conversion or exchange, including the conversion price or exchange ratio (or the method of calculating the same), the conversion or exchange period (or the method of determining the same), whether conversion or exchange will be mandatory or at the option of the holder or us, the events requiring an adjustment of the conversion price or the exchange ratio and provisions affecting conversion or exchange in the event of the redemption of that preferred stock. These terms may also include provisions under which the number of shares of common stock or the number or amount of other securities to be received by the holders of that preferred stock upon conversion or exchange would be calculated according to the market price of the common stock or those other securities as of a time stated in the prospectus supplement or term sheet.

Liquidation Rights

In the event of Holdings’ voluntary or involuntary liquidation, dissolution or winding up, the holders of each series of the preferred stock will be entitled to receive out of the assets that are available for distribution to stockholders, before any distribution of assets is made to holders of any junior stock, liquidating distributions in the amount set forth in the applicable prospectus supplement or term sheet plus all accrued and unpaid dividends. If, upon Holdings’ voluntary or involuntary liquidation, dissolution or winding up, the amounts payable with respect to the preferred stock are not paid in full, the holders of preferred stock of each series will share ratably in the distribution of assets in proportion to the full respective preferential amounts to which they are entitled. After payment of the full amount of the liquidating distribution to which they are entitled, the holders of the preferred stock will not be entitled to any further participation in any distribution of assets. Holdings’ consolidation or merger with or into any other corporation or corporations or a sale of all or substantially all of its assets will not be deemed to be a liquidation, dissolution or winding up for purposes of these provisions.

Redemption

If so provided in the prospectus supplement or term sheet, the offered preferred stock may be redeemable in whole or in part at Holdings’ option at the times and at the redemption prices set forth therein.

If dividends on any series of preferred stock are in arrears or Holdings has failed to fulfill its sinking fund or redemption obligations with respect to any series of preferred stock, Holdings may not purchase or redeem shares of preferred stock or any other capital stock ranking on a parity with or junior to the preferred stock as to dividends or upon liquidation, nor permit any subsidiary to do so, without in either case the consent of the holders of at least two-thirds of each series of preferred stock then outstanding; provided, however, that:

•

to meet purchase, retirement or sinking fund obligations with respect to any series of preferred stock, Holdings may use shares of that preferred stock acquired prior to the arrearages or failure of payment and then held as treasury stock, and

•

Holdings may complete the purchase or redemption of shares of preferred stock for which a contract was entered into for any purchase, retirement or sinking fund purposes prior to the arrearages or failure of payment.

Voting Rights

Except as indicated below or in the prospectus supplement or term sheet, or except as expressly required by applicable law, the holders of the preferred stock will not be entitled to vote. As used herein, the term “applicable preferred stock” means those series of preferred stock to which the provisions described herein are expressly made applicable by resolutions of the Board of Directors.

If the equivalent of six quarterly dividends payable on any shares of any series of applicable preferred stock are in default (whether or not the dividends have been declared or the defaulted dividends are consecutive), the number of directors will be increased by two and the holders of all outstanding series of applicable preferred stock, voting as a single class without regard to series, will be entitled to elect the two additional directors until four consecutive quarterly dividends are paid or declared and set apart for payment, if the shares are cumulative, or until all arrearages in dividends and dividends in full for the current quarterly period are paid or declared and set apart for payment, if the shares are non-cumulative, whereupon all voting rights described herein will be divested from the applicable preferred stock. The holders of applicable preferred stock may exercise their special class voting rights at meetings of the stockholders for the election of directors or at special meetings for the purpose of electing directors, in either case at which the holders of not less than one-third of the aggregate number of shares of applicable preferred stock are present in person or by proxy.

The affirmative vote of the holders of at least two-thirds of the outstanding shares of any series of preferred stock will be required:

•

for any amendment of the Certificate of Incorporation (or the related certificate of designations) that will adversely affect the powers, preferences or rights of the holders of the preferred stock of that series, or

•

to create any class of stock (or increase the authorized number of shares of any class of stock) that will have preference as to dividends or upon liquidation over the preferred stock of that series or create any stock or other security convertible into or exchangeable for or evidencing the right to purchase any stock of that class.

In addition, the affirmative vote of the holders of a majority of all the shares of Holdings’ preferred stock then outstanding will be required to increase the authorized amount of preferred stock.

SPECIAL PROVISIONS RELATING TO FOREIGN CURRENCY DEBT SECURITIES

General

Unless otherwise indicated in the applicable prospectus supplement or term sheet, the debt securities will be denominated in U.S. dollars, payments of principal of, premium, if any, and interest on the debt securities will be made in U.S. dollars and payment of the purchase price of the debt securities must be made in immediately available funds. If any of the debt securities (“Foreign Currency Debt Securities”) are to be denominated or payable in a currency (a “specified currency”) other than U.S. dollars, the following provisions will apply in addition to, and to the extent inconsistent therewith will replace, the description of general terms and provisions of debt securities set forth in the accompanying prospectus and elsewhere in this prospectus.

A prospectus supplement or term sheet with respect to any Foreign Currency Debt Security (which may include information with respect to applicable current foreign exchange controls) is a part of this prospectus and prospectus supplement or term sheet. Any information concerning exchange rates is furnished as a matter of information only and should not be regarded as indicative of the range of or trends in fluctuations in currency exchange rates that may occur in the future.

Currencies

We may offer Foreign Currency Debt Securities denominated and/or payable in a specified currency or specified currencies. Unless otherwise indicated in the applicable prospectus supplement or term sheet, purchasers are required to pay for Foreign Currency Debt Securities in the specified currency. At the present time, there are limited facilities in the United States for conversion of U.S. dollars into specified currencies and vice versa, and banks may elect not to offer non-U.S. dollar checking or savings account facilities in the United States. However, if requested on or prior to the fifth Business Day preceding the date of delivery of the Foreign Currency Debt Securities, or by such other day as determined by the agent who presents such offer to purchase Foreign Currency Debt Securities to us, such agent may be prepared to arrange for the conversion of U.S. dollars into the specified currency set forth in the applicable prospectus supplement or term sheet to enable the purchasers to pay for the Foreign Currency Debt Securities. Each such conversion will be made by the agents on such terms and subject to such conditions, limitations and charges as the agents may from time to time establish in accordance with their regular foreign exchange practices. All costs of exchange will be borne by the purchasers of the Foreign Currency Debt Securities.

Information about the specified currency in which a particular Foreign Currency Debt Security is denominated and/or payable, including historical exchange rates and a description of the currency and any exchange controls, will be set forth in the applicable prospectus supplement or term sheet.

Payment of Principal and Interest

The principal of, premium, if any, and interest on Foreign Currency Debt Securities is payable by us in the specified currency. Currently, banks do not generally offer non-U.S. dollar-denominated account facilities in their offices in the United States, although they are permitted to do so. Accordingly, a holder of Foreign Currency Debt Securities will be paid in U.S. dollars converted from the specified currency unless the holder is entitled to elect, and does elect, to be paid in the specified currency, or as otherwise specified in the applicable prospectus supplement or term sheet.

Any U.S. dollar amount to be received by a holder of a Foreign Currency Debt Security will be based on the highest bid quotation in The City of New York received by an agent for us specified in the applicable prospectus supplement or term sheet (the “Exchange Rate Agent”) at approximately 11:00 A.M., New York City time, on the second Business Day preceding the applicable payment date from three recognized foreign exchange dealers (one of whom may be the Exchange Rate Agent) selected by the Exchange Rate Agent and approved by us for the purchase by the quoting dealer of the specified currency for U.S. dollars for settlement on the payment date in the aggregate amount of the specified currency payable to all holders of Foreign Currency Debt Securities scheduled to receive U.S. dollar payments and at which the applicable dealer commits to execute a contract. If three bid quotations are not available, payments will be made in the specified currency. All currency exchange costs will be borne by the holder of the Foreign Currency Debt Security by deductions from such payments.

Unless otherwise indicated in the applicable prospectus supplement or term sheet, a holder of Foreign Currency Debt Securities may elect to receive payment of the principal of, and premium, if any, and interest on the Foreign Currency Debt Securities in the specified currency by transmitting a written request for such payment to the corporate trust office of the trustee in The City of New York on or prior to the regular record date or at least fifteen calendar days prior to Maturity Date, as the case may be. This request may be in writing (mailed or hand delivered) or sent by cable, telex or other form of facsimile transmission. A holder of a Foreign Currency Debt Security may elect to receive payment in the specified currency for all principal, premium, if any, and interest payments and need not file a separate election for each payment. This election will remain in effect until revoked by written notice to the trustee, but written notice of any revocation must be received by the trustee on or prior to the regular record date or at least fifteen calendar days prior to the Maturity Date, as the case may be. Holders of Foreign Currency Debt Securities whose debt securities are to be held in the name of a broker or nominee should contact their brokers or nominees to determine whether and how an election to receive payments in the specified currency may be made.

Unless otherwise specified in the applicable prospectus supplement or term sheet, if the specified currency is other than U.S. dollars, a beneficial owner of the related global security who elects to receive payments of principal, premium, if any, and/or interest, if any, in the specified currency must notify its participant through which it owns its beneficial interest on or prior to the applicable record date or at least fifteen calendar days prior to the Maturity Date, as the case may be, of such beneficial owner’s election. The participant must notify the depositary of such election on or prior to the third Business Day after such record date or at least 12 calendar days prior to the Maturity Date, as the case may be, and the depositary will notify the trustee of such election on or prior to the fifth Business Day after such record date or at least ten calendar days prior to the Maturity Date, as the case may be. If complete instructions are received by the participant from the beneficial owner and forwarded by the participant to the depositary, and by the depositary to the trustee, on or prior to such dates, then the beneficial owner will receive payments in the specified currency. See “Description of Debt Securities — Global Securities” in the accompanying prospectus.

Principal and interest on Foreign Currency Debt Securities paid in U.S. dollars will be paid in the manner specified in the accompanying prospectus supplement or term sheet and this prospectus with respect to debt securities denominated in U.S. dollars. Interest on Foreign Currency Debt Securities paid in the specified currency will be paid by check mailed on an Interest Payment Date other than a Maturity Date to the persons entitled thereto to the addresses of such holders as they appear in the security register or, at our option, by wire transfer to a bank account maintained by the holder in the country of the specified currency. The principal of, premium, if any, and interest on Foreign Currency Debt Securities, together with interest accrued and unpaid thereon, due on the Maturity Date will be paid, in the specified currency in immediately available funds upon surrender of such debt securities at the corporate trust office of the trustee in The City of New York, or, at our option, by wire transfer to such bank account of immediately available funds to an account with a bank designated at least 15 calendar days prior to the Maturity Date by the applicable registered holder, provided the particular bank has appropriate facilities to make these payments and the particular Foreign Currency Debt Security is presented and surrendered at the office or agency maintained by us for this purpose in the Borough of Manhattan, The City of New York, in time for the trustee to make these payments in accordance with its normal procedures.

Payment Currency

If a specified currency is not available for the payment of principal, premium or interest with respect to a Foreign Currency Debt Security due to the imposition of exchange controls or other circumstances beyond our control, we will be entitled to satisfy our obligations to holders of Foreign Currency Debt Securities by making such payment in U.S. dollars on the basis of the noon buying rate in The City of New York for cable transfers of the specified currency as certified for customs purposes (or, if not so certified, as otherwise determined) by the Federal Reserve Bank of New York (the “Market Exchange Rate”) as computed by the Exchange Rate Agent on the second Business Day prior to such payment or, if not then available, on the basis of the most recently available Market Exchange Rate or as otherwise indicated in an applicable prospectus supplement or term sheet. Any payment made under these circumstances in U.S. dollars where the required payment is in a specified currency will not constitute a default under the Indenture with respect to the Debt Securities.

All determinations referred to above made by the Exchange Rate Agent will be at its sole discretion and will, in the absence of manifest error, be conclusive for all purposes and binding on the holders of the Foreign Currency Debt Securities.

AS INDICATED ABOVE, AN INVESTMENT IN FOREIGN CURRENCY DEBT SECURITIES OR CURRENCY INDEXED DEBT SECURITIES INVOLVES SUBSTANTIAL RISKS, AND THE EXTENT AND NATURE OF SUCH RISKS CHANGE CONTINUOUSLY. AS WITH ANY INVESTMENT IN A SECURITY, PROSPECTIVE PURCHASERS SHOULD CONSULT THEIR OWN FINANCIAL AND LEGAL ADVISORS AS TO THE RISKS ENTAILED IN AN INVESTMENT IN FOREIGN CURRENCY DEBT SECURITIES OR CURRENCY INDEXED DEBT SECURITIES. SUCH DEBT SECURITIES ARE NOT AN APPROPRIATE INVESTMENT FOR PROSPECTIVE PURCHASERS WHO ARE UNSOPHISTICATED WITH RESPECT TO FOREIGN CURRENCY MATTERS.

PLAN OF DISTRIBUTION

We may sell the offered securities:

•	through agents;

•	to or through underwriters; or

•	directly to other purchasers.

Any underwriters or agents will be identified and their discounts, commissions and other items constituting underwriters’ compensation and any securities exchanges on which the securities are listed will be described in the applicable prospectus supplement or term sheet.

We (directly or through agents) may sell, and the underwriters may resell, the offered securities in one or more transactions, including negotiated transactions, at a fixed public offering price or prices, which may be changed, or at market prices prevailing at the time of sale, at prices related to prevailing market prices or at negotiated prices.

In order to facilitate the offering of the debt securities, the underwriters or agents may engage in transactions that stabilize, maintain or otherwise affect the price of the debt securities and our common stock. These transactions may include short sales, stabilizing transactions and purchases to cover positions created by short sales. Short sales involve the sale by the underwriters or agents of a greater number of debt securities than they are required to purchase in the offering. “Covered” short sales are sales made in an amount not greater than the underwriters’ or agents’ option to purchase additional debt securities from us in the offering. The underwriters or agents may close out any covered short position by either exercising the option to purchase additional debt securities or purchasing debt securities in the open market. In determining the source of debt securities to close out the covered short position, the underwriters or agents will consider, among other things, the price of debt securities available for purchase in the open market as compared to the price at which they may purchase debt securities through the option. “Naked” short sales are sales in excess of the option. The underwriters or agents must close out any naked short position by purchasing debt securities in open market. A naked short position is more likely to be created if the underwriters or agents are concerned that there may be a downward pressure on the price of the debt securities in the open market after pricing that could adversely affect investors who purchase in the offering. Stabilizing transactions consist of certain bids for or purchases of the debt securities made by the underwriters or agents in the open market prior to the completion of the offering. Any of these activities may stabilize or maintain the market price of the debt securities above independent market levels. The underwriters or agents are not required to engage in these activities, and may end any of these activities at any time.

In connection with the sale of offered securities, the underwriters or agents may receive compensation from us or from purchasers of the offered securities for whom they may act as agents. The underwriters may sell offered securities to or through dealers, who may also receive compensation from purchasers of the offered securities for whom they may act as agents. Compensation may be in the form of discounts, concessions or commissions. Underwriters, dealers and agents that participate in the distribution of the offered securities may be underwriters as defined in the Securities Act of 1933 (the “Act”), and any discounts or commissions received by them from us and any profit on the resale of the offered securities by them may be treated as underwriting discounts and commissions under the Act.

We will indemnify the underwriters and agents against certain civil liabilities, including liabilities under the Act, or contribute to payments they may be required to make in respect of such liabilities.

Underwriters, dealers and agents may engage in transactions with, or perform services for, us or our affiliates in the ordinary course of their businesses.

If so indicated in the prospectus supplement or term sheet relating to a particular series or issue of offered securities, we will authorize underwriters, dealers or agents to solicit offers by certain institutions to purchase the offered securities from us under delayed delivery contracts providing for payment and delivery at a future date. These contracts will be subject only to those conditions set forth in the prospectus supplement or term sheet, and the prospectus supplement or term sheet will set forth the commission payable for solicitation of these contracts.

LEGAL MATTERS

The validity of the Holdings and AAM Inc. securities will be passed upon for us by Shearman & Sterling LLP, 599 Lexington Avenue, New York, New York 10022. Richard G. Raymond, who is General Counsel of Holdings and AAM Inc., will give us an opinion about the validity of the guarantees by the Subsidiary Guarantors. Mr. Raymond owns Holdings common stock and options to purchase shares of Holdings common stock.

EXPERTS

The financial statements, and the related financial statement schedule, incorporated in this prospectus by reference from Holdings’ Annual Report on Form 10-K for the fiscal year ended December 31, 2010, and the effectiveness of Holdings’ internal control over financial reporting have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their report which is incorporated herein by reference. Such financial statements and financial statement schedule have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.